CAPITAL CONTRIBUTION AGREEMENT
                         ------------------------------

         THIS CAPITAL CONTRIBUTION AGREEMENT (the "Agreement") is entered into and effective as of June 18, 1998, by and among Electropharmacology, Inc., a Delaware corporation ("EPi" or the "Company"), EPi Sub Inc., a Delaware corporation ("EPi Sub"), Gemini Biotech L.P., a Texas Partnership ("Gemini"), Krishna Jayaraman and Shashikala Jayaraman (collectively, the "Jayaramans") and Gemini Biotech Inc., a Texas corporation ("GBI").

                                   WITNESSETH

         WHEREAS, EPi is a reporting company under the Exchange Act engaged in the development of novel medical applications of pulsed electromagnetic signals and the manufacturing and marketing of pulsed electromagnetic stimulation devices for the palliation of treatment of pain and edema in superficial soft tissues;

         WHEREAS, Gemini is engaged in the development and commercialization of biomedical and research technologies, including a novel class of nucleoside analogs (phosphazoles), novel techniques for altering DNA binding and the synthesis of novel oligonucleotides, peptides and other biologically important molecules, and has the capacity to manufacture chemical reagents useful in research and offers the service of producing reagents for the research market as well as for fulfilling its own research needs;

         WHEREAS, EPi has entered into a certain Asset Purchase Agreement with ADM Tronics Unlimited, Inc. and AA Northvale Medical Associates, Inc. ("AA Northvale"), dated May 27, 1998 (the "Asset Purchase Agreement"), pursuant to which, inter alia, EPi will assign certain of its assets to AA Northvale (the "Assigned Assets") and AA Northvale will assume certain liabilities of EPi (the "Assumed Liabilities"), such Assigned Assets and Assumed Liabilities being the assets and liabilities of EPi relating to the manufacturing and marketing of electromagnetic stimulation devices for the palliation of treatment of pain and edema in superficial soft tissues;

         WHEREAS, EPi and EPi Sub have entered into a capital contribution agreement dated June 18, 1998 (the "EPi Sub Capital Contribution Agreement"), pursuant to which EPi will contribute all of its assets (other than the Assigned Assets) and all of its liabilities (other than the Assumed Liabilities) to EPi Sub in exchange for One Hundred shares of common stock, $.01 par value, of EPi Sub.

         WHEREAS, EPi and EPi Sub have entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") with HealthTech Development Inc., a Texas corporation ("HTD") date June 11, 1998, pursuant to which HTD will merge with and into a EPi Sub Inc. and the shareholders of HTD will receive shares of EPi Common Stock (the "Merger"); and

         WHEREAS, EPi Sub and Gemini desire to form a Partnership under the laws of the State of Delaware to be called Health Technologies L.P. (the "Partnership") in accordance with the terms and conditions set forth in the Partnership Agreement and to provide for their respective capital contributions to the Partnership on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

         1.1.     "AA Northvale" has the meaning set forth in the Recitals.

         1.2. "Agreement" means this Agreement and the Exhibits and Schedules hereto and the certificates delivered in connection herewith, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         1.3. "Asset Purchase Agreement" has the meaning set forth in the Recitals.

         1.4. "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including, without limitation the goodwill related thereto, operated, owned or leased by or in the possession of such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property including, without limitation, the goodwill related thereto.

         1.5.     "Assigned Assets" has the meaning set forth in the Recitals.

         1.6. "Assigned Licenses" means collectively, the Gemini Assigned Licenses and the EPi Assigned Licenses.

         1.7. "Assumed Liabilities" has the meaning set forth in the Recitals.

         1.8. "Books and Records" means all files, documents, instruments, papers, books and records relating to the Condition of a Person, including without limitation financial statements, tax returns and related work papers and letters from accountants or auditors, budgets, data bases, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer and supplier lists, computer files and programs (including source codes), retrieval programs, operating data and plans and environmental studies and plans.

         1.9.     "Closing" has the meaning set forth in Section 3.1.

         1.10.    "Closing Date" has the meaning set forth in Section 3.1.

         1.11. "Condition" as it relates to any Person or business, means the condition (financial or otherwise), results of operations, Assets and Properties and prospects of such Person.

         1.12. "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         1.13. "Contributed Assets" means collectively, the Gemini Contributed Assets and the EPi Contributed Assets.

         1.14. "Contribution" means the contribution of the Gemini Contributed Assets and the contribution of the EPi Contributed Assets as provided herein.

         1.15.    "Earn-Out Partnership Units" has the meaning set forth in
                  Section 4.1.

         1.16. "Employment Agreement" means the employment agreement to be entered into between Krishna Jayaraman and either the Partnership, EPi or EPi Sub, in substantially the form of
                  Exhibit 1.16 hereto.

         1.17.    "EPi" means Electropharmacology, Inc., a Delaware corporation.

         1.18. "EPi Common Stock" means the $.01 par value common stock of EPi.

         1.19.    "EPi Contributed Assets" has the meaning set forth in
                  Section 2.2.

         1.20.    "EPi Sub" means EPi Sub Inc., a Delaware corporation.

         1.21. "EPi Sub Capital Contribution Agreement" has the meaning set forth in the Recitals.

         1.22. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.23. "Exchange Agreement" means the Unit Exchange Agreement to be entered into by Gemini, EPi and the Partnership, substantially in the form of Exhibit 1.23 hereto.

         1.24. "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         1.25. "GBI" means Delargen Corporation, a Texas corporation doing business as Gemini Biotech Inc.

         1.25a. "Gemini Operations" means the continuing business using the Gemini Contributed Assets contributed pursuant to this Agreement and operated by the Partnership under the direction of Dr. Krishna Jayaraman or a qualified successor in responsibility for the continuation of the business.

         1.26.    "Gemini" means Gemini Biotech L.P., a Texas Partnership.

         1.27.    "Gemini Contributed Assets" has the meaning set forth in
                  Section 2.1.

         1.28. "Gemini Partnership Units" means the Initial Gemini Partnership Units and the Earn-Out Partnership Units.

         1.29.    "HTD" has the meaning set forth in the Recitals.

         1.30. "Initial Gemini Partnership Units" has the meaning set forth in Section 3.6.

         1.31. "Intellectual Property" means, without duplication, all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), confidential and proprietary information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, including, without limitation, all unregistered Intellectual Property rights and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

         1.32. "Jayaramans" means collectively, Krishna Jayaraman and Shashikala Jayaraman.

         1.33. "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any governmental or regulatory authority.

         1.34.    "Leases" means collectively, the Gemini Leases and the EPi
                  Leases.

         1.35.    "Lender" means Benefit Life Insurance Company.

         1.36. "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any governmental or regulatory authority.

         1.37. "Liens" means any mortgage, deed of trust, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         1.38. "Master Agreement" means the master agreement to be executed by EPi, EPi Sub, Gemini, GBI, the Jayaramans, certain stockholders of EPi and certain stockholders of HTD, which agreement shall be substantially in the form of Exhibit 1.38 hereto.

         1.39.    "Merger" has the meaning set forth in the Recitals.

         1.40.    "Merger Agreement" has the meaning set forth in the Recitals.

         1.41. "New Sen Employment Agreement" means the employment agreement between Arup Sen and EPi, substantially in the form of Exhibit
                  1.41 attached hereto.

         1.42. "Note" means the Note dated June 24, 1997 owing by Gemini to the Lender.

         1.43. "Old Sen Employment Agreement" means the employment agreement between Arup Sen and EPi, a copy of which is attached hereto as Exhibit 1.43.

         1.44. "Order" means any writ, judgment, decree, injunction or similar order of any governmental or regulatory authority (in each such case whether preliminary or final).

         1.45. "Other Contracts" means collectively, the Other Gemini Contracts and the Other EPi Contracts.

         1.46. "Other Reorganization Transactions" means collectively, the transactions contemplated by the Asset Purchase Agreement, the EPi Sub Capital Contribution Agreement and the transactions contemplated by Sections 4.5 and 4.6.

         1.47.    "Partnership" has the meaning set forth in the Recitals.

         1.48. "Partnership Agreement" means the Agreement of Partnership of the Partnership, which shall be substantially in the form of
                  Exhibit 1.48 hereto.

         1.49. "Partnership Units" has the meaning set forth in the Partnership Agreement.

         1.50. "Person" means any natural person, corporation, limited liability company, general partnership, Partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority. and also includes a division of any other Person.

         1.51.    "Permitted Liens" has the meaning set forth in Section __.

         1.52. "Registration Rights Agreement" means the Registration Rights Agreement attached to the Master Agreement as Exhibit __ thereto, which shall be substantially in the form of Exhibit
                  1.38 hereto.

         1.53.    "Securities Act" means the Securities Act of 1933, as amended.

1A       NOTE.

Notwithstanding anything herein to the contrary, it is the intent of the parties that they not be bound hereunder until and unless the Lender consents to the transactions contemplated by this Agreement or substitute financing for the Note is arranged on terms and conditions satisfactory to the parties acting reasonably. Furthermore, nothing herein contained shall be construed as the commission of any act or the creation of any rights that would be deemed to be a breach or default under the Note.

2.       CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES

         2.1. Subject to and upon the terms and conditions set forth in this Agreement, Gemini will transfer, convey, assign and deliver to the Partnership and the Partnership will accept, at the Closing, all of Gemini's right, title and interest in and to the following properties (collectively, the "Gemini Contributed Assets"):

                  2.1.1. all of the accounts receivable of Gemini as at the Closing Date (the "Gemini Accounts Receivable");

                  2.1.2. all of the inventory of finished goods, work in process, raw materials, and supplies of Gemini as at the Closing Date (the "Gemini Inventory");

                  2.1.3. all real property leases to which Gemini is a party as at the Closing Date (the "Gemini Leases");

                  2.1.4. all machinery, equipment, furniture, fixtures, tools, leasehold improvements, telephone systems, computer systems and other fixed assets that are owned by Gemini as at the Closing Date (the "Gemini Equipment");

                  2.1.5. all vehicles owned by Gemini as at the Closing Date (the "Gemini Vehicles");

                  2.1.6. all of the Intellectual Property that is owned or licensed by Gemini as at the Closing Date (the "Gemini Intellectual Property");

                  2.1.7. all customer orders of Gemini as at the Closing Date (the "Gemini Customer Orders");

                  2.1.8. all orders for supplies and services of Gemini as at the Closing Date (the "Gemini Purchase Orders");

                  2.1.9. all Licenses of Gemini that are assignable to the Partnership (the "Gemini Assigned Licenses");

                  2.1.10. all Contracts to which Gemini is a party and not otherwise described in this Section 2.1 (the "Other Gemini Contracts");

                  2.1.11. all Books and Records of Gemini (the "Gemini Books and Records"); and

                  2.1.12. all other Assets and Properties of any kind of Gemini, including without limitation, packing materials, goodwill, unemployment tax reserves, the telephone numbers of Gemini, the telecopy numbers of Gemini, and all rights and claims against third parties with respect to the Gemini Contributed Assets, including all rights under warranties.

         2.2. Subject to and upon the terms and conditions set forth in this Agreement, EPi Sub will transfer, convey, assign and deliver to the Partnership and the Partnership will accept, at the Closing, all of EPi Sub's right, title and interest in and to the following properties (collectively, the "EPi Contributed Assets"):

                  2.2.1. all of the accounts receivable of EPi Sub as at the Closing Date (the "EPi Accounts Receivable");

                  2.2.2. all of the inventory of finished goods, work in process, raw materials, and supplies of EPi Sub as at the Closing Date (the "EPi Inventory");

                  2.2.3. all real property leases to which EPi Sub is a party as at the Closing Date (the "EPi Leases");

                  2.2.4. all machinery, equipment, furniture, fixtures, tools, leasehold improvements, telephone systems, computer systems and other fixed assets that are owned by EPi Sub as at the Closing Date (the "EPi Equipment");

                  2.2.5.   all vehicles owned by EPi Sub (the "EPi Vehicles");

                  2.2.6. all of the Intellectual Property that is owned or licensed by EPi Sub as at the Closing Date (the "EPi Intellectual Property");

                  2.2.7. all customer orders of EPi Sub as at the Closing Date (the "EPi Customer Orders");

                  2.2.8. all orders for supplies and services of EPi Sub as at the Closing Date (the "EPi Purchase Orders");

                  2.2.9. all Licenses of EPi Sub that are assignable to the Partnership as at the Closing Date (the "EPi Assigned Licenses");

                  2.2.10. all Contracts to which EPi Sub is a party and not otherwise described in this Section 2.2 (the "Other EPi Contracts");

                  2.2.11. all Books and Records of EPi Sub (the "EPi Books and Records"); and

                  2.2.12. all other Assets and Properties of any kind of EPi Sub, including without limitation, packing materials, goodwill, unemployment tax reserves, the telephone numbers of EPi Sub, the telecopy numbers of EPi Sub, and all rights and claims against third parties with respect to the EPi Contributed Assets, including all rights under warranties.

         2.3. The Contributed Assets shall be conveyed to the Partnership free and clear of all Liens (other than Permitted Liens) such that after such conveyance, the Partnership shall have good and marketable title thereto, free and clear of all Liens (other than Permitted Liens).

         2.4. The Partnership shall assume (i) all of the Liabilities of Gemini set forth on Schedule 2.4A or otherwise incurred by Gemini in the ordinary course of business consistent with past practice and (ii) all of the Liabilities of EPi and EPi Sub set forth on Schedule 2.4B or otherwise incurred by EPi or EPi Sub in the ordinary course of business consistent with past practice.

3.       CLOSING

         3.1. The closing of the contribution of the Contributed Assets (the "Closing") shall take place at the offices of the Partnership promptly after all of the conditions precedent to Closing set forth in Article VII have been satisfied or have been waived, provided that it is intended that the certain transactions contemplated by this Agreement shall be consummated immediately subsequent to the effectiveness of the Merger as set out in the Master Agreement. The day on which the Closing occurs is referred to as the "Closing Date".

         3.2.     At the Closing, Gemini shall deliver to the Partnership:

                  3.2.1. a bill of sale in the form of Schedule 3.2.1, duly executed by Gemini;

                  3.2.2. title to the Gemini Vehicles, duly endorsed by Gemini;

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
                  3.2.3. a trademark assignment in the form of Schedule 3.2.3, duly executed by Gemini (the "Gemini Trademark Assignment");

                  3.2.4. a patent assignment in the form of Schedule 3.2.4, duly executed by Gemini (the "Gemini Patent Assignment");

                  3.2.5. the Books and Records, which shall be delivered constructively;

                  3.2.6. assignments of the Gemini Leases duly executed by Gemini and the landlords with respect to such Gemini Leases;

                  3.2.7. assignments of the Gemini Assigned Licenses and the Other Gemini Contracts, duly executed by Gemini and the other parties thereto;

                  3.2.8. such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Partnership's counsel, as shall be required to vest in the Partnership good and marketable title to the Gemini Contributed Assets free and clear of all Liens other than the Permitted Liens.

                  3.2.9. the Employment Agreement, duly executed by Krishna Jayaraman;

                  3.2.10.  a closing certificate in the form of Schedule 3.2.10;

                  3.2.11.  a legal opinion of counsel to Gemini in the form of
                           Schedule 3.2.11; and

                  3.2.12. all other documents required to be delivered to the Partnership under the provisions of this Agreement.

         3.3.     At the Closing, EPi Sub shall deliver to the Partnership:

                  3.3.1. a bill of sale in the form of Schedule 3.3.1, duly executed by EPi Sub;

                  3.3.2.   title to the EPi Vehicles, duly endorsed by EPi Sub;

                  3.3.3. a trademark assignment in the form of Schedule 3.3.3, duly executed by EPi Sub (the "EPi Trademark Assignment");

                  3.3.4. a patent assignment in the form of Schedule 3.3.4, duly executed by EPi Sub (the "EPi Patent Assignment");

                  3.3.5. the EPi Books and Records, which shall be delivered constructively;

                  3.3.6. assignments of the EPi Leases duly executed by EPi and the landlords with respect to such EPi Leases;

                  3.3.7. assignments of the EPi Assigned Licenses and the Other EPi Contracts, duly executed by EPi Sub and the other parties thereto;

                  3.3.8. such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Partnership's counsel, as shall be required to vest in the Partnership good and marketable title to the EPi Contributed Assets free and clear of all Liens other than the Permitted Liens.

                  3.3.9.   a closing certificate in the form of Schedule 3.3.9;

                  3.3.10.  a legal opinion of counsel to EPi Sub in the form of
                           Schedule 3.3.10; and

                  3.3.11. all other documents required to be delivered to the Partnership under the provisions of this Agreement.

         3.4. At the Closing, Gemini and EPi Sub shall each execute and deliver to each other the Partnership Agreement.

         3.5. At the Closing, Gemini, EPi, and the Partnership shall each executed and deliver to each other the Exchange Agreement.

         3.6. At the Closing, the Partnership shall deliver to Gemini (i) a certificate evidencing the ownership of six million Partnership Units (the "Initial Gemini Partnership Units") and
                  (ii) the Employment Agreement, duly executed by the Partnership, EPi Sub or EPi, as applicable;

         3.7. At the Closing, the Partnership shall deliver to EPi Sub a certificate evidencing the ownership of such number of Partnership Units as is equal to the total number of shares of EPi Common Stock issued and outstanding on the Closing Date, including shares of EPi Common Stock issued pursuant to the Merger and the transactions contemplated by Sections 4.5 and 4.6.

         3.8. To the extent that any Lease, Assigned License or Other Contract is not assignable or transferable without the consent or waiver of the other party thereto or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any Law or Order, this Agreement shall not constitute an assignment or transfer, or an attempted assignment or transfer thereof until such consent or waiver has been obtained. In such case, Gemini or EPi Sub, as the case may be, shall use its reasonable efforts, and the other parties shall reasonably cooperate therewith, to obtain such consents and waivers. To the extent that any such consent or waiver is not obtained, Gemini or EPi Sub, as the case may be, shall (A) provide to the Partnership the benefits of any such Lease, Assigned License or Other Contract; (B) cooperate in any reasonable and lawful arrangement requested by the Partnership designed to provide such benefits to the Partnership; and (C) at the request of the Partnership, enforce for the account of the Partnership, at the Partnership's expense, any right arising from any such Lease, Assigned License or Other Contract against the other party or parties thereto (including the right to elect to terminate in accordance with the terms thereof on the advice of the Partnership). To the extent that the Partnership is provided the benefits pursuant to this Section 3.8 of any such Lease, Assigned License or Other Contract, the Partnership shall perform for the benefit of the other party or parties thereto, the obligations of Gemini or EPi Sub, as the case may be, thereunder or in connection therewith, but only to the extent that (i) such performance would not result in any default thereunder or in connection therewith and (ii) such obligations would have been assumed pursuant to Section 2.4, but for the nonassignability or nontransferability thereof. The provisions of this Section 3.8 shall not affect any party's right not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder set forth in Article VII has not been fulfilled.

         3.9. At any time and from time to time after the Closing, at the Partnership's request and without further consideration, Gemini and EPi Sub each will execute and deliver such other instruments of transfer, conveyance, assignment and confirmation and take such other actions as the Partnership may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Partnership, and to confirm the Partnership's title to, all of the Gemini Contributed Assets and EPi Contributed Assets, respectively, to put the Partnership in actual possession and operating control thereof and to assist the Partnership in exercising all rights with respect thereto.

         3.10. At the Closing, all documents delivered by Gemini shall be reasonably satisfactory in form and content to EPi and its legal counsel and all documents delivered by EPi Sub shall be reasonably satisfactory, in form and content, to Gemini and its legal counsel.

4. EARN-OUT PARTNERSHIP UNITS, EXCHANGE AGREEMENT, SECURITIES ACT PROVISIONS AND ADDITIONAL MATTERS CONCERNING CAPITALIZATION OF EPi

         4.1. In addition to the Partnership Units to be issued to Gemini pursuant to Section 3.6, Gemini shall be entitled to receive additional Partnership Units as follows (the "Earn-Out Partnership Units"):

                           4.1.1 If both (i) the net revenues (gross revenues from sales to persons and entities not affiliates of Gemini or the Gemini Group or their affiliates minus returns) from Gemini Operations' sales of oligonucleotides, peptides and other molecular biology reagents for the 10th, 11th and 12th calendar months commencing after the Effective Date exceeds one of the thresholds set forth below; and (ii) the net pretax profit from such net revenues exceeds one of the thresholds set forth below (net revenues and pretax profit being determined in accordance with generally accepted accounting principles), the Gemini Group shall be issued the number of additional Earn Out Units set forth below for the highest minimum net revenues threshold met:

                                           Minimum             Minimum Net            Number of
                                        Net Revenues          Pretax Profit         Earn Out Units
                                        ------------          -------------         --------------
                                        $    750,000          None Required           250,000
                                           1,000,000              5%                  250,000
                                           1,250,000              5%                  250,000
                                           1,500,000              5%                  250,000
                                                                                   ----------
                                                                                    1,000,000

                                      Provided, however, that the number of
                                      additional Earn Out Units shall be
                                      reduced to a number obtained by
                                      multiplying the unit numbers set forth
                                      above by a factor equal to the price of
                                      the Company's Common Stock at the time
                                      when such thresholds are achieved divided into the price of the Company's Common Stock on the Closing Date, provided further that such reduction in the number of shares of the Company's Common Stock to be issued will occur if and only if the Company's Common Stock price is at or above $1.00 per share at the time when the additional Earn Out Units are due to be issued.

                           4.1.2 250,000 Earn Out Partnership Units (not subject to reduction by the preceding formula) upon the execution of a license agreement by Gemini or the Partnership for a technology or product developed pursuant to the agreement between Gemini and the Shemyakin Institute of Moscow, if such license agreement is executed within twelve (12) months from the Closing Date; and

                           4.1.3      400,000 Earn Out Units (or 800,000 Earn
                                      Out Units, if both are successful), not
                                      subject to reduction by the preceding
                                      formula, for each of two Phase II SBIR
                                      grants from the U.S. Government for a
                                      current Gemini project if such grant is
                                      awarded on or before December 31, 1999.

         4.2. The Gemini Partnership Units shall be exchangeable for EPi Common Stock in accordance with the terms and conditions of the Exchange Agreement. All Partnership Units and Earn Out Units issued pursuant to this Article 4.1 shall be issued to the Gemini Group, Krishna Jayaraman and Shashikala Jayaraman as joint tenants with right of survivorship and not as tenants in common.

         4.3. The Gemini Partnership Units shall not be registered under the Securities Act or any state securities laws and all such Gemini Partnership Units will be subject to restrictions on transfer as set forth in the Partnership Agreement and will be legended as provided on Exhibit 4.3.

         4.4. EPi shall use its reasonable best efforts to effect the registration of the shares of EPi Common Stock into which the Gemini Partnership Units are exchangeable in accordance with the terms and conditions of the Registration Rights Agreement.

         4.5 As of the Closing Date, (i) the shares of EPi preferred stock, par value $0.01 per share, of EPi ("EPi Preferred Stock"), issued and outstanding, and (ii) any and all of warrants to purchase shares of EPi Common Stock issued to Norton Herrick and outstanding as of the date hereof (the "Herrick EPi Warrants"), shall be automatically converted without further action on the part of the holders thereof into an aggregate of 1,575,000 shares of EPi Common Stock. Each outstanding certificate evidencing EPi Preferred Stock and the Herrick EPi Warrants not surrendered on the effective date of the Merger will as of the Effective Time of the Merger be deemed for all purposes to be canceled and no longer represent shares of EPi Preferred Stock or warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the shares of EPi Preferred Stock and the Herrick EPi Warrants will be converted pursuant to this
                   Section 4.5.

         4.6 As of the Closing Date, the warrants to purchase shares of EPi Common Stock identified on Schedule 4.6 hereto (the "Other EPi Warrants"), shall be automatically converted without further action on the part of the holders thereof into an aggregate of 297,000 shares of EPi Common Stock in the respective aggregate amounts indicated on Schedule 4.6 hereto. Each outstanding certificate evidencing Other EPi Warrants not surrendered on the effective date of the Merger will as of the Effective Time of the Merger be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Other EPi Warrants will be converted pursuant to this Section 4.6 and as indicated on
                   Schedule 4.6 hereto.

5.       REPRESENTATIONS AND WARRANTIES

         5.1. General. The parties make the representations and warranties to each other which are set forth in this Article 5. No specific representation or warranty will limit the generality or applicability of a more general representation or warranty. Except as otherwise indicated, representations and warranties of the parties are initially made as of the date hereof and will be true and correct as of the Effective Date.

         5.2 Representations and Warranties of EPi and EPi Sub. To induce Gemini, Jayaramans and GBI (collectively, the "Gemini Group") to enter into this Agreement and to perform their obligations hereunder, and with full knowledge that the Gemini Group will rely thereon, each of EPi and EPi Sub represents and warrants the truth, accuracy, and completeness of the following, subject only to the exceptions expressly and specifically set forth in the schedules designated in this Section 5.2 and attached hereto (collectively, the "EPi Disclosure Schedules") and the Other Reorganization Transactions:

                  (a) Organization. Each of EPi and EPi Sub is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Power and Authority. Each of EPi and EPi has full corporate power and authority to execute and deliver this Agreement and the other agreements referenced herein to which EPi or EPi Sub is a party, and to consummate this Agreement and the other agreements contemplated hereby and thereby. The execution and delivery by EPi and EPi Sub of this Agreement and the other agreements referenced herein to which EPi or EPi Sub is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by EPi's and EPi Sub's Board of Directors, and, no other corporate actions on the part of EPi or EPi Sub are required to authorize the execution and delivery of this Agreement, the other agreements referenced herein to which EPi or EPi Sub is a party, or the consummation of the transactions contemplated hereby or thereby.

                  (c) Enforceability. This Agreement and each of the other agreements referenced herein to which EPi or EPi Sub is a party have been duly executed and delivered by EPi and EPi Sub and constitute legal, valid and binding obligations of EPi or EPi Sub, as the case may be and enforceable against EPi or EPi Sub in accordance with their respective terms.

                  (d) EPi's Common Stock. EPi's Common Stock, when issued pursuant to the Exchange Agreement will be duly authorized, validly issued, fully paid and non-assessable.

                   (e) Conflicts; Consents. Except as disclosed in Schedule 5.2(e), neither the execution and delivery by EPi or EPi Sub of this Agreement or any of the other agreements referenced herein to which EPi or EPi Sub is a party, nor the approval or consummation of the transactions contemplated hereby or thereby, nor the issuance and delivery of the EPi Common Stock, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both) (i) the Certificate of Incorporation or the By-laws, and any amendment thereto, of EPi or EPi Sub; (ii) any license, instrument, contract or agreement to which EPi or EPi Sub is a party or by which EPi or EPi Sub or any of its assets are bound; or (iii) any law, order, rule, regulation, writ, injunction or decree of any court or other governmental body that is applicable to EPi or EPi Sub or any of its assets. Neither the execution and delivery by EPi or EPi Sub of this Agreement or any of the other agreements referenced herein to which EPi or EPi Sub is a party, nor the consummation of the transactions contemplated hereby or thereby, will require any consent, permit, license or approval of (other than by the respective Board of Directors), or any filing with, any governmental or private entity, body, or other person, firm or other entity, except for (A) the filing of the Registration Statement (as defined in the Registration Rights Agreement)and applicable amendments thereto with the SEC; (B) the filing of applicable state securities documents; and (C) the eligibility of the EPi Common Stock for quotation on the Nasdaq Small Cap Market.

                   (f) Capital Stock. EPi has authorized capital stock consisting of 40,000,000 shares, of which 30,000,000 shares are common stock, par value $.01 per share, of which 4,132,493 shares were issued and outstanding as of April 29, 1998, and 10,000,000 shares are preferred stock, par value $.01 per share, of which 242,950 shares were issued and outstanding as of April 29, 1998. Each outstanding share of the EPi Common Stock has been validly authorized and issued, is fully paid and non-assessable and is free of preemptive rights of every nature and type. Except for the securities described on Schedule 5.2(f), there are no other authorized or outstanding securities of EPi of any class, kind or character whatsoever.

                  (g) Commission Filings. EPi has filed and made available to Gemini all forms, reports and documents filed by EPi with the SEC under the Exchange Act and the Securities Act during the one year period ending on the date hereof (collectively the "SEC Reports"). The SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act, or Securities Act, as applicable, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of EPi or the Company included in the SEC Reports (the "EPi Financial Statements") complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and were, when filed, in accordance with the books and records of EPi or the Company, were complete and accurate in all material respects, and presented fairly the consolidated financial position and the consolidated results of operations.

                   (h) Qualification. EPi and EPi Sub each has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification (all of such jurisdictions are referred to herein collectively as the "the EPi Foreign Jurisdictions") or if not so qualified, the failure to be so qualified will not result in a material adverse effect on its financial condition, business, operations or prospects. Schedule 5.2(h) hereto contains a list of EPi Foreign Jurisdictions and a list of all addresses at which EPi or EPi Sub conducts business or owns or holds assets.

                  (i)      Title; Condition and Sufficiency of Assets.
                           (i) EPi or has good and marketable title to and
                  rightful possession of all of the assets reflected in the EPi 1997 Balance Sheet, and to all of the assets acquired by either EPi, since the date of the EPi 1997 Balance Sheet (other than those assets disposed of after the date of the EPi 1997 Balance Sheet only in the ordinary course of business and not in violation of this Agreement), free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever type or nature, except: (A) liens for current taxes not yet delinquent; and (B) liens and liabilities disclosed in
                  Schedule 5.2(i) hereto. Upon consummation of the EPi Contribution Agreement, EPi Sub shall have good and marketable title to and rightful possession of all such assets (other than the "Assets"). Upon consummation of the Merger, EPi
                  Sub shall have good and marketable title to and rightful possession of all of the assets reflected in the HTD 1997 Balance Sheet (as defined in the Merger Agreement) and to all assets acquired by HTD since the date of the HTD 1997 Balance Sheet (other than those assets disposed of after the date of the HTD 1997 Balance Sheet only in the ordinary course of business and not in violation of the Merger Agreement), free and clear.

                            (ii) EPi's computer hardware, equipment and other
                  tangible personal property and assets are in good condition and repair, except for ordinary wear and tear, and are useable in the ordinary course of business. The personal property and assets shown on the latest balance sheet or acquired after the latest balance sheet date, the lease rights under the real property leases and leases of personal property and the intellectual property owned or used by EPi under valid license, collectively include all assets necessary to the conduct of EPi's business as presently conducted or currently proposed to be conducted (assuming consummation of the Other Reorganization Transactions). None of the shareholders, other employees or independent contractors of EPi, EPi Sub or their respective affiliates own any rights in any assets, real or personal, which are used by EPi or EPi Sub in its business.

                  (j) Bank Accounts. Schedule 5.2(j) hereto sets forth the name and location of each bank in which EPi or EPi Sub has an account, lock box or safe deposit box, the number of each such account or box, a description of the contents of each box, the names of all signatories to any account or box and the persons authorized to draw thereon or have access thereto. No power of attorney exists from EPi or EPi Sub except as set forth on Schedule 5.2(j).

                  (k) Real Property; Leases. A true, complete and correct list of all real property of every kind, and all interests in real property, which is owned, leased, occupied or used by EPi or EPi Sub is disclosed in Schedule 5.2(k) hereto.

                  (l) Contracts. Disclosed in Schedule 5.2(l) hereto is a true, complete and correct list of every (written or oral): (i) union, collective bargaining or similar agreement, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like; (ii) profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare (including, without limitation, retiree welfare benefit) or incentive plan or agreement maintained or sponsored by EPi or EPi Sub, or to which EPi or EPi Sub contributes; (iii) plan of EPi or EPi Sub providing for "fringe benefits" to its employees or former employees, including, but not limited to, vacation, sick leave, severance pay, medical, hospitalization, life insurance and other plans, or related benefits; (iv) employment agreement that is not terminable at will and without penalty on thirty (30) days or less prior written notice or that provides for payments upon or after termination; (v) agency, sales, brokerage, wholesaling, franchise, distributorship or similar agreement or contract; (vi) loan agreement or letter of credit; (vii) personal property lease; (viii) security or pledge agreement;
(ix) mortgage or deed of trust; (x) purchase commitment to, or contract or agreement with, any supplier; (xi) contract or agreement relating to research and development; (xii) license, authority or permit granted by EPi or EPi Sub to any person or entity; (xiii) contract or agreement to which EPi or EPi Sub is a party or by which EPi or EPi Sub or any of its assets is bound, which reasonably may be expected to involve future obligations or benefits in excess of $15,000 in any one calendar year; (xiv) contract or agreement to which EPi or EPi Sub is a party or by which EPi or EPi Sub or any of its assets is bound, which is either individually or collectively material to the financial condition, assets, business or future prospects of EPi or EPi Sub; and (xv) contract or agreement to which EPi or EPi Sub is a party, or by which EPi or EPi Sub or any of its assets is bound, regarding or pertaining to the manufacture or supply of any products or services to any customer of EPi or EPi Sub, whether an individual, corporation or other business entity. All of the foregoing are referred to in this Agreement individually as "an EPi Contract" or "an EPi Sub Contract" and collectively as "the EPi or EPi Sub Contracts." Except where the lack of effectiveness or enforceability would not result in a material adverse effect on the financial condition or results of operations of EPi or EPi Sub, each of the EPi or EPi Sub Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and will continue as such following the Closing Date and the other transactions contemplated in this Agreement. Except where such default, termination or waiver would not result in a material adverse effect on the financial condition or results of operations of EPi or EPi Sub: (1) there is not existing any default, or event or condition which, with or without the giving of notice or the passage of time, or both, would constitute an event of default, by EPi or EPi Sub or any other party thereto under any of the EPi or EPi Sub Contracts; (2) no party to any of the EPi or EPi Sub Contracts has a legal obligation (statutory or contractual) to renegotiate such contract; (3) no party to any of the EPi or EPi Sub Contracts has given any notice of default or termination, nor does EPi or EPi Sub have any reason to believe that such notice will be given; and (4) EPi and EPi Sub have not waived any material right under or with respect to any of the EPi or EPi Sub Contracts. EPi and EPi Sub do not believe, nor does it have any reason to believe, that there is a likelihood that any of the customers of or suppliers to EPi or EPi Sub will terminate its or their business relationship with EPi or EPi Sub for any reason whatsoever, including, without limitation, by reason of this Agreement and/or any change in ownership of EPi or EPi Sub. Except as provided in this Agreement or specifically disclosed on Schedule 5.2(l) hereto, there is not pending or contemplated any transactions between EPi or EPi Sub and any of its stockholders, or between EPi or EPi Sub and any of the Stockholder Affiliates. Correct and complete copies of the general forms of client engagement and services used by EPi or EPi Sub have been delivered to Gemini, the Jayaramans and GBI.

                  (m) Insurance. Schedule 5.2(m) hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past two years have been, maintained in force by or for the account of EPi or EPi Sub with respect to its business and assets (such policies are hereinafter referred to as the "EPi or EPi Sub Policies"). Each of EPi and EPi Sub has been continuously, and is presently, insured by insurers unaffiliated with EPi or EPi Sub with respect to its property and the conduct of its business in such amounts and against such risks as are adequate to protect its businesses and assets, including, without limitation, liability insurance. Except as disclosed in Schedule 5.2(m), the insurance coverage provided by EPi or EPi Sub Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby. At no time subsequent to January 1, 1995 has EPi or EPi Sub been denied insurance or indemnity bond coverage. At no time subsequent to January 1, 1995 has any insurance carrier canceled or reduced any insurance coverage for EPi or EPi Sub or given any notice or other indication of its intention to cancel or reduce any such coverage.

                  (n) Intellectual Property. To the knowledge and belief of each of EPi and EPi Sub, EPi and EPi Sub owns or holds all of the rights to use all trademarks, trade names, fictitious names, service marks, patents and copyrights that are necessary for the conduct of its business. Disclosed in Schedule 5.2(n) hereto is a true, complete and correct list of all registered trademarks, registered service marks, patents, registered copyrights and all registrations or applications with respect thereto, and all licenses or rights under the same which are presently or which have been, during the past two years, owned or used by EPi and EPi Sub (collectively, the "EPi or EPi Sub Intellectual Property"). To the knowledge and belief of EPi and EPi Sub, none of the matters covered by the EPi or EPi Sub Intellectual Property nor any of the processes used, the products made or sold, or the business practices followed by EPi or EPi Sub, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as disclosed in Schedule 5.2(n) hereto, EPi and EPi Sub are not obligated to pay any royalty or other payment with respect to any EPi or EPi Sub Intellectual Property. To the knowledge and belief of EPi and EPi Sub after due inquiry, no person or entity is producing, providing, selling or using products or services which would constitute an infringement of any of the EPi or EPi Sub Intellectual Property.

                  (o) Licenses and Permits. Schedule 5.2(o) hereto contains a true, correct and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations (collectively "EPi or EPi Sub Licenses") applied for, issued to, or owned, held or used by EPi or EPi Sub EPi and EPi Sub each has all Licenses necessary for the conduct of its business and the ownership and use of its assets, properties, the premises occupied by it and the conduct of its business plans as presently contemplated, except where the failure to have any such Licenses would not result in a material adverse effect on the financial condition or results of operations of EPi or EPi Sub, and such licenses are in full force and effect. Except as disclosed in Schedule 5.2(o), there are no violations by EPi or EPi Sub of, or any claims or proceedings, pending or, to the knowledge of EPi or EPi Sub, threatened, challenging the validity of or seeking to discontinue any of the EPi or EPi Sub licenses.

                  (p) Taxes. Except as disclosed on Schedule 5.2(p), all federal, state, county, local, foreign, and other taxes, including, without limitation, income, excise, payroll, sales, use, unemployment, social security, occupation, franchise, property, and other taxes, duties or charges (collectively, "Taxes") levied, assessed, or imposed upon each of EPi and EPi Sub or its business, assets or properties have been duly and fully paid or have been adequately provided for on the EPi Financial Statements or EPi or EPi Sub's Financial Statements. In addition, except as disclosed on Schedule 5.2(p), all filings, returns and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by EPi or EPi Sub on or prior to the date hereof have been duly and timely filed. Except as disclosed on Schedule 5.2(p), there are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending, or to the knowledge and belief of EPi and EPi Sub after due inquiry threatened, against EPi or EPi Sub with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

                  (q) Labor Disputes; Unfair Labor Practices. To the knowledge of EPi and EPi Sub, no key employee or group of employees has any plans to terminate their employment with EPi or EPi Sub generally or as a result of the transactions contemplated hereby or otherwise. EPi or EPi Sub is a party to or bound by any collective bargaining agreement, and neither EPi nor EPi Sub has experienced any strikes, grievances, other collective bargaining disputes . Except as disclosed in Schedule 5.2(q) hereto, there is no pending or, to the knowledge and belief of EPi or EPi Sub after due inquiry, threatened labor dispute, grievance, strike or work stoppage involving any of the employees of EPi or EPi Sub which affects or which may affect the financial condition or results of operations, assets or prospects of EPi or EPi Sub. There is no pending or, to the knowledge and belief of EPi or EPi Sub after due inquiry, threatened charge or complaint against or involving EPi or EPi Sub or any of its officers or employees by the National Labor Relations Board, the Occupational Health and Safety Administration, the Department of Labor, or any similar federal, state or local board or agency, or any representative thereof. There are no unfair employment or labor practice charges or complaints presently pending or, to the knowledge and belief of EPi or EPi Sub after due inquiry, threatened by or on behalf of any employee of EPi or EPi Sub.

         EPi and EPi Sub have materially complied with all applicable laws relating to labor, including, without limitation, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual for the same and all taxes, insurance and all other costs and expenses applicable thereto, and neither EPi nor EPi Sub is liable for any arrearage, or any taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, neither EPi or EPi Sub has incurred a violation of Part 6 of Subtitle B of Title I of ERISA ("COBRA") or other applicable state insurance continuation law. No material COBRA or other state insurance continuation law violation exists or will exist with respect to any employees of EPi or EPi Sub prior to and including the Closing Date, nor will any such violation occur as a result of the transactions contemplated hereby. As of the Closing Date, EPi and EPi Sub will not be, nor has EPi or EPi Sub ever been, an enterprise subject to the Workers Adjustment Retaining and Notification Act ("WARN") and EPi and EPi Sub have not incur, nor will EPi or EPi Sub ever, material liabilities, penalties or other charges under WARN.

         Except as disclosed in Schedule 5.2(q), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause EPi or EPi Sub to be in breach of any agreement with any employee, contractor or consultant or cause EPi or EPi Sub to be liable to pay any severance or other amount to any employee, contract or consultant of EPi or EPi Sub.

                  (r) Financial Statements of EPi. EPi has previously delivered to the Gemini Group true, complete and correct copies of the following financial statements of EPi (the "EPi Financial Statements"): (i) audited balance sheet as of December 31, 1996 and related notes thereto (the "EPi 1996 Balance Sheet");
(ii) audited statement of operations for the two years ended December 31, 1996 and 1995, and related notes thereto (the "EPi 1996 P&L"); (iii) audited balance sheet as of December 31, 1997 (the "EPi 1997 Balance Sheet"); and (iv) audited statement of operations for the two years ended December 31, 1997 and 1996, and related notes thereto (the "EPi 1997 P&L"). The EPi Financial Statements have been prepared from the books and records of EPi in accordance with generally accepted accounting principles, applied on a basis consistent with prior periods. Each of the EPi 1997 Balance Sheet and EPi 1996 Balance Sheet fairly presents the financial condition of EPi as of the respective dates thereof. Each of the EPi 1997 P&L and EPi 1996 P&L fairly presents the results of the operations of EPi for the respective periods then ended. The EPi Financial Statements are attached as Schedule 5.2 (r) hereto.

                  (s) Books and Records. The books and records of each of EPi and EPi Sub with respect to its assets, businesses, operations, properties and prospects have been maintained in accordance with generally accepted accounting principles and in the usual, regular and ordinary manner, and all entries with respect thereto have been made and all transactions have been properly accounted for. All applicable corporate and other laws relating to the maintenance of such books and records have been complied with by EPi and EPi Sub, except where the failure to comply with such laws would not result in a material adverse effect on the financial condition or results of operations of EPi or EPi Sub.

                  (t) Liabilities. Except as either fully disclosed in Schedule 5.2(t) hereto, or fully and properly reflected on or reserved for in the EPi 1997 Balance Sheet or incurred by EPi or EPi Sub after the date of the EPi 1997 Balance Sheet only in the ordinary course of business, and not in violation of this Agreement, none of which are either individually or collectively material, and none of which would require accrual or disclosure under generally accepted accounting principles, neither EPi nor EPi Sub has any: (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles; or (ii) other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before December 31, 1997. Except as disclosed on Schedule 5.2(t) hereto, since December 31, 1997, EPi and EPi Sub have not incurred any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than debts, liabilities and obligations incurred in the ordinary course of business of EPi or EPi Sub, none of which are either individually or collectively material or incurred in violation of this Agreement and none of which would require accrual or disclosure under generally accepted accounting principles. Schedule 5.2(t) hereto contains a true, complete and correct list of all contracts and agreements pursuant to which EPi or EPi Sub has guaranteed or indemnified any debt, liability and obligation of any other person or entity, including, without limitation, the stockholders of EPi or EPi Sub (including, without limitation, the execution of any document obligating EPi or EPi Sub with respect to any performance or other bond), or pursuant to which EPi or EPi Sub has pledged or otherwise encumbered any of its assets (including, without limitation, any document obligating EPi or EPi Sub with respect to any performance or other bond). Except as disclosed in Schedule 5.2(t) hereto, each of EPi and EPi Sub is not indebted to any of its stockholders, nor are any of its stockholders indebted to EPi or EPi Sub, in any amount for any purpose.

         All notes and accounts receivable of EPi and EPi Sub are reflected properly on its books and records, such receivables are valid receivables subject to no set-offs or counterclaims, are current and collectible in the aggregate amount shown, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the latest balance sheet, as adjusted for operations and transactions through the Effective Date in accordance with the past custom and practice of EPi or EPi Sub. Since the most recent fiscal year end, there has not been a material adverse change in the aggregate amount of the accounts receivable of EPi or EPi Sub or the aging thereof.

                  (u) Subsequent Events. Except as set forth on Schedule 5.2(u) hereto or to be taken in connection with the Other Reorganization Transactions, since December 31, 1997 neither EPi nor EPi Sub has:

                           (i) created or suffered to exist any material liens
                  or encumbrances with respect to any of its assets which have not been discharged, other than liens for nondelinquent taxes;

                           (ii) sold or transferred any of its assets or
                  property (including, without limitation, sales and transfers to any of its stockholders), other than the sale of inventories of products of EPi or EPi Sub sold in the ordinary course of the business of EPi or EPi Sub;

                           (iii) suffered any material loss, or material
                  interruption in use, of any of its assets or properties (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                           (iv) suffered any material and adverse change in its
                  business, business activities, business prospects or financial condition, including the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between EPi or EPi Sub and any of its customers, suppliers or key employees, or client accounting for more than 10% of EPi or EPi Sub's revenues in fiscal 1997;

                           (v) written off any equipment as unusable or obsolete
                  or for any other reason;

                           (vi) waived any material rights;

                            (vii) paid any stockholder of EPi or EPi Sub or any
                  Stockholder Affiliate, except for wages paid to stockholders of EPi or EPi Sub who are also employees of EPi or EPi Sub, or been charged by any stockholder of EPi or EPi Sub or any Stockholder Affiliate for goods sold or services rendered, or paid any stockholder of EPi or EPi Sub or any Stockholder Affiliate or been charged by any stockholder of EPi or EPi Sub or any Stockholder Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                           (viii) paid, declared or set aside any dividends or
                  other distributions on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                           (ix) incurred or committed to incur any individual
                  capital expenditures in excess of $10,000 or in the aggregate in excess of $25,000;

                           (x) incurred any indebtedness for borrowed money;

                           (xi) paid any compensation or bonus to any
                  stockholder except in the ordinary course of business or increased the compensation payable to any employee except in the ordinary course of business;

                           (xii) except for fees paid to or incurred with EPi's
                  or EPi Sub's accountants and attorneys, paid or incurred any management, consulting or other professional fees;

                           (xiii) hired any employee for an annual salary in
                  excess of $35,000 other than employees identified on Schedule 5.2(u) hereto;

                           (xiv)made any change in its Certificate of
                  Incorporation or By-laws;

                           (xv) merged or consolidated or agreed to merge or
                  consolidate with or into any other Person, other than pursuant to this Agreement; and

                           (xvi) without limitation by the enumeration of any of
                  the foregoing, entered into any material transaction other than in the usual and ordinary course of business (the foregoing representation and warranty will not be deemed to be breached by virtue of the entry by EPi or EPi Sub into this Agreement or EPi or EPi Sub consummating the Other Reorganization Transactions).

                  (v) ERISA. EPi and EPi Sub do not maintain, administer or contribute to, and did not at any time during the past three years maintain, administer or contribute to, any (A) employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA); (B) employee welfare benefit plan (as defined in
Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement.

                  (w) Employees and Consultants. Schedule 5.2(w) hereto contains a true and complete list of all of the employees of EPi and EPi Sub and such list correctly reflects their salaries, hourly wages, other compensation (other than benefits under EPi Employee Benefit Plans, EPi Pension Plans, or EPi Welfare Plans), dates of employment and titles. Except as disclosed in Schedule 5.2(w) hereto, there are no oral or written agreements or other arrangements with respect to employees or consultants to which EPi or EPi Sub is a party or by which EPi or EPi Sub is bound. Except for claims that may arise pursuant to any law, order, rule, regulation, writ, injunction or decree relating to discrimination on the basis of age, sex, race, disability or religion, or as disclosed on Schedule 5.2(w), the employment of each employee of EPi and EPi Sub is terminable at will, such that EPi and EPi Sub may lawfully terminate their employment at any time, with or without cause, without creating any material cause of action against EPi or EPi Sub or otherwise giving rise to any material liability of the EPi or EPi Sub for wrongful discharge, breach of contract or tort. Except as disclosed in Schedule 5.2(w) hereto, EPi and EPi Sub do not owe any past or present employee any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay and sick leave rights. All of the employees of EPi or EPi Sub are subject to noncompete/nonsolicitation covenants in favor of EPi. No payments of either cash or other consideration have been made to any person by EPi or EPi Sub, or to the knowledge of EPi or EPi Sub, on behalf of EPi or EPi Sub by any agent, employee, officer, director, stockholders or other person, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over EPi or EPi Sub.

                  (x) Litigation. Except as disclosed in Schedule 5.2(x) hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or investigations or inquiries before any commission or other governmental or administrative authority, pending or, to the knowledge and belief of EPi or EPi Sub after due inquiry, threatened, against EPi or EPi Sub with respect to or affecting the business or financial condition of EPi or EPi Sub, or the consummation of this Agreement or the other transactions contemplated herein, or with respect to or affecting the EPi Pension Plans, EPi Welfare Plans or EPi Employee Benefit Plans, or the use of the assets of EPi or EPi Sub.

                  (y) Warranty. All services rendered by EPi and EPi Sub have been in material conformity with all applicable contractual commitments and all warranties, and EPi and EPi Sub have no liability (and neither EPi nor EPi Sub has any knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint ,claims, or demand giving rise to liability) for damages in connection therewith, subject only to the accrued warranty expense set forth on the face of the latest balance sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of EPi and EPi Sub.

                  (z) Brokers' Fees. EPi and EPi Sub have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Gemini could become liable or otherwise obligated.

                  (aa) Unasserted Claims. To the knowledge and belief of EPi and EPi Sub after due inquiry, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to EPi or EPi Sub, would have a material adverse effect on the business, business prospects, or financial condition of EPi, EPi Sub, this Agreement or the other transactions contemplated herein, or the use of the assets or properties of EPi or EPi Sub after the Closing Date.

                  (bb) Absence of Judicial Orders. Neither EPi nor EPi Sub is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets, personnel, business activities or business prospects.

                  (cc) Compliance with Law. Neither EPi nor EPi Sub is in violation of, or delinquent in respect to, any decree, order or arbitration, award or law or regulation of, or agreement with, or any license or permit from, any governmental authority to which any of its properties, assets, personnel or business activities are subject, including, without limitation, laws and regulations and the common law relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religion and age discrimination, and the environment, the delinquency or violation of which would have a material adverse effect on the financial condition or results of operations of EPi or EPi Sub. Neither EPi nor EPi Sub has received notice of any violation of a type referred to in any portion of this Section 5.2(cc).

                  (dd) Hazardous Materials. Except as disclosed in Schedule 5.2(dd), there has been no storage, treatment, generation, discharge, transportation or disposal of medical, industrial, toxic or hazardous substances or solid or hazardous waste (hereinafter, collectively "Hazardous Substances") by or on behalf of EPi or EPi Sub, in violation of any foreign, Federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any foreign, Federal, state or local governmental authority. Except as disclosed in
Schedule 5.2(dd), there has been no spill, discharge, leak, emission, injection, escape, dumping, or release (hereinafter, collectively "Release") of any kind by, on behalf of or attributable to EPi or EPi Sub into the environment (including, without limitation, into air, soil, water or ground water) of any materials including, without limitation, Hazardous Substances, as defined under any foreign, Federal, state or local law, statute, rule or regulation other than those Releases permissible under such law, statute, rule or regulation or allowable under applicable permits. Schedule 5.2(dd) hereto sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are subject to foreign, Federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated or has been accomplished with respect thereto.

                  (ee) Accuracy of Documents, Representations and Warranties. The copies of all documents furnished to the Gemini Group or any of its representatives by or on behalf of EPi or EPi Sub or any of its representatives, are true, complete and correct. No representation or warranty of EPi or EPi Sub contained in this Agreement or the other agreements to be executed by EPi or EPi Sub pursuant hereto, and no statement contained in the exhibits, the schedules or the other documents delivered by or on behalf of EPi, EPi Sub or its representatives pursuant to or in connection with this Agreement or the other agreements to be executed by EPi or EPi Sub pursuant hereto, or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                  (ff) Subsidiaries and Stockholder Affiliates. Except as disclosed on Schedule 5.3(ff), neither EPi nor EPi Sub has any subsidiaries or any other equity investment in any entity. Except as disclosed in Schedule 5.3(ff) hereto, none of the stockholders of EPi or EPi Sub who are employees of EPi or EPi Sub, has any equity investments in any "Stockholder Affiliates." For purposes of this Agreement, the term "Stockholder Affiliates" means all entities in which a stockholder of EPi or EPi Sub is an officer or director, or in which a stockholder of EPi or EPi Sub, directly or indirectly, owns or controls 10% or more of the equity securities of the entity, and which entity is engaged in any aspect of the EPi's or EPi Sub's business.

                  (gg) Other Reorganization Transactions. A true, complete and correct copy of all letters of intent, term sheets, agreements and other documents relating to the Other Reorganization Transactions is set forth in
Schedule 5.2(gg) hereto. Neither EPi nor EPi Sub believes, nor has any reason to believe, that there is a likelihood that the Other Reorganization Transactions will not be consummated or will not be consummated substantially on the terms set forth in Schedule 5.2(gg) hereto.

                  (hh) EPi Contributed Assets. The EPi Contributed Assets are all related to and used in connection with the business conducted by EPi Sub. No person other than EPi Sub owns any of the Assets or Properties used in connection with the business conducted by EPi Sub. The EPi Contributed Assets constitute all of the Assets and Properties of EPi Sub used in connection with the business conducted by EPi Sub. EPi does not have any direct or indirect interest in any business that directly or indirectly competes with the business conducted by EPi Sub.

         5.3 Representations and Warranties of Gemini, Jayaramans and GBI. To induce EPi or EPi Sub to enter into this Agreement and to perform its obligations hereunder, and with full knowledge that EPi or EPi Sub will rely thereon, each of Gemini, Jayaramans and GBI (collectively, the "Gemini Group") represents and warrants the truth, accuracy and completeness of the following, subject only to the exceptions expressly and specifically set forth in the schedules designated in this Section 5.3 and attached hereto (collectively, the "Gemini Disclosure Schedules")

                  (a) Organization-Gemini. Gemini is a Partnership duly organized, validly existing and in good standing under the laws of the State of Texas. The copies of the Partnership agreement and all amendments thereto, which are attached as Schedule 5.3(a)-1 hereto, are true, complete and correct copies of such documents, as presently in effect. Gemini has delivered to EPi or EPi Sub true, complete and correct copies of all of the minutes of, or the unanimous consents in lieu of, the meetings of the partners of Gemini that have been held to the date hereof, and such minutes and unanimous consents reflect the events that took place at or in lieu of such meetings.

                  (b) Organization- GBI. GBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The copies of the Articles of Incorporation and By-laws of GBI and all amendments thereto, which are attached as Schedule 5.3(a)-2 hereto, are true, complete and correct copies of such documents, as presently in effect. GBI has delivered to EPi or EPi Sub true, complete and correct copies of all of the minutes of, or the unanimous consents in lieu of, the meetings of the stockholders and/or board of directors of GBI that have been held to the date hereof, and such minutes and unanimous consents reflect the events that took place at or in lieu of such meetings.

                  (c) Power and Authority. Each of GBI , Jayaramans, and Gemini has full power and authority, to execute and deliver this Agreement and the other agreements referenced herein to which GBI, Jayaramans or Gemini is a party, and to consummate this Agreement and the other transactions contemplated hereby and thereby. The execution and delivery by the Gemini Group of this Agreement and the other agreements referenced herein to which GBI, Jayaramans or Gemini is a party, and the consummation of this Agreement and the other transactions contemplated hereby and thereby, have been duly and validly authorized and approved by GBI's and Gemini's Board of Directors and stockholders or partners, as applicable and no other corporate actions on the part of GBI or partnership actions on the part of Gemini are required to authorize the execution and delivery of this Agreement, the other agreements referenced herein to which GBI, Jayaramans or Gemini is a party, or the consummation of this Agreement or the other transactions contemplated hereby or thereby.

                  (d) Enforceability. This Agreement and each of the other agreements referenced herein to which any of the Gemini Group is a party have been duly executed and delivered by each member of the Gemini Group that is a party thereof and constitute legal, valid and binding obligations of the members of the Gemini Group.

                   (e) GBI and Gemini Ownership. Appendix A hereto sets forth the name and address of each of the shareholders of record of GBI and the general and limited partners of record of Gemini as of the date hereof.

                  (f) Conflicts; Consents. Neither the execution and delivery by any member of the Gemini Group of this Agreement or any of the other agreements referenced herein to which any such member of the Gemini Group is a party, nor the approval or consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or the By-laws, and any amendments thereto, of GBI; (ii) the Limited Partnership Agreement, and any amendments thereto, of Gemini; (iii)any license, instrument, contract or agreement to which any member of the Gemini Group is a party or by which any member of the Gemini Group or any of their assets are bound; or (iv) any law, order, rule, regulation, writ, injunction or decree of any court or other governmental body that is applicable to any member of the Gemini Group or any of their assets. Neither the execution and delivery by any member of the Gemini Group of this Agreement or any of the other agreements referenced herein to which any member of the Gemini Group is a party, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance or security interest of any nature or type whatsoever with respect to any of the GBI Common Stock, Gemini Partnership Units or any of the assets of GBI or Gemini. Neither the execution and delivery by any member of the Gemini Group of this Agreement or any of the other agreements referenced herein to which any member of the Gemini Group is a party, nor the consummation of the transactions contemplated hereby or thereby by any member of the Gemini Group , will require any consent, permit, license or approval of, or any filing with, any governmental or private entity, body, or other person, firm or other entity.

                  (g) Capital Stock; Partnership Units. GBI has authorized capital stock consisting of 1,000,000 shares, of which 1,000,000 shares are common stock, par value $.01 per share, of which 200,000 shares were issued and outstanding as of May 20, 1998. Each outstanding share of GBI Common Stock has been validly authorized and issued, is fully paid and nonassessable and is free of preemptive rights of every nature and type. There are no other authorized or outstanding securities of GBI of any class, kind or character whatsoever, including, but not limited to, outstanding subscriptions, options, warrants or other rights, agreements or commitments obligating GBI to issue any additional shares of capital stock, or any options or rights with respect thereto, or any securities convertible into or exchangeable for any shares of capital stock. There are no outstanding obligations of GBI, contractual or otherwise, to repurchase, redeem or otherwise acquire any outstanding shares of the capital stock of GBI. Gemini has the following Partnership Units outstanding __________________________________. There are no other authorized or outstanding securities of Gemini of any class, kind or character whatsoever.

                  (h) Subsidiaries and Stockholder Affiliates. Except as disclosed on Schedule 5.3(h),

Gemini does not have any subsidiaries or any other equity investment in any entity. None of the partners of Gemini or their affiliates who are employees of Gemini, and to the knowledge and belief of Gemini, none of the partners of Gemini of their affiliates who are not employees of Gemini, has any equity investments in any "Partner Affiliates." For purposes of this Agreement, the term "Partner Affiliates" means all entities in which a partner of Gemini or its affiliates is an officer or director, or in which a partner of Gemini or its affiliates, directly or indirectly, owns or controls 10% or more of the equity securities of the entity, and which entity is engaged in any aspect of the Gemini Business.

                  (i) Qualification. Gemini has qualified as a foreign limited partnership , and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification (all of such jurisdictions are referred to herein collectively as the " Gemini Foreign Jurisdictions") or if not so qualified, the failure to be so qualified will not result in a material adverse effect on its financial condition, business, operations or prospects. Schedule 5.3(i) hereto contains a list of the Gemini Foreign Jurisdictions and a list of all addresses at which GBI conducts business or owns or holds assets.

                  (j)      Title; Condition  and Sufficiency of Assets.

                           (i) Gemini has good and marketable title to and rightful possession of all of the assets reflected in the Gemini Balance Sheet, and to all of the assets acquired since the date of the Gemini 1997 Balance Sheet (other than those assets disposed of after the date of the Gemini 1997 Balance Sheet only in the ordinary course of business and not in violation of this Agreement), free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever type or nature, except: (A) liens for current taxes not yet delinquent; and (B) liens and liabilities disclosed in Schedule 5.3(j) hereto.

                           (ii) Gemini's computer hardware, equipment and other tangible personal property and assets are in good condition and repair, except for ordinary wear and tear, and are useable in the ordinary course of business. The personal property and assets shown on the latest balance sheet or acquired after the latest balance sheet date, the lease rights under the real property leases and leases of personal property and the intellectual property owned or used by Gemini under valid license, collectively include all assets necessary to the conduct of Gemini's business as presently conducted by Gemini or currently proposed to be conducted by the Partnership. None of the partners, other employees or independent contractors of Gemini or their respective affiliates own any rights in any assets, real or personal, which are used by Gemini in its business.

                  (k) Bank Accounts. Schedule 5.3(k) hereto sets forth the name and location of each bank in which Gemini has an account, lock box or safe deposit box, the number of each such account or box, a description of the contents of each box, the names of all signatories to any account or box and the persons authorized to draw thereon or have access thereto. No power of attorney exists from Gemini.
                  (l) Real Property; Leases. Gemini owns no real property. Gemini has provided EPi or EPi Sub a complete and accurate copy of the lease (the "Property Lease") of the real estate leased, used or occupied by Gemini and such Property Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to EPi or EPi Sub. The Property Lease is in full force and effect and Gemini holds a valid and existing leasehold interest under such Property Lease. Gemini is not in default, and to the knowledge of the Gemini Group no circumstances exist which would result in such default (including upon the giving of notice or the passage of time, or both), under the Property Lease, and no other party thereto has the right to terminate, accelerate performance under or otherwise modify any of such Property Leases. Gemini has not assigned, transferred, conveyed, subjected to a security interest, or otherwise encumbered any interest in the Property Lease.

                  (m) Contracts. Disclosed in Schedule 5.3(m) hereto is a true, complete and correct list of every (written or oral): (i) union, collective bargaining or similar agreement, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like; (ii) profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare (including, without limitation, retiree welfare benefit) or incentive plan or agreement maintained or sponsored by Gemini or GBI, or to which Gemini or GBI contributes; (iii) plan of Gemini or GBI providing for "fringe benefits" to its employees or former employees, including, but not limited to, vacation, sick leave, severance pay, medical, hospitalization, life insurance and other plans, or related benefits; (iv) employment agreement that is not terminable at will and without penalty on thirty (30) days or less prior written notice or that provides for payments upon or after termination; (v) agency, sales, brokerage, wholesaling, franchise, distributorship or similar agreement or contract; (vi) loan agreement or letter of credit; (vii) personal property lease; (viii) security or pledge agreement;
(ix) mortgage or deed of trust; (x) purchase commitment to, or contract or agreement with, any supplier; (xi) contract or agreement relating to research and development; (xii) license, authority or permit granted by Gemini or GBI to any person or entity; (xiii) contract or agreement to which Gemini or GBI is a party or by which Gemini or GBI or any of its assets is bound, which reasonably may be expected to involve future obligations or benefits in excess of $15,000 in any one calendar year; (xiv) contract or agreement to which Gemini or GBI is a party or by which Gemini or GBI or any of its assets is bound, which is either individually or collectively material to the financial condition, assets, business or future prospects of Gemini or GBI; and (xv) contract or agreement to which Gemini or GBI is a party, or by which Gemini or GBI or any of its assets is bound, regarding or pertaining to the manufacture or supply of any products or services to any customer of Gemini or GBI, whether an individual, corporation or other business entity. All of the foregoing are referred to in this Agreement individually as a "Gemini Contract" and collectively as the "Gemini Contracts." Except where the lack of effectiveness or enforceability would not result in a material adverse effect on the financial condition or results of operations of Gemini or GBI, each of the Gemini Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and will continue as such following the Effective Date and the other transactions contemplated in this Agreement. Except as set forth in Schedule 5.3(m) or where such default, termination or waiver would not result in a material adverse effect on the financial condition or results of operations of Gemini or GBI: (1) there is not existing any default, or event or condition which, with or without the giving of notice or the passage of time, or both, would constitute an event of default, by Gemini or GBI or any other party thereto under any of the Gemini Contracts; (2) no party to any of the Gemini Contracts has a legal obligation (statutory or contractual) to renegotiate the Gemini Contract; (3) no party to any of the Gemini Contracts has given any notice of default or termination, nor does Gemini or GBI have any reason to believe that such notice will be given; and (4) neither Gemini nor GBI has waived any material right under or with respect to any of the Gemini Contracts. Neither Gemini nor GBI believes, or has any reason to believe, that there is a likelihood that any of the customers of or suppliers to Gemini or GBI will terminate its or their business relationship with Gemini or GBI for any reason whatsoever, including, without limitation, by reason of the Contribution and/or any change in ownership of Gemini or GBI. Except as specifically disclosed on Schedule 5.3(m) hereto, there is not pending or contemplated any transactions between GBI or Gemini and any of their stockholders, partners, Stockholder Affiliates or Partner Affiliates. Correct and complete copies of the general forms of client engagement and services used by Gemini and GBI have been delivered to EPi or EPi Sub.

                  (n) Insurance. Schedule 5.3(n) hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past two years have been, maintained in force by or for the account of Gemini with respect to its business and assets (such policies are hereinafter referred to as the "Gemini Policies").

                  (o) Intellectual Property. Gemini owns or holds all of the rights to use all trademarks, trade names, fictitious names, service marks, patents and copyrights that are used in the conduct of its business. Disclosed in Schedule 5.3(o) hereto, is a true, complete and correct list of all trademarks, trade names, fictitious names, service marks, patents, copyrights and all registrations or applications with respect thereto, and all licenses or rights under the same which are presently or which have been, during the past two years, owned or used by Gemini or GBI (collectively, the "Gemini Intellectual Property"). To the knowledge and belief of Gemini or GBI, none of the matters covered by the Gemini Intellectual Property, nor any of the processes used, the products made or sold, or the business practices followed by Gemini or GBI, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as disclosed in Schedule 5.3(o) hereto, neither Gemini nor GBI is obligated to pay any royalty or other payment with respect to any Gemini or GBI Intellectual Property. To the knowledge and belief of Gemini and GBI after due inquiry, no person or entity is producing, providing, selling or using products or services which would constitute an infringement of any of the Gemini Intellectual Property.

                  (p) Licenses and Permits. Schedule 5.3(p) hereto contains a true, correct and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations (collectively "Gemini Licenses") applied for, issued to, or owned, held or used by Gemini or GBI. Gemini has all Gemini Licenses necessary for the conduct of its business and the ownership and use of its assets, properties, the premises occupied by it and the conduct of its business plans as presently contemplated, except where the failure to have any such Gemini Licenses would not result in a material adverse effect on the financial condition or results of operations of Gemini or GBI, and such Gemini licenses are in full force and effect. Except as disclosed in
Schedule 5.2(p), there are no violations by Gemini or GBI of, or any claims or proceedings, pending or, to the knowledge of Gemini or GBI, threatened, challenging the validity of or seeking to discontinue any of the Gemini licenses.

                  (q) Taxes. All Taxes levied, assessed, or imposed upon Gemini or GBI or its business, assets or properties have been duly and fully paid or have been adequately provided for on the Gemini Financial Statements. In addition, all filings, returns and reports with respect to Taxes required by any foreign or domestic law or regulation to be filed by Gemini or GBI on or prior to the date hereof have been duly and timely filed. There are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid Taxes, nor are there any actions, suits, proceedings, inquiries, investigations or claims of any nature or kind whatsoever now pending, or to the knowledge and belief of Gemini or GBI after due inquiry threatened, against Gemini or GBI with respect to any such returns or reports, or any such Taxes, or any matters under discussion with any federal, state, county, local or other authority relating to Taxes.

                  (r) Labor Disputes; Unfair Labor Practices. To the knowledge of Gemini and GBI, no key employee or group of employees has any plans to terminate their employment with Gemini or GBI generally or as a result of the transactions contemplated hereby or otherwise. Neither Gemini nor GBI is a party to or bound by any collective bargaining agreement, and neither Gemini nor GBI has experienced any strikes, grievances, other collective bargaining disputes .Except as disclosed in Schedule 5.3(r) hereto, there is no pending or to the knowledge and belief of Gemini or GBI after due inquiry, threatened labor dispute, grievance, strike or work stoppage involving any of the employees of Gemini or GBI which affects or which may affect the financial condition or results of operations, assets or prospects of Gemini or GBI. There is no pending or to the knowledge and belief of Gemini or GBI after due inquiry, threatened charge or complaint against or involving Gemini or GBI or any of its officers or employees by the National Labor Relations Board, the Occupational Health and Safety Administration, the Department of Labor, or any similar federal, state or local board or agency, or any representative thereof. There are no unfair employment or labor practice charges or complaints presently pending, or to the knowledge and belief of Gemini and GBI after due inquiry threatened, by or on behalf of any employee of Gemini or GBI.

         Each of Gemini and GBI has materially complied with all applicable laws relating to labor, including, without limitation, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual for the same and all taxes, insurance and all other costs and expenses applicable thereto, and Gemini and GBI are not liable for any arrearage, or any taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, neither Gemini or GBI has incurred a violation of Part 6 of Subtitle B of Title I of ERISE ("COBRA") or other applicable state insurance continuation law. No material COBRA or other state insurance continuation law violation exists or will exist with respect to any employees of Gemini or GBI prior to and including the Closing Date, nor will any such violation occur as a result of the transactions contemplated hereby. As of the Closing Date, Gemini or GBI will not be, nor has Gemini or GBI ever been, an enterprise subject to the Workers Adjustment Retaining and Notification Act ("WARN") and neither Gemini nor GBI will incur, or ever has incurred, material liabilities, penalties or other charges under WARN.

         Except as disclosed in Schedule 5.2(r), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause Gemini or GBI to be in breach of any agreement with any employee, contractor or consultant or cause Gemini or GBI to be liable to pay any severance or other amount to any employee, contract or consultant of Gemini or GBI.

                  (s) Financial Statements of Gemini and GBI. Gemini and GBI Financial Statements are attached as Schedule 5.3(s) hereto and include (A) unaudited balance sheet as of December 31, 1996 (the "Gemini 1996 Balance Sheet"); (B) unaudited statement of operations for the year ended December 31, 1996 (the "Gemini 1996 P&L"); (C) unaudited balance sheet as of December 31, 1997 (the "Gemini 1997 Balance Sheet"); and (D) unaudited statement of operations for the year ended December 31, 1997 (the "Gemini 1997 P&L"). The Gemini and GBI 1996 Balance Sheet and the Gemini and GBI 1997 Balance Sheet fairly present the financial condition of Gemini as of the respective dates thereof. The Gemini 1996 P&L and the Gemini 1997 P&L fairly present the results of the operations of Gemini for the respective periods then ended.

                  (t) Books and Records. The books and records of each of Gemini and GBI with respect to its assets, businesses, operations, properties and prospects have been maintained in accordance with reasonable accounting practices. All applicable corporate and other laws relating to the maintenance of such books and records have been complied with by Gemini and GBI, except where the failure to comply with such laws would not result in a material adverse effect on the financial condition or results of operations of Gemini or GBI.

                  (u) Liabilities. Except as either fully disclosed in Schedule 5.3(u) hereto, or fully and properly reflected on or reserved for in the Gemini or GBI 1997 Balance Sheet or incurred by Gemini or GBI after the date of the Gemini or GBI 1997 Balance Sheet only in the ordinary course of business, and not in violation of this Agreement, none of which are either individually or collectively material, and none of which would require accrual or disclosure under generally accepted accounting principles, Gemini or GBI has no: (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles; or (ii) other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before December 31, 1997. Except as disclosed on Scheduled 5.3(u) hereto since December 31, 1997, Gemini or GBI has not incurred any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than debts, liabilities and obligations incurred in the ordinary course of business of Gemini or GBI, none of which are either individually or collectively material or incurred in violation of this Agreement and none of which would require accrual or disclosure under generally accepted accounting principles. Schedule 5.3(u) hereto, contains a true, complete and correct list of all contracts and agreements pursuant to which Gemini or GBI has guaranteed or indemnified any debt, liability and obligation of any other person or entity, including, without limitation, the partners of Gemini or the stockholders of GBI (including, without limitation, the execution of any document obligating Gemini with respect to any performance or other bond), or pursuant to which Gemini has pledged or otherwise encumbered any of its assets (including, without limitation, any document obligating Gemini with respect to any performance or other bond). Except as disclosed in Schedule 5.3(u) hereto, Gemini is not indebted to any of its partners or their affiliates, nor are any of its partners or their affiliates indebted to Gemini in any amount for any purpose.

                  (v) Notes and Accounts Receivable. All notes and accounts receivable of Gemini are reflected properly on its books and records, such receivables are valid receivables subject to no set-offs or counterclaims, are current and collectible in the aggregate amount shown, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the latest balance sheet, as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Gemini. Since the most recent fiscal year end, there has not been a material adverse change in the aggregate amount of the accounts receivable of Gemini or the aging thereof.

                  (w) Subsequent Events. Except as set forth on Schedule 5.3(w) hereto or as taken or to be taken in connection with this Agreement, since December 31, 1997 neither Gemini nor GBI has:

                                    (i) created or suffered to exist any
material liens or encumbrances with respect to any of its assets which have not been discharged, other than liens for nondelinquent taxes;

                                    (ii) sold or transferred any of its assets
or property (including, without limitation, sales and transfers to any of its stockholders), other than the sale of inventories of products of Gemini sold in the ordinary course of the business of Gemini;

                                    (iii) suffered any material loss, or
material interruption in use, of any of its assets or properties (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                                    (iv) suffered any material and adverse
change in its business, business activities, business prospects or financial condition, including, without limitation, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between Gemini and any of its customers, suppliers or key employees, or client accounting for more than 10% of Gemini's revenues in fiscal 1997 or 1998;

                                    (v) written off any equipment as unusable or
obsolete or for any other reason;

                                    (vi) waived any material rights;

                                    (vii) paid any stockholder of GBI or partner
of Gemini or any Stockholder Affiliate, except for wages paid to stockholders of GBI or partners of Gemini who are also employees of GBI or Gemini, or been charged by any stockholder of GBI or partner of Gemini or any Stockholder Affiliate or Partner Affiliate for goods sold or services rendered, or paid any stockholder of GBI or partner of Gemini or any Stockholder Affiliate or been charged by any stockholder or partner of GBI or Gemini or any Stockholder Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                    (viii) paid, declared or set aside any
dividends or other distributions on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                                    (ix) incurred or committed to incur any
individual capital expenditures in excess of $10,000 or in the aggregate in excess of $25,000;

                                    (x) incurred any indebtedness for borrowed
money;

                                    (xi) paid any compensation or bonus to any
stockholder or partner except in the ordinary course of business or increased the compensation payable to any employee except in the ordinary course of business;

                                    (xii) except for fees paid to or incurred
with Gemini's or GBI's accountants and attorneys, paid or incurred any management, consulting or other professional fees;

                                    (xiii) hired any employee for an annual
salary in excess of $35,000 other than employees identified on Schedule 5.3(w) hereto;

                                    (xiv) made any change in its Articles of
Incorporation, By-laws or Limited Partnership Agreement;

                                    (xv) merged or consolidated or agreed to
merge or consolidate with or into any corporation or other entity, other than in connection with this Agreement;

                                    (xvi) without limitation by the enumeration
of any of the foregoing, entered into any material transaction other than in the usual and ordinary course of business (the foregoing representation and warranty will not be deemed to be breached by virtue of the entry by Gemini Group into this Agreement or the other transactions contemplated hereby).

                  (x) ERISA. Neither Gemini nor GBI maintains, administers or contributes to, and did not at any time during the past three years maintain, administer or contribute to, any (A) employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA); (B) employee welfare benefit plan (as defined in
Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement.

                  (y) Employees and Consultants. Schedule 5.3(y) hereto contains a true and complete list of all of the employees of Gemini or GBI and such list correctly reflects their salaries, hourly wages, other compensation, dates of employment and titles. Except as disclosed in Schedule 5.3(y) hereto, there are no oral or written agreements or other arrangements with respect to employees or consultants to which Gemini or GBI is a party or by which Gemini or GBI is bound. Except for claims that may arise pursuant to any law, order, rule, regulation, writ, injunction or decree relating to discrimination on the basis of age, sex, race, disability or religion, the employment of each employee of Gemini and GBI is terminable at will, such that Gemini or GBI may lawfully terminate their employment at any time, with or without cause, without creating any material cause of action against Gemini or GBI or otherwise giving rise to any material liability of the Gemini or GBI for wrongful discharge, breach of contract or tort.. Except as disclosed in Schedule 5.3(y) hereto, neither Gemini nor GBI owes any past or present employee any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay and sick leave rights. All of the employees of Gemini and GBI are subject to noncompete/non-solicitation covenants in favor of Gemini.

         No payments of either cash or other consideration have been made to any person by Gemini or GBI or, to the knowledge of Gemini or GBI, on behalf of Gemini or GBI by any agent, employee, officer, director, stockholders or other person, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over Gemini or GBI.

                  (z) Litigation. Except as disclosed in Schedule 5.3(z) hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or investigations or inquiries before any commission or other governmental or administrative authority, pending or, to the knowledge and belief of Gemini or GBI after due inquiry, threatened, against Gemini or GBI with respect to or affecting the business or financial condition of Gemini or GBI, or the consummation of the Contribution or the other transactions contemplated herein, or the use of the assets of Gemini or GBI (whether by the Partnership after the Closing Date or by Gemini or GBI prior thereto).

                  (aa) Warranty; Unbillable Work. All services rendered by Gemini or GBI have been in material conformity with all applicable contractual commitments and all warranties, and neither Gemini nor GBI has any liability (and neither Gemini or GBI nor any member of the Gemini or GBI Group has any knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint ,claims, or demand giving rise to liability) for damages in connection therewith, subject only to the reserve for customer claims set forth on the face of the latest balance sheet as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of Gemini or GBI. No services provided by Gemini or GBI are subject to any guaranty, warranty, or other indemnity. Gemini or GBI is not obligated to perform services or client work for which it will not be paid in order to correct work previously performed that was incorrect or deficient, complete work in excess of the fixed rate limit with respect to a particular project or otherwise, other than reasonable and customary efforts to maintain client satisfaction consistent with the size and scope of a particular project and consistent with maintaining the reasonable profitability of such project.

                  (bb) Brokers' Fees. The Gemini Group has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Gemini Group, EPi, EPi Sub or the Partnership could become liable or otherwise obligated

                  (cc) Unasserted Claims. Except as disclosed in Schedule 5.3(cc) hereto, to the knowledge and belief of each member of the Gemini Group after due inquiry, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to Gemini or GBI, would have a material adverse effect on the business, business prospects, or financial condition of Gemini or GBI, or the other transactions contemplated herein, or the use of the Assets or Properties of Gemini or GBI after the Closing Date.

                  (dd) Absence of Judicial Orders. Neither Gemini nor GBI is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets, personnel, business activities or business prospects.

                  (ee) Compliance with Law. Neither Gemini nor GBI is, to the best of its knowledge, in violation of, or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license or permit from, any governmental authority to which any of its properties, assets, personnel or business activities are subject, including, without limitation, laws and regulations and the common law relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religion and age discrimination, and the environment, the delinquency or violation of which would have a material adverse effect on the financial condition or results of operations of Gemini or GBI. Neither Gemini nor GBI has received notice of any violation of a type referred to in any portion of this Section 5.3(ee).

                  (ff) Hazardous Materials. Except as disclosed in Schedule 5.3(ff), there has been, to the best of its knowledge, no storage, treatment, generation, discharge, transportation or disposal of Hazardous Substances by or on behalf of Gemini or GBI, in violation of any foreign, Federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any foreign, Federal, state or local governmental authority. Except as disclosed in Schedule 5.3(ff), there has been, to the best of its knowledge, no Release of any kind by, on behalf of or attributable to Gemini or GBI into the environment (including, without limitation, into air, soil, water or ground water) of any materials including, without limitation, Hazardous Substances, as defined under any foreign, Federal, state or local law, statute, rule or regulation other than those Releases permissible under such law, statute, rule or regulation or allowable under applicable permits. Schedule 5.3(ff) hereto sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are subject to foreign, Federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated or has been accomplished with respect thereto.

                  (gg) Accuracy of Documents, Representations and Warranties. The copies of all documents furnished to EPi or EPi Sub or any of its or their representatives by or on behalf of the Gemini Group or any of their representatives are, to the best of its knowledge, true, complete and correct. To the best of its knowledge, no representation or warranty of the Gemini Group contained in this Agreement or the other agreements to be executed by any member of the Gemini Group pursuant hereto, and no statement contained in the exhibits, the schedules or the other documents delivered by or on behalf of Gemini Group, or its representatives pursuant to or in connection with this Agreement or the other agreements to be executed by any member of the Gemini Group pursuant hereto, or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                  (hh) Gemini Contributed Assets. The Gemini Contributed Assets are all related to and used in connection with the business conducted by Gemini. No person other than Gemini owns any of the Assets or Properties used in connection with the business conducted by Gemini. The Gemini Contributed Assets constitute all of the Assets and Properties of Gemini used in connection with the business conducted by Gemini. Gemini, GBI and the Jayaramans do not have any direct or indirect interest in any business that directly or indirectly competes with the business conducted by Gemini.


                                   ARTICLE VI.
                          Conduct Prior to the Closing

                  6.1 Conduct by Gemini, GBI, EPi and EPi Sub. Between the date hereof and the Closing Date:

                  (a) Exclusivity. Except in connection with the Other Reorganization Transactions, Gemini, GBI EPi and EPi Sub shall not and shall cause their respective directors, officers, employees and advisors not to initiate, solicit, propose, pursue or enter into any proposals, substantive discussions, negotiations, letters or statements of intent or agreements (whether preliminary or definitive) with any person or entity of any nature, other than as provided herein, at any time prior to September 30, 1998, which contemplate or provide for any contribution of assets, share exchange, acquisition or purchase or sale of all or a substantial portion of the assets or business of, or any business combination of any type involving, Gemini, GBI, EPi or EPi Sub, as the case may be. Each party hereto shall communicate with the other parties, within two business days of in hand receipt or actual knowledge of the substance of communications, by an executive officer of such party, the material terms of any substantive communication received prior to such date by such party from a third party concerning any of the aforesaid matters.


                  (b) Equitable Relief. Gemini, GBI, EPi and EPi Sub acknowledge that the covenants contained in paragraph (a) of this Section 6.1 are a material inducement for each to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, Gemini, GBI, EPi and EPi Sub each acknowledge that the restrictions contained in paragraph (a) of this Section 6.1 are reasonable and necessary for the protection of the business of EPi, EPi Sub, GBI and Gemini, and the future business of the Partnership, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by any party of any of the provisions of paragraph (a) of this Section 6.1, the other parties will be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining such breaching party from the activity or threatened activity constituting or which would constitute a breach, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from a violation, which right will be cumulative and in addition to any other rights or remedies to which the non-breaching party may be entitled.

                  6.2 Joint Obligations of Gemini, GBI, EPi and EPi Sub. Between the date hereof and the Closing Date:

                           (a) Access to Records. Gemini, GBI, EPi and EPi Sub
and each of their respective employees, officers, agents, representatives and accountants will (i) fully cooperate with one another in the conduct of their due diligence reviews of the other party, (ii) allow the officers, employees, attorneys, consultants and accountant access during normal business hours to all of their properties, books, contracts, documents and records, and (iii) furnish to the other party such information as they may at any time and from time to time reasonably request.

                           (b) Business in Ordinary Course. Gemini, GBI, EPi and
EPi Sub will each carry on their businesses and affairs as heretofore carried on, and except in connection with the Other Reorganization Transactions or as contemplated by this Agreement or in the usual and ordinary course of their businesses in accordance with past practices, Gemini, GBI, EPi and EPi Sub will not order, purchase or lease any products, inventory, equipment, personal property or other items, or dispose of any of their respective assets or leased properties, or prepay any of their respective material obligations, incur any liabilities or obligations, hire or discharge any employee or officer or, without limitation by specific enumeration of the foregoing, enter into any other transaction. Without limiting the generality of the foregoing, Gemini, GBI, EPi and EPi Sub each agrees that except in connection with the Other Reorganization Transactions or as contemplated by this Agreement, or without the written consent of the other parties, which consent shall not be unreasonably withheld, it will not:

                                    (i) create or suffer to exist any liens or
encumbrances with respect to any of its assets or properties which will not be discharged prior to the Closing Date;

                                    (ii) incur any indebtedness for borrowed
money;

                                    (iii) sell or transfer any material assets
or properties (including, without limitation, sales and transfers to any of its stockholders), except for sales of inventories of products made in the ordinary course of the business;

                                    (iv) acquire or enter into any agreement or
understanding (oral or written) to acquire the stock or assets of any other Person;

                                    (v) make any material change in the conduct
or nature of any aspect of its business, whether in the ordinary course of business or not, or whether or not the change has or will have a material adverse affect on its business activities, financial condition, or business prospects;

                                    (vi) waive any material rights;

                                    (vii) pay any of its stockholders,
Stockholder Affiliates, Partners or Partner Affiliates except for wages paid to any stockholder or partner who is also an employee, or be charged by any stockholder, any Stockholder Affiliate, any Partner or any Partner Affiliate for goods sold or services rendered, or be charged by any stockholder, any Stockholder Affiliate, any Partner or any Partner Affiliate for corporate overhead expenses, management fees, legal or accounting fees, capital charges, or similar charges or expenses;

                                    (viii) incur or commit to incur any
individual capital expenditures in excess of $10,000, or in the aggregate in excess of $25,000;

                                    (ix) amend employment contracts or the terms
and conditions of employment of any officer, director or employee earning total annual compensation in excess of $50,000, other than normal merit and cost of living increases to employees in accordance with its general prevailing practices existing prior to the date of this Agreement;

                                    (x) except for fees paid to or incurred with
its accountants and attorneys, pay or incur any management, consulting or other professional fees;

                                    (xi) hire any employee who will have an
annual salary in excess of $35,000;

                                    (xii) make any change in its Certificate of
Incorporation ; or Articles of Incorporation; By-laws or Partnership Documents;

                                    (xiii) merge or consolidate or agree to
merge or consolidate with or into any Person;

                                    (xiv) make or permit to be made any
distribution to any of its stockholders or partners with respect to stock or partnership interests or other of its securities, if any; or

                                    (xv) enter into any transaction other than
in the usual and ordinary course of business;

                                    (xvi) make any material Tax elections or
settle or compromise any material Tax liability; or


                  (c) Consents. Gemini, GBI, EPi and EPi Sub will each use its commercially reasonable best efforts and make every good faith attempt to obtain any and all consents and estoppel letters reasonably requested by the other parties in connection with the assignment of, or alternate arrangements satisfactory to the other parties with respect to, any contract, lease, license, permit, agreement, or other instrument, which is to be an asset of the Partnership, or which may be necessary, appropriate, or required in order to permit the conduct of the business and operations of the Partnership after the Closing Date to be in all respects the same as the conduct of the operations of Gemini, GBI, EPi and EPi Sub prior to the Closing Date.

                  (d) Notice. Each party will promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty of the notifying party untrue or which might reasonably be expected to prevent the consummation of the Contribution or the other transactions contemplated herein.

                  (e) Performance. No party will intentionally perform or omit to perform any act which, if performed or omitted, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty contained herein of that party being untrue in any material respect as of the date hereof and as if originally made on and as of the Closing Date.

                  (f) Adoption of Agreement The parties hereto will take all actions necessary to submit the issue of the adoption of this Agreement to their respective directors or partners, as necessary.

                  (g) Confidentiality. From and after the date of this Agreement, the parties shall, and shall cause their respective Affiliates (defined below) to, treat all Confidential Information (defined below) of the other party as confidential, and shall, and shall cause their respective Affiliates to, not use any such Confidential Information for any purpose except in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Article XI hereof, each party shall, and shall cause its respective Affiliates to, promptly return to each other party all documents and work papers, and all copies thereof, containing any such Confidential Information of such other party. The covenants of the parties contained in this Section 6.2(g) are of the essence and shall survive any termination of this Agreement, but shall terminate as of the Closing. "Confidential Information" of or relating to a party means any and all information received from or on behalf of such party or its Affiliates concerning the Contributions, the terms of this Agreement or the assets, business, operations, or financial condition of such party or its Affiliates, except that Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a voluntary disclosure or release by a recipient party on a non-confidential basis prior to the disclosure in connection with this Agreement or the transactions contemplated hereby, or (ii) was available to a recipient party on a non-confidential basis prior to the disclosure in connection with the transactions contemplated by this Agreement, or (iii) is lawfully obtained by the recipient party from a third party under no duty of confidentially to the disclosing party. "Affiliate," for purposes of this Section 6.2(g), means a director, officer, employee, agent or adviser of such party.

                  (h) Severability. Each and every provision set forth in each of Sections 6.1(a) and 6.2(g) is independent and severable from the others, and no provision will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of each of Sections 6.1(a) and 6.2(g) will be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision will be given effect to the maximum extent permitted by applicable Law.

                  (i) Publicity. Each party agrees not to issue or disseminate any press releases, written communications to stockholders, and other public disclosures concerning the Contributions, the status of directors' and partners' approvals, and other matters relating to this Agreement or the Contributions without the prior written consent of the other parties hereto, which consent may not be unreasonably withheld, but may include the right to review and approve the language of any such press release, written communication to stockholders and other public disclosure; provided, however, each party may make such disclosures regarding the terms of this Agreement and the Contributions as required by applicable Law.

                  6.3 Financing. Gemini, GBI and EPi or EPi Sub will each use its commercially reasonable best efforts and make every good faith attempt to complete a private placement of at least $2,000,000 of equity securities of EPi with such private placement to close either concurrently with the Closing or as soon after the Closing as reasonably practicable.

                  6.4 Master Agreement. Within ten (10) business days of the execution of this Agreement, the parties shall execute and deliver and shall use reasonable efforts to cause the other parties thereto to execute and deliver the Master Agreement.

                                  ARTICLE VII.
                         Conditions Precedent to Closing

                  7.1 Conditions Precedent to Gemini's Obligations. The obligation of Gemini Group to consummate this Agreement and other transactions contemplated herein is subject to fulfillment by EPi and EPi Sub, or written waiver by Gemini Group, of each of the following conditions precedent on or prior to the Closing Date:

                  (a) Representations and Warranties. Each and every representation and warranty made by EPi and EPi Sub will be true and correct in all material respects when made and will be true and correct in all material respects as if originally made on and as of the Closing Date.

                  (b) EPi's Obligations Performed. All obligations of EPi to be performed hereunder, through and including the Closing Date, will have been performed in all material respects.

                  (c) Disclosure Schedules. Gemini will have received from EPi and EPi Sub Disclosure Schedules referred to in Section 5.2 hereof and all amendments and modifications thereto delivered pursuant to Section 10.1, and Gemini Group will, in the exercise of its sole discretion, be satisfied with the nature and extent of the disclosures made therein and the representations and warranties of EPi and EPi Sub as modified by the disclosures contained in the EPi and EPi Sub Disclosure Schedules.

                  (d) Employment Agreement of Arup Sen. The Old Sen Employment Agreement shall be terminated effective as of the Closing Date without recourse by Mr. Sen against EPi or EPi Sub or the Partnership for breach of such agreement. EPi or EPi Sub and Arup Sen will have entered into the New Sen Employment Agreement.

                  (e) No Suit, Proceeding or Investigation. No suit, proceeding, inquiry or investigation will have been commenced or threatened by any governmental authority or other Person on any grounds to restrain, enjoin or hinder, or to seek damages on account of, the consummation of the Contribution or any other transactions contemplated herein.

                  (f) Tax Advice On or prior to the Closing Date, Gemini Group will have received an opinion of Gray Jennings, tax counsel to Gemini Group, to the effect that, based on representation letters and certificates substantially in the form of Exhibits I and K provided to Gemini Group's tax counsel by Gemini, EPi or EPi Sub and the shareholders of GBI, and based on the assumptions and qualifications set forth in that opinion, for federal income tax purposes,
(i) the Gemini Contribution will be treated as a tax free contribution of capital to a partnership within the meaning of Section ___(a) of the Code, and
(ii) each of Gemini and EPi Sub will be a partner within the meaning of Section ___ of the Code and the transaction will not cause any current year federal income tax to be due from Gemini or the Jayaramans.

                  (g) Material Adverse Change. Since December 31, 1997, there shall not have occurred any material adverse change in the results of operations, financial condition, properties, or business of EPi or EPi Sub other than any matter or matters relating to EPi or EPi Sub which have been disclosed and agreed to by Gemini and other than the Other Reorganization Transactions.

                  (h) Consents and Approvals EPi or EPi Sub shall have obtained any and all consents or approvals that may be required under the terms of (i) any contract, agreement, lease, or other obligation or commitment, including, but not limited to, the types described in Section 6.2(c) hereof, to which either EPi or EPi Sub is a party or by which either EPi or EPi Sub or any of their Assets or Properties is bound, or (ii) any license or permit of EPi or EPi Sub, in order to avoid the occurrence of any breach or default which may result from the consummation of the Contribution and which, if not obtained, is reasonably likely to have, individually or in the aggregate, a material adverse effect on EPi or EPi Sub.

                  (i) Redemption and Conversion of EPi Preferred Stock, Herrick EPi Warrants, and Other EPi Warrants. As of the Closing Date, all of the issued and outstanding shares of EPi Preferred Stock, the Herrick EPi Warrants, and the Other EPi Warrants, shall be redeemed and exchanged by EPi for shares of EPi Common Stock pursuant to Article IV above.

                  (j) The Merger. The Merger will have occurred.

                  (k) Approval of the Lender. On or prior to Closing, the Lender shall have approved this Agreement and the Closing or alternate financing has been committed;

                  (l) Master Agreement. On or prior to Closing, the Master Agreement shall have been executed and delivered by all of the parties thereto.

                  (m) Employment Contract for Dr. Krishna Jayaraman. EPi, EPi Sub or the Partnership and Krishna Jayaraman shall have entered into the Krishna Employment Agreement.

                  (n) Partnership Agreement and Exchange Agreement. The parties thereto shall have executed the Partnership Agreement and the Exchange Agreement.

                  7.2 Conditions Precedent to EPi's and EPi Sub's Obligations The obligations of EPi and EPi Sub to consummate the transactions contemplated hereby are subject to the fulfillment by Gemini Group, or written waiver by EPi and EPi Sub, of each of the following conditions precedent on or prior to the Closing Date:

                  (a) Representations and Warranties. Each and every representation and warranty made by Gemini Group will be true and correct in all material respects when made and will be true and correct in all material respects as if originally made on and as of the Closing Date.

                  (b) Gemini Group's Obligations Performed All obligations of Gemini Group to be performed hereunder through and including the Closing Date will have been performed in all respects.

                  (c) Disclosure Schedules EPi will have received from Gemini Group the Gemini Disclosure Schedules referred to in Section 5.3 hereof and all amendments and modifications thereto delivered pursuant to Section 10.1, and EPi will, in the exercise of its sole discretion, be satisfied with the nature and extent of the disclosures made therein and the representations and warranties of Gemini as modified by the disclosures contained in the Gemini Disclosure Schedules.

                  (d) No Suit, Proceeding or Investigation. No suit, proceeding, inquiry or investigation will have been commenced or threatened by any governmental authority or other Person on any grounds to restrain, enjoin or hinder, or to seek damages on account of, the consummation of this Agreement or any other transactions contemplated herein.

                  (e) Material Adverse Change. Since December 31, 1997, there shall not have occurred any material adverse change in the results of operations, financial condition, properties, or business of Gemini other than any matter or matters relating to GBI which have been disclosed and agreed to by EPi and other than consummation of the Gemini Reorganization.

                  (f) Consents and Approvals. Gemini shall have obtained any and all consents or approvals that may be required under the terms of (i) any contract, agreement, lease, or other obligation or commitment, including, but not limited to, the types described in Section 6.2(c) hereof, to which either Gemini or GBI is a party or by which either Gemini or GBI or any of its Assets or Properties is bound, or (ii) any license or permit of Gemini or GBI, in order to avoid the occurrence of any breach or default which may result from the consummation of the Contribution and which, if not obtained, is reasonably likely to have, individually or in the aggregate, a material adverse effect on Gemini.

                  (g) Employment Agreement of Arup Sen. The Old Sen Employment Agreement shall be terminated effective as of the Closing Date without recourse by Mr. Sen against EPi, EPi Sub or the Partnership for breach of such agreement. EPi or EPi Sub and Arup Sen will have entered into the New Sen Employment Agreement.

                  (h) Redemption and Conversion of EPi Preferred Stock, Herrick EPi Warrants, and Other EPi Warrants. As of the Effective Time, all of the issued and outstanding shares of EPi Preferred Stock, the Herrick EPi Warrants, and the Other EPi Warrants, shall be redeemed and exchanged by EPi for shares of EPi Common Stock pursuant to Article III above.

                  (i) The parties to the Asset Purchase Agreement are present at closing an undertake to perform according to the Asset Purchase Agreement.
                  (j) All parties to the Master Agreement are present or represented and affirm that they are prepared to execute the closing documents.


                                  ARTICLE VIII.
                                     Closing


                  8.1 Form of Documents. At the Closing, all documents which Gemini Group will deliver will be in form and content reasonably satisfactory to EPi and its legal counsel, and all documents which EPi and EPi Sub will deliver will be in form and content reasonably satisfactory to Gemini Group and its legal counsel.


                                   ARTICLE IX.
                             INTENTIONALLY OMMITTED


                                   ARTICLE X.
                                   Termination

                  10.1 Right to Terminate. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent duly authorized by the Board of Directors of EPi and the Partners of Gemini;

                  (b) by Gemini Group if there has been a material breach by EPi or EPi Sub of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty will have become untrue in any material respect, such that the conditions set forth in
Section 7.1 are incapable of being satisfied on or before September 30, 1998;

                  (c) by EPi and EPi Sub if there has been a material breach by Gemini Group of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty will have become untrue in any material respect, such that the conditions set forth in
Section 7.2 are incapable of being satisfied on or before September 30, 1998;

                  (d) by either EPi, EPi Sub or Gemini Group if any decree, permanent injunction, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Contribution will have become final and nonappealable; or

                  (e) by either EPi or Gemini if (i) the schedules, together with the supporting documentation and attachments referred to therein, and exhibits hereto are not agreed upon by the parties within fifteen (15) business days of the date hereof (it being understood and agreed that notwithstanding anything to the contrary contained herein, the schedules and exhibits hereto are not binding or in final form until agreed upon by the parties in writing within such fifteen (15) business days period); or (ii) the Closing Date will not have occurred on or before September 30, 1998, provided, however, that the right to terminate this Agreement under this Section 10.1 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before September 30, 1998.

                  10.2 Remedies. No party will be limited to the termination right granted in Section 10.1 hereof, by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                           (a) Proceed. Proceed to Closing despite the
nonfulfillment of any condition precedent to its obligation to proceed to Closing, it being understood that consummation of the transactions contemplated herein will not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto.

                           (b) Decline to Proceed. Decline to proceed to
Closing, terminate this Agreement as provided in Section 10.1 hereof, and thereafter seek damages if, and to the extent permitted in Section 10.3 hereof.

                  10.3 Right to Damages. If this Agreement is terminated, no party hereto will have any liability or obligation to the others; provided, however, that each party hereto will remain liable for any breach of any of that parties' representations and warranties or the terms of this Agreement, or any willful failure by the party to perform any of its obligations or agreements contained in this Agreement, in which case that party will be liable for all of the other party's out-of-pocket costs and expenses incurred in connection with the negotiations, due diligence reviews, and preparation of this Agreement, and all of the other documents related to this transaction, and those costs and expenses which are incurred by the other parties in pursuing such rights and remedies (including, without limitation, reasonable attorneys' fees).

                                   ARTICLE XI.
                                  Miscellaneous

                  11.1 Survival of Representations and Warranties. The representations and warranties made in this Agreement and in the other documents, schedules and certificates delivered in connection with this Agreement shall terminate on April 30, 1999 or such earlier date as may be agreed upon in writing by Mr. Sen on behalf of EPi and EPi Sub and Mr. Jayaraman on behalf of Gemini.

                  11.2 Disclosure Schedules The EPi and EPi Sub Disclosure Schedules referred to in Section 5.2 and the Gemini Disclosure Schedules referred to in Section 5.3 of this Agreement as finalized pursuant to Section 10.1(e) of this Agreement reflect information available to each of EPi, EPi Sub and Gemini as of the date hereof. EPi, EPi Sub and Gemini Group may supplement or amend their respective Disclosure Schedules from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, including, without limitation, by delivering one or more supplements or amendments to correct any matter which would constitute a breach of any representation or warranty contained herein. No such supplement or amended Schedule will be deemed to cure any breach for purposes of Section 7.1 or
Section 7.2, as applicable; however, any such supplement or amendment will be effective to cure and correct for all other purposes any breach of any representation or warranty which would have existed but for such supplement or amendment, and all references to any Disclosure Schedule hereto which is supplemented or amended as provided in this Section 11.2 will, for all purposes, whether or not the Closing occurs, be deemed to be a reference to such Disclosure Schedule as so supplemented or amended.

                  11.3 Fees and Expenses. The parties hereto each represent and warrant to the other that the respective warrantor has not dealt with and is not aware of any dealings with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from any other party for arranging these transactions or introducing the parties to each other. Except as set forth in this Section 11.3 and on Schedule 11.3 hereto, all Expenses incurred in connection with this Agreement, and the Contribution shall be paid by the party incurring such Expenses, whether or not the Closing occurs. "Expenses" for purposes of this
Section 11.3 shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf.

                  11.4 No Employment Agreements. Neither EPi nor the Surviving Corporation will have any obligation to enter into any employment agreement with any employees of Gemini or EPi or EPi Sub prior to the Closing or thereafter, except as provided in Article VII hereof.

                  11.5 Notices. All notices required or permitted to be given hereunder will be in writing and will be deemed given when delivered in person, or three business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                           If to Gemini or GBI or Jayaramans:

                                    Gemini Biotech Ltd.
                                    3608 Research Forest Drive
                                    The Woodlands, TX 77382
                                    Attention: Krishna Jayaraman, PhD
                                    Fax: (281) 364-0738

                           If to EPi or EPi Sub:

                                    Electropharmacology, Inc.
                                    2301 NW 33rd Court, Suite 102
                                    Pompano Beach, Florida  33069
                                    Attention:  Arup Sen
                                    Fax:  (954) 975-4021

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                  11.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each appendix, exhibit and schedule to this Agreement will be considered incorporated herein. This Agreement supersedes all prior written or oral agreements between the parties hereto and thereto.

                  11.7 Waivers. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, will not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving party.

                  11.8 Severability. The invalidity of any provision of this Agreement or portion of a provision will not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

                  11.9 Applicable Law. This agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles of such state.

                  11.10 Construction. Each party has participated in the drafting of this Agreement and this document has been reviewed by the respective legal counsel for the parties hereto. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

                  11.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all such counterparts will constitute but one instrument.

                  11.12 Facsimile Execution. This Agreement may be executed by any party hereto by facsimile, and each such executed counterpart shall be deemed to be validly executed and enforceable against each such party in accordance with its terms.

         IN WITNESS WHEREOF, the individuals signing below on behalf of EPi, EPi Sub, Gemini, GBI and Jayaramans are signing in the capacities indicated below as of the date first above written.


                                  ELECTROPHARMACOLOGY, Inc.

                                  By:  /s/ Arup Sen
                                       --------------------------------------
                                        Arup Sen
                                        President and Chief Executive Officer

                                  EPi Sub Inc.

                                  By:  /s/ Arup Sen
                                       --------------------------------------
                                        Arup Sen
                                        President and Chief Executive Officer

                                  Gemini Biotech L.P.,
                                  By: Delargen Corporation, General Partner

                                  By:  /s/ Krishna Jayaraman
                                       --------------------------------------
                                        Krishna Jayaraman, PhD
                                        President and Chief Executive Officer

                                  By:  /s/ Krishna Jayaraman
                                       --------------------------------------
                                        Krishna Jayaraman, PhD


                                  By:  /s/ Shashikala Jayaraman
                                       --------------------------------------
                                        Shashikala Jayaraman

                                  Delargen Corporation (Gemini Biotech Inc.)

                                  By:  /s/ Krishna Jayaraman
                                       -------------------------------------
                                        Krishna Jayaraman, PhD
                                        President and Chief Executive Officer

                                  EXHIBIT 1.23

                             UNIT EXCHANGE AGREEMENT

                            Dated as of June __, 1998

                                 by and between

                               GEMINI BIOTECH L.P.

                            ELECTROPHARMACOLOGY, INC.

                                       and

                         Gemini Health Technologies L.P.

                             UNIT EXCHANGE AGREEMENT


         This UNIT EXCHANGE AGREEMENT, dated as of June __ , 1998, is made by and between ELECTROPHARMACOLOGY, INC., a Delaware corporation (the "Company"), GEMINI BIOTECH LTD., a Texas limited partnership ("Gemini"), and Gemini Health Technologies L.P., a Delaware limited partnership (the "Partnership").

         The parties hereto agree as follows:

                                   ARTICLE I.
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICABILITY

         Section 1.1. Definitions. As used in this Agreement, the following terms have the following respective meanings:

         "Agreement" means this Unit Exchange Agreement.

         "Business Day" means a day other than a Saturday, Sunday, or a day on which banks in the State of Florida are authorized or required by law to close.

         "Cash Payment" shall have the meaning assigned thereto in Section 2.3.

         "Closing" shall have the meaning assigned thereto in Section 2.4.

         "Closing Price" means, for each Trading Day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading on a national securities exchange, on the National Market System of The Nasdaq Stock Market or, if the Common Stock is not quoted on the National Market System of The Nasdaq Stock Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Stock is not traded in the over-the-counter market, the fair market value per share of the Common Stock as determined by the Company Board (whose determination shall be conclusive).

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means Common Stock, par value $.01 per share, of the Company and any stock of any class of the Company that (a) has no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and (b) is not subject to redemption by the Company. However, shares issuable on exchange of Partnership Units, shall include only shares of the class designated as Common Stock of the Company on the date hereof, or shares of any class or classes resulting from any reclassification thereof that (i) have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and (ii) are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable and registerable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassification.

         "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

         "Company Board" means the Board of Directors of the Company.

         "Company Certificate" shall have the meaning assigned thereto in
Section 5.3.

         "Deemed Outstanding Shares" means the sum of (a) all shares of Common Stock outstanding, plus (b) the aggregate number of shares of Common Stock issuable under this Agreement in exchange for Partnership Units at the then applicable Exchange Rate, assuming for this purpose that the Partnership Units are then exchangeable.

         "Effective Date" means the date of this Agreement.

         "Exchange Date" shall mean the date one year after the Effective Date.

         "Exchange Notice" shall have the meaning assigned thereto in
Section 2.2.

         "Exchange Rate" shall have the meaning assigned thereto in Section 2.1.

         "Gemini" shall have the meaning set forth in the preamble and shall also include Gemini's successors.

         "Partnership" shall have the meaning set forth in the preamble and shall also include the Partnership's successors.

         "Partnership Agreement" means the Agreement of Limited Partnership of the Partnership.

         "Partnership Units" means Partnership Units of the Partnership as defined in the Partnership Agreement.

         "person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable exchange or in the applicable market.

         Section 1.2. Interpretation. The following provisions shall govern the interpretation of this Agreement:

                  (a) The singular form of any word used herein, including the terms defined in Section 1.1, include the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other gender.

                  (b) Unless otherwise expressly indicated, all references herein to "Articles," "Sections" and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Agreement; and the words "herein," "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

                  (c) The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

                  (d) Each reference herein to any agreement, instrument or other document shall mean such agreement, instrument or document as from time to time amended, modified or supplemented in accordance with the terms hereof and thereof. The term "including" shall be construed to mean "including but not limited to."

                                   ARTICLE II.
                                 EXCHANGE RIGHTS

         Section 2.1. General Rights. Subject to (a) the restrictions on transfer contained in the Partnership Agreement and (b) Section 2.9, each Partnership Unit shall be exchangeable, at any time on or after the Exchange Date, at the option of Gemini for one fully paid and non-assessable share of Common Stock, subject to adjustment as provided in Article III. The number of shares of Common Stock to be delivered by the Company pursuant to this Article II in exchange for one Partnership Unit is hereinafter referred to as the "Exchange Rate."

         Section 2.2. Notice Required for Exercise of Exchange Right. Following the Exchange Date, if Gemini desires to exchange its Partnership Units for Common Stock, Gemini shall provide written notice (an "Exchange Notice") to the Company and the Partnership of its intent to (a) exercise its rights under this
Article II; provided, however, that Gemini shall be entitled to exchange all, but not less than all, of its Partnership Units.

         Section 2.3. Exchange of Partnership Units. At the Closing described in
Section 2.4, the Company shall issue and deliver to Gemini shares of Common Stock in an amount equal to the Exchange Rate multiplied by the number of Partnership Units held by Gemini. If at the time the Company receives an Exchange Notice, the Company has received a distribution from the Partnership in respect of its Partnership Units and the Company has neither paid as a dividend to the holders of Common Stock the amount of such distribution (or part thereof) nor set a record date for declaring a dividend to the holders of Common Stock of such distribution (or part thereof), then in addition to the Partnership Units, at the Closing, Gemini shall also deliver to the Partnership an amount of cash (the "Cash Payment") equal to the number of shares of Common Stock into which such Partnership Units are exchangeable divided by the Deemed Outstanding Shares times the amount of the distribution that has neither previously been paid as a dividend nor with respect to which a record date for a dividend been established.

         Section 2.4. Closing. The closing of the transactions contemplated by this Article II shall take place at the principal office of the Company (the "Closing"). At the Closing, Gemini shall deliver to the Company (i) certificates representing such Partnership Units as are to be exchanged accompanied by such instruments of transfer as shall reasonably be required by the Company and the Partnership and (ii) the Cash Payment, if any, and the Company shall deliver to Gemini shares of Common Stock in an amount determined pursuant to Section 2.3, registered in the name of Gemini. The Company shall present to the Partnership such Partnership Units for transfer and the Partnership shall deliver replacement certificates representing the number of Partnership Units transferred to the Company in the name of the Company or its designee and the Partnership shall make corresponding notations in its books and records. In addition, Gemini shall deliver to the Company and the Partnership a letter of representation substantially in the form of Exhibit A attached hereto and such other certificates and documents as may reasonably be requested by the Company or the Partnership (including evidence of receipt of all required approvals and consents and compliance with all applicable securities and tax laws).

         No fractional interest in a share of Common Stock shall be issued by the Company upon the exchange of Partnership Units. Any fractional interest in a share of Common Stock resulting from the exchange of any Partnership Units shall be paid by the Partnership in cash (computed to the nearest cent) based on the Closing Price of the Common Stock on the last Trading Day prior to the date on which such Partnership Units are surrendered for exchange in the manner set forth above.

         Gemini will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exchange of Partnership Units pursuant hereto; and the Company may withhold delivery until such charge is paid or offset against the number of shares to be delivered.

         Section 2.5. Distributions With Respect to Partnership Units. Any payment or distribution (for purposes of this Section 2.5, a "distribution") received by Gemini with respect to Partnership Units exchanged pursuant to this
Article II allocable to any period after the Closing shall be forwarded immediately by Gemini to the Company. The Partnership is hereby instructed to and agrees to pay or cause to be paid such portions of any distribution owed to the Company directly to the Company and thereafter shall be discharged of any obligation to Gemini with respect to such portion of such distribution.

         Section 2.6. Restricted Securities. Any Common Stock issued by the Company to Gemini prior to the effectiveness of a registration statement filed with the Commission with respect to such Common Stock shall be "restricted securities" and Gemini, by execution and delivery of an Exchange Notice shall be deemed to have agreed that at the time of issuance of such Common Stock it shall execute and deliver a certificate in the form of Exhibit B attached hereto. The certificates evidencing such "restricted securities" shall bear a restrictive legend to the effect that the shares of Common Stock represented thereby have not been registered under the Securities Act, and may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof. Notwithstanding the foregoing, the Company shall use its reasonable best efforts to register as promptly as practicable after the Effective Date, the shares of Common Stock into which the Partnership Units are exchangeable, in accordance with the Registration Rights Agreement attached as Exhibit A to the Master Agreement by and among Healthtech Development, Inc., a Texas corporation ("HTD"), Gemini, the Company, EPI Sub Inc., a Delaware corporation, and certain stockholders of the Company and of HTD and certain partners of Gemini.

         Section 2.7. Sale by Gemini. Gemini, by execution and delivery of an Exchange Notice, shall be deemed to have agreed that it will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, to any person, in one or a series of transactions, any Common Stock received pursuant to this Agreement, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

         Section 2.8. Company Covenants. The Company covenants that (a) all shares of Common Stock which may be issued upon exchange of Partnership Units will, upon issue, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights and (b) it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting the exchange of Partnership Units, the full number of shares of Common Stock deliverable upon the exchange of all outstanding Partnership Units not theretofore converted.

         Section 2.9. Exchange Deferral Rights. At any time prior to the Closing either the Partnership or the Company shall have the right to defer an exchange hereunder for a period of up to 180 days if the Partnership or the Company, as the case may be, acting in good faith, reasonably determines that such a deferral is in the best interests of the Partnership or the Company, as the case may be, in light of possible or pending financing or other transactions. Such a deferral shall be effected by the furnishing by the Partnership or the Company to Gemini of a written notice of an executive officer of the Partnership or the Company, as the case may be, stating that (a) Gemini's right to exchange Partnership Units for Common Stock pursuant to this Agreement is deferred for a period of time, (b) the number of days, up to 180, of such deferral and (c) that such deferral is being implemented pursuant to this Section 2.9. This right may not be utilized by either the Partnership or the Company more than once in any twelve month period.

         Section 2.10. Call of Partnership Units. At any time commencing two (2) years after the Effective Date, the Company, by written notice to Gemini (a "Call Notice"), shall have the option to purchase any or all of Gemini's Partnership Units for such number of fully paid and non-assessable shares of Common Stock as is equal to the number of Partnership Units set forth in the Call Notice multiplied by the Exchange Rate. In addition to the Partnership Units, Gemini shall also deliver to the Company a Cash Payment (as determined pursuant to Section 2.3), if applicable. The Closing of the transactions described in this Section 2.10 shall take place in accordance with Section 2.4. If the exchange pursuant to this Section 2.10 increases the tax liability of Gemini over the tax that would have been due had the Call Notice not been given, then the Company shall pay an amount equal to such increase in tax liability to Gemini.

                                  ARTICLE III.
                            EXCHANGE RATE ADJUSTMENTS

         Section 3.1. Exchange Rate Adjustments -- Company Actions. The Exchange Rate shall be adjusted from time to time as follows:

                  (a) If the Company shall pay or make a dividend or other distribution on the Common Stock payable in Common Stock, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the total number of shares of Common Stock constituting such dividend or other distribution and the denominator of which shall be such number of shares of Common Stock outstanding at the close of business on the date fixed for such determination. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company agrees not to pay any dividend or make any distribution on shares of Common Stock held in its treasury.

                  (b) If the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection
         (d) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exchange Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that could be purchased at the current market price with the aggregate offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                  (c) In case the outstanding shares of Common Stock shall be subdivided into a greater or smaller number of shares of Common Stock, the Exchange Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately adjusted. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) For the purpose of any computation under subsection (b) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Company Board commencing no more than 30 Trading Days before and ending no later than the second Trading Day before the day in question.

                  (e) No adjustment in the Exchange Rate in respect of this
         Section 3.1 shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this clause (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that adjustments shall be required and made in accordance with the provisions of this Section
         3.1 (other than this clause (e)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. All calculations under this clause (e) shall be made to the nearest cent.

                  (f) Whenever the Exchange Rate is adjusted as provided in this
         Section 3.1, the Company shall provide written notice of such adjustment to the Partnership and Gemini, which notice shall include the Exchange Rate after such adjustment and shall set forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

                  (g) In case of any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, Gemini shall have the right thereafter to exchange Partnership Units only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Partnership Units might have been exchanged immediately prior to such consolidation, merger, sale or transfer. If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of Gemini, so that the provisions set forth herein shall thereafter be applicable, as nearly as may reasonably be practicable, to any shares of stock or other securities or property thereafter deliverable on the exchange of the Partnership Units. Any adjustment under this subsection (g) shall be evidenced by written notice of such adjustment in the manner set forth in subsection
         (f). The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

         Section 3.2. Exchange Rate Adjustments - Partnership Actions. The Exchange Rate shall be adjusted from time to time as follows:

                  (a) If the Partnership shall pay or make a dividend or other distribution on Partnership Units in Partnership Units, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of the Partnership partners entitled to receive such dividend or other distribution shall be adjusted by multiplying such Exchange Rate by a fraction the denominator of which shall be the sum of the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the total number of Partnership Units constituting such dividend or other distribution and the numerator of which shall be such number of Partnership Units outstanding at the close of business on the date fixed for such determination. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination.

                  (b) If the Partnership shall issue rights or warrants to all holders of Partnership Units entitling them to subscribe for, purchase or acquire Partnership Units at a price per Partnership Unit less than the current market price per share (determined as provided in subsection (d) below) of Common Stock multiplied by the Exchange Rate on the date fixed for the determination of Partnership Unit holders entitled to receive such rights or warrants, the Exchange Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exchange Rate by a fraction the denominator of which shall be the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the number of Partnership Units so offered for subscription, purchase or acquisition, and the numerator of which shall be the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the number of Partnership Units which the aggregate of the offering price of the total number of Partnership Units so offered for subscription, purchase or acquisition would purchase at a price per Partnership Unit equal to the market price per share of Common Stock multiplied by the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of Partnership Unit holders entitled to receive such rights or warrants. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination.

                  (c) In case the outstanding Partnership Units shall be subdivided into a greater or smaller number of Partnership Units, the Exchange Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately adjusted. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) For the purpose of any computation under subsection (b) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Company Board commencing no more than 30 Trading Days before and ending no later than the second Trading Day before the day in question.

                  (e) No adjustment in the Exchange Rate in respect of this
         Section 3.2 shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments that by reason of this clause (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that adjustments shall be required and made in accordance with the provisions of this Section 3.2 (other than this clause (e)) not later than such time as may be required in order to preserve the tax free nature of a distribution to Gemini. All calculations under this clause (e) shall be made to the nearest cent.

                  (f) Whenever the Exchange Rate is adjusted as provided in this
         Section 3.2 the Partnership shall provide written notice of such adjustment to the Company and Gemini, which notice shall include the Exchange Rate after such adjustment and shall set forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

         Section 3.3. Exchange Rate Adjustments -- General. Anything in this
Article III to the contrary notwithstanding, it is the intent of the parties that the Exchange Rate be adjusted to reflect events affecting the capital structure of the Company, including those events described in this Article III, as necessary or appropriate to place the parties to this Agreement in the same relative position that they would have been had such events not occurred, and the parties hereby agree that the Exchange Rate in effect at any time shall reflect such intent.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of the Company and the Partnership.

         Each of the Company and the Partnership represents and warrants to Gemini as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company or the Partnership, as the case may be, have been duly authorized by all requisite corporate or partnership action and will not violate any provisions of law, any order of any court or other agency of government, its organizational documents or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or the Partnership, as the case may be, except where any such violation, conflict, breach, default or encumbrance will not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), or results of operations of the Company or the Partnership, as the case may be.

                  (b) This Agreement has been duly executed and delivered by the Company or the Partnership, as the case may be, and constitutes the legal, valid and binding obligation of the Company or the Partnership, as the case may be, enforceable in accordance with its terms.

         Section 4.2. Representations, Warranties and Agreements of Gemini. Gemini represents, warrants and agrees with each of the Company and the Partnership as follows:

                  (a) The performance of this Agreement by Gemini has been duly authorized by all requisite partnership or similar action and will not violate any provisions of law (assuming compliance by the Company and the Partnership with all applicable federal or state securities laws), any order of any court or other agency of government, the organizational documents of Gemini or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Gemini.

                  (b) This Agreement constitutes the legal, valid and binding obligation of Gemini, enforceable in accordance with its terms.

                                   ARTICLE V.
                                  ASSIGNABILITY

         Gemini shall not, without the prior written consent of the Company and the Partnership, assign any of its rights under this Agreement.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         Section 6.1. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided that this Agreement may not be assigned by any party hereto other than in compliance with the terms hereof.

         Section 6.2. Notices. All notices and other communications provided for in this Agreement shall be in writing, and shall be sufficiently given if made
(a) by hand delivery or by telecopier and (b) by reputable express courier service (charges prepaid) or by registered or certified mail (postage prepaid and return receipt requested) (i) if to the Company, at the following address:

                                    EPi Health Technologies Inc.
                                    2301 NW 33rd Court
                                    Suite 102
                                    Pompano Beach, Florida 33060

                                    Attention: Chief Executive Officer
                                    Facsimile: (954) 975-4021

or if to the Partnership, at the following address:

                                    Gemini Health Technologies L.P.
                                    230l N.W 33rd Court
                                    Suite 102
                                    Pompano Beach, Florida 33060
                                    Attention:General Partner
                                    Facsimile: (954) 975-4021

or if to Gemini, at the following address:

                                    Gemini Biotech Ltd.
                                    3608 Research Forest Drive
                                    The Woodlands, Texas 77382
                                    Attention:  Krishna Jayaraman
                                    Facsimile (281) 364-0738

or at such other address as the Company or the Partnership or Gemini shall have furnished in writing one to the other. All such notices and other communications shall be deemed to have been duly given and delivered: when delivered whether by hand, if personally delivered; or when receipt acknowledged, if delivered by telecopier; or on actual receipt if delivered by other means.

         Section 6.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         Section 6.4. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understanding among such parties.

         Section 6.5. Governing Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE.. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

         Section 6.6. Amendments to the Agreement. This Agreement may not be changed or amended or the observance of any provisions waived without the written consent of each of the Company, the Partnership and Gemini.

         Section 6.7. Dispute Resolution. All disputes, claims or questions that the parties are unable to resolve after sixty (60) days of good faith negotiations shall be submitted to arbitration and determined as follows. The party desiring to arbitrate any such matter shall file a demand for arbitration with the American

Arbitration Association and with the applicable other parties, such demand to include a written notice stating and specifying in reasonable detail the particular matter or matters to be arbitrated. The demand for arbitration will be filed, if at all, within a reasonable period of time after the expiration of the sixty (60) day period of good faith negotiations, but in no event later than one (1) year thereafter, and it is agreed that the matter subject to the arbitration shall be deemed barred by statute of limitations absent a timely demand for arbitration made within the aforesaid time period. All arbitration proceedings will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, applying the Expedited Procedures set forth in such Rules then in effect. No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, any additional person or entity not a party to this Agreement. The arbitration will take place in Delaware or such other jurisdiction as the parties may agree upon. The arbitrators will not have authority to award punitive damages or any other damages not measured by the prevailing party's actual direct damages. The arbitrators will (i) set forth their award, together with the facts found and the conclusions reached in writing, and (ii) deliver one signed copy of their decision to each party to the arbitration. The foregoing agreement to arbitrate shall be specifically enforceable by any court of competent jurisdiction, and the arbitrators' decision shall be effective, final, binding, conclusive and nonappealable and judgment may be entered thereon by any court of competent jurisdiction, as of the date of its issuance and delivery. All expenses of arbitration, including the arbitrators' fees, will be borne equally on a pro rata basis by the parties involved or participating in the arbitration.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  ELECTROPHARMACOLOGY, INC.

                                  By: /s/ Arup Sen
                                      ----------------------------------
                                  Name: Arup Sen
                                  Title: Chairman & CEO


                                  Gemini Health Technologies L.P.



                                  By: /s/ Arup Sen
                                      ----------------------------------
                                  Name: Arup Sen
                                  Title: President, Gemini Health
                                         Technologies, Inc., General Partner

                                  GEMINI BIOTECH L.P.



                                  By: /s/ Krishna Jayaraman
                                      ---------------------------------
                                  Name:  Krishna Jayaraman
                                  Title: President/CEO, Delargen Corporation,
                                         General Partner

                                    EXHIBIT A

                            LETTER OF REPRESENTATIONS

[Company and Partnership]



Ladies and Gentleman:

         The undersigned, pursuant the Unit Exchange Agreement (the "Unit Exchange Agreement"), dated as of June __, 1998, by and among Gemini Health Technologies L.P. ("the Partnership"), Electropharmacology, Inc., (the "Company"), and Gemini Biotech L.P. hereby acknowledges, represents, warrants, and agrees, on behalf of itself and its assigns, that in connection with the undersigned's exchange of Partnership Units in the Partnership for shares of Common Stock of the Company (its "Exchange") pursuant to the Unit Exchange
Agreement:

                  (i) The Exchange does not violate any provisions of law, any order of any court or other agency of government, the organizational documents of the undersigned or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the undersigned's properties or assets.

                  (ii) The undersigned has obtained all consents or approvals required by governmental entities that are necessary in connection with the Exchange.

                  (iii) The Exchange does not violate any laws that pertain to the offer or sale of securities generally in any jurisdiction to which the undersigned may be subject or in any jurisdiction which may claim a right to regulate such offer to, or purchase by, the undersigned (it being expressly understood that the undersigned is not giving a representation or warranty as to whether the Company or the Partnership has complied with the federal or state laws of the United States that pertain to the offer or sale of securities).

                  (iv) Neither the Company nor the Partnership has rendered any investment advice to the undersigned in connection with the Exchange. The undersigned has had access to such financial and other information concerning the Company and the Partnership as it has deemed necessary in connection with its decision to effect the Exchange. In electing to effect the Exchange, the undersigned has relied only on the advice of its own advisors.

                  (v) The certificates representing the shares of Common Stock of the Company to be received by the undersigned in connection with the Exchange will bear such legend or legends, consistent with the terms of the Unit Exchange Agreement as the Company, the Partnership or their respective legal counsel deems necessary or desirable.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.


Date:___________

                                Very truly yours,

                                Gemini Biotech L.P.


                                By: /s/  Krishna Jayaraman
                                    ---------------------------------------
                                Title: President/CEO, Delargen Corporation,
                                       General Partner

                                    EXHIBIT B

                        RESTRICTED SECURITIES CERTIFICATE

         The undersigned, pursuant the Unit Exchange Agreement (the "Unit Exchange Agreement"), dated as of June __, 1998, by and among Gemini Health Technologies L.P. ("the Partnership"), Electropharmacology, Inc., (the "Company"), and Gemini Biotech L.P. hereby acknowledges, represents, warrants, and agrees, on behalf of itself and its assigns, that:

                  (a) Any shares of Common Stock of the Company issued to the undersigned upon exchange of Partnership Units in the Partnership pursuant to the Unit Exchange Agreement prior to the effectiveness of a registration statement filed with the Commission with respect to such Common Stock (i) have not been registered under the Securities Act,
         (ii) have been issued in reliance on exemptions from such registration provided in Section 4(2) of the Securities Act and applicable exemptions under the state securities laws, and (iii) shall be "Restricted Securities."

                  (b) It shall not sell, transfer, assign, pledge or otherwise encumber or dispose of, directly or indirectly (collectively, "Transfer") any Restricted Securities prior to the date that is one year after the later of (1) the date of original issue to the undersigned or (ii) the last date on which the undersigned was an affiliate of the Partnership or the Company, unless (A) for so long as the Restricted Securities are eligible for resale pursuant to Rule 144A under the Securities Act, the Transfer is made to a person the undersigned reasonably believes is a "qualified institutional buyer" (as such term is defined in Rule 144A, a "QIB") that is purchasing for its own account or the account of a QIB to whom notice is given that the Transfer is being made in reliance on Rule 144A, (B) the Transfer is made outside the United States to a person who is not a "U.S. Person" in a transaction meeting the requirements of Rule 904 under the Securities Act, (C) the Transfer does not violate any United States federal or state securities laws or any of the rules and regulations promulgated thereunder (collectively, the "U.S. Securities Laws") or the securities laws of any other jurisdiction and, prior to effecting such Transfer, the undersigned provides an opinion of counsel satisfactory to each of the Company and the Partnership that such Transfer is in accordance with the U.S. Securities Laws or (D) the Transfer is effected in accordance with the terms of the Unit Exchange Agreement.

                  (c) It is not acquiring the Restricted Securities with a view to, or for the offer or sale in connection with, any distribution in violation of the Securities Act.

                  (d) It shall provide to any person purchasing any Restricted Securities from it a notice advising such purchaser that Transfers of the Restricted Securities are restricted as set forth herein and in the Unit Exchange Agreement.

                  (e) The Company, the Partnership and others will rely upon the undersigned's confirmations, acknowledgments and agreements set for herein and in the undersigned's Notice of Exchange Authorization, and the undersigned will notify the Company and the Partnership promptly in writing if any of its representations or warranties herein or therein ceases to be accurate and complete.

         THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.


Date:___________


                               GEMINI BIOTECH L.P.

                               By: /s/ Krishna Jayaraman
                                   ---------------------------------------
                               Title: President/CEO, Delargen Corporation,
                                      General Partner

                                  EXHIBIT 1.38

                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT, dated as of __, 1998, is made by and between Electropharmacology, Inc., a Delaware corporation (the "Company") and the Holders (as hereinafter defined).

         The parties hereto agree as follows:

0.1. Definitions. As used in this Agreement, the following terms have the following respective meanings:

         "Agreement" means this Registration Rights Agreement.

         "Business Day" means a day other than a Saturday, Sunday, or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means Common Stock, par value $.01 per share, of the Company.

         "Company" shall have the meaning set forth in the preamble and shall include the Company's successors.

         "Company Board" means the Board of Directors of the Company.

         "Company Certificate" shall have the meaning assigned thereto in
         Section 6.

         "Company Indemnitee" shall have the meaning assigned thereto in
         Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

         "Exchange Act Documents" shall have the meaning assigned thereto in
         Section 5.4(a)(vi).

         "Holder" means those persons whose names are set forth on Schedule A hereto.

         "Holder Indemnitee" shall have the meaning assigned thereto in
         Section 11.

         "Indemnified Person" means a Holder Indemnitee or Company Indemnitee.

         "Indemnifying Person" shall have the meaning assigned thereto in
         Section 12.

         "person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Process Agent" shall have the meaning assigned thereto in Section 19.

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         "Registerable Securities" means those shares of Common Stock set forth next to the name of each Holder on Schedule A; provided, that if nationally recognized securities counsel to the Company delivers to the Company a written legal opinion to the effect that any particular shares of Common Stock may be disposed of by the Holder thereof in the manner proposed by such Holder without registration under the Securities Act, such shares of Common Stock shall not be Registerable Securities.

         "Rule 144" shall have the meaning assigned thereto in Section 9.

         "Securities Act" means the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         "Suspension Notice" shall have the meaning assigned thereto in
         Section 4(c).

0.2. Interpretation. The following provisions shall govern the interpretation of this Agreement:

         (a) The singular form of any word used herein, including the terms defined in Section 1.1, include the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other gender.

         (b) Unless otherwise expressly indicated, all references herein to "Articles," "Sections" and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Agreement; and the words "herein," "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

         (c) The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

         (d) Each reference herein to any agreement, instrument or other document shall mean such agreement, instrument or document as from time to time amended, modified or supplemented in accordance with the terms hereof and thereof. The term "including" shall be construed to mean "including but not limited to."

0.3. Registration. The Company shall (a) file with the Commission as soon as reasonably practicable a Registration Statement (the "Registration Statement") on Form S-1 to register the Registerable Securities in connection with their sale by the Holders and (b) use its reasonable efforts to have the Registration Statement declared effective by the Commission and remain continuously effective for a period of not less than six months or, if earlier, until the date on which all Registerable Securities covered by such registration have been disposed of by the Holders either pursuant to the Registration Statement or otherwise. Such six (6) month period shall be extended by (A) the period that any Suspension Notice is in effect under Section 4(c) and
         (B) the period that any deferral is in effect under Section 6. The Company further agrees that if permitted by the rules and regulations of the Commission, the registration contemplated by this Section 3 shall be made pursuant to Rule 415 of the Securities Act. In the event of an underwritten public offering of the Registerable Securities, if the underwriters of such offering advise the Company and the Holders in writing that in their opinion

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
         the amount of the Registrable Securities to be included in such offering would adversely affect the success of such offering, then the Company shall include, on behalf of such Holders, only the amount of Registrable Securities that in the opinion of such underwriters, can be sold without any such adverse affect, and such securities shall be allocated pro rata among all such Holders.

0.4.     Registration Statement.

         (a) In connection with the obligations of the Company under Section 3, the Company shall:

                  (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus as may be necessary to maintain the effectiveness of the Registration Statement for the period required by Section 3 and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Registerable Securities covered by the Registration Statement;

                  (ii) for a reasonable period prior to the filing of the Registration Statement, and throughout the period of effectiveness required by Section 3 upon reasonable notice, make available for inspection by a representative of the Holders, any underwriter participating in any distribution pursuant to the Registration Statement, and any attorney or accountant designated by the Holders, at a reasonable time and in a reasonable manner, financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company to respond to such inquiries and supply information reasonably requested by any such representative, underwriter, attorney or accountant in the course of conducting a reasonable investigation within the meaning of Section 11(b) of the Securities Act; provided, however, that such representatives, attorneys or accountants shall be acceptable to the Company in its judgment reasonably exercised and shall agree to enter into written confidentiality agreements acceptable to the Company regarding any records, information or documents that are designated by the Company as confidential unless such records, information or documents are available to the public or disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose;

                  (iii) promptly advise the Holders, and the managing underwriter or underwriters, if any, and confirm such advice in writing when, to its knowledge, (A) the Registerable Securities or supplement or post-effective amendment has been declared or becomes effective, (B) the Commission has issued any stop order suspending the effectiveness of the Registration Statement or has initiated or threatened any proceedings for that purpose, (C) the qualification of the Registerable Securities for sale in any jurisdiction has been suspended or any proceeding for such purpose has been initiated or threatened, or (D) any event has occurred that makes any statement made in the Registration Statement or the related prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or prospectus in order to make the statements therein not misleading;

                  (iv)     upon the occurrence of any event contemplated by
                           Section 4(a)(iii)(D) hereof, use its reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the prospectus contained therein or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registerable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

                  (v) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto at the earliest practicable date;

                  (vi) provide copies of any prospectus, any amendment to the Registration Statement or amendment or supplement to any prospectus or any document that is to be incorporated by reference into the Registration Statement or any prospectus after initial filing of the Registration Statement, a reasonable time prior to the filing of any such prospectus, amendment, supplement or document, to the Holders and underwriters, if any, and make the representatives of the Company available on a reasonable basis if reasonably requested by the Holders; provided that the requirements of this paragraph shall not apply to documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (the "Exchange Act Documents"); and provided further that the Company shall promptly notify Holders of the filing of any Exchange Act Documents except for such Exchange Act Documents specifically related to the offering of other securities and not to the Registerable Securities;

                  (vii) furnish to each Holder and to each underwriter and selling agent, if any, at the expense of the Holders as many copies of the prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or managing underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registerable Securities;

                  (viii) use its reasonable efforts to (A) register or qualify the Registerable Securities to be included in the Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Holders and each placement or sales agent, if any, therefor and each underwriter, if any, thereof shall reasonably request in writing on a timely basis, (B) take any and all other actions as may be reasonably necessary or advisable to enable each such holder, agent if any, and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registerable Securities; provided that the Company shall not be required for any such purpose to
                           (A) qualify as a foreign corporation or foreign limited partnership in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph 4(a)(viii), (B) file a general consent to service of process in any such jurisdiction, (C) subject itself to taxation in any jurisdiction where it is not already subject to taxation or (D) make any changes to its Certificate of Incorporation or Bylaws, or any agreement between it and its stockholders.

                  (ix) use its reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local that may be required to effect the registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, their Registerable Securities;

                  (x) furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (xi) cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registerable Securities to be sold, which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registerable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of the Registerable Securities; and

                  (xii) enter into and deliver all such customary agreements (including underwriting or purchase agreements), documents and take such other actions (including causing the delivery of opinions of counsel and "comfort" letters of independent certified public accountants) as are reasonably requested of the Company to expedite or facilitate the disposition of the Registerable Securities.

         (b) Each Holder shall provide the Company with all assistance necessary for the Company to comply with its obligations under this Agreement. Without limiting the generality of the foregoing provision, the Holders shall cause any entity that is controlled by one or more of them, individually or together, to provide the financial statements and other information about such entity that is required to be included in the Registration Statement.

         (c) Each Holder, upon receipt of any (i) notice from the Company of the happening of any event of the kind described in Section 4(a)(iii)(B), (C) or (D), (ii) notice from the Company that it is in possession of material information that has not been disclosed to the public and the Company reasonably deems it to be advisable not to include such information in the Registration Statement or (iii) notice from the Company that it is in the process of a registered offering of securities and the Company reasonably deems it to be advisable to have Holders temporarily discontinue distribution of the Registerable Securities pursuant to the Registration Statement (in each case, such notice being hereinafter referred to as a "Suspension Notice"), such Holder will forthwith discontinue distribution of the Registrable Securities pursuant to the Registration Statement and shall not be entitled to the benefits provided in this Agreement with respect to any sales made by it in contravention of this subsection, until such Holder's receipt of the copies of the supplemented or amended prospectus or a notice from the Company that any order suspending the effectiveness of the Registration Statement has been withdrawn, or, in the case of (ii) or (iii) above, until further notice from the Company that disposition of Registerable Securities may resume. Any Suspension Notice must be based upon a good faith determination of the Company Board that such Suspension Notice is necessary. In the case of a Suspension Notice, if so directed by the Company, each Holder shall deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering the offer and sale of the Registerable Securities that is current at the time of receipt of such notice. If the Company shall give any such notice to suspend the distribution of the Registerable Securities pursuant to any Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions or received notice from the Company that any order suspending dispositions of the Registerable Securities has been withdrawn.

         (d) Each Holder shall (i) furnish in writing to the Company such information regarding such Holder and such Holder's intended method of distribution of its Registerable Securities as the Company may from time to time reasonably request in writing, and (ii) enter into and deliver all such customary agreements (including underwriting or purchase agreements) and documents (including legal opinions) as are reasonably requested of such Holder to expedite or facilitate the disposition of its Registerable Securities. Each such Holder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of its Registerable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of its Registerable Securities required to be stated therein or necessary to make the statements therein not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or otherwise required so that such prospectus shall not contain, with respect to such Holder or the distribution of its Registerable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each such Holder shall comply with the provisions of the Securities Act and the Exchange Act applicable to such Holder with respect to the disposition by such Holder of the Registerable Securities covered by the Registration Statement in accordance with the intended methods of disposition by such Holder set forth in the Registration Statement.

0.5. Registration of Additional Securities. The Registration Statement may, in addition to the Registerable Securities, include other securities for sale for the Company's own account or for the account of any other person.

0.6. Registration Deferral Period. If the Company shall furnish to the Holders a certificate (the "Company Certificate") signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Company Board, acting reasonably and in the best interest of the Company, it would be detrimental to the Company and its stockholders for such Registration Statement to be filed or for the Holders to sell the Registerable Securities under any such Registration Statement and it is therefore necessary to defer the filing of the Registration Statement or suspend the ability of the Holders to sell the Registerable Securities under the Registration Statement, the filing of the Registration Statement shall be deferred, or the ability of such Holder to sell the Registerable Securities shall be suspended, for a period of not more than an aggregate of

         180 days from the date of the Company Certificate; provided however, that the Company may not utilize this right more than one time in any twelve-month period. Upon receipt of a Company Certificate, each Holder shall refrain from disposing of its Registerable Securities during the above stated 180-day period.

0.7. Expenses. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3 or 4 including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and of the Company's accountants, blue sky fees and expenses and the expenses of any special audits incident to or required by any such registration, shall be borne by such Holder pro rata on the basis of the number of shares of the Registerable Securities of such Holder included in such registration and such Holder shall pay its own selling expenses. Selling expenses shall mean all costs and commissions applicable to the sale of the Registerable Securities and all fees and disbursements of counsel and other professionals. To the extent that the Company registers a primary offering of additional securities pursuant to Section 5, the Company shall bear its pro rata share of the above-referenced registration expenses and its own selling expenses.

0.8. Listing. The Company shall use its reasonable efforts to list all Registerable Securities on each securities exchange or automated quotation system on which any of the Common Stock is then listed unless the Company Board determines that such listing would not be in the best interests of the Company.

0.9. Rule 144 Information. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit a Holder to sell shares of Common Stock that are restricted securities to the public without registration, the Company agrees to: (a) make and keep public information available, as required by Rule 144; (b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to any Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

0.10. Indemnification. The Company shall indemnify and hold harmless each Holder, officer or director of any Holder, affiliate of any Holder or any Person deemed to control any Holder (a "Holder Indemnitee") against any losses, claims, damages or liabilities, joint or several, to which such Holder Indemnitee may become subject, under the Securities Act or otherwise, that directly or indirectly arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder Indemnitee for any legal or other expenses reasonably incurred by such Holder Indemnitee in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no liability hereunder to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the prospectus or any such

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
         amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnitee expressly for use therein, or (b) the failure of a Holder Indemnitee to deliver the most recent version of the prospectus that is a part of the Registration Statement.

0.11. Indemnification by Holders. Each Holder shall cause each Holder Indemnitee to indemnify and hold harmless the Company, the Company's officers and directors, affiliates of the Company and any Person deemed to control the Company (a "Company Indemnitee") against any losses, claims, damages or liabilities to which such Company Indemnitee may become subject, under the Securities Act or otherwise, that directly or indirectly arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and reimburse each Company Indemnitee for any legal or other expenses reasonably incurred by such Company Indemnitee in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnitee expressly for use therein.

0.12. Proceedings. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made under Section 11 the Indemnified Person shall notify the party against whom the Indemnified Person intends to assert a claim for indemnification (an "Indemnifying Person") in writing of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to any Indemnified Person except to the extent the Indemnifying Person is prejudiced thereby. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel chosen by the Indemnifying Person, and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under this Section 12 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation; provided however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if the Indemnified Party reasonably believes based upon an opinion of counsel that representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnified Person shall effect the settlement or compromise of, or consent to the entry of any judgement with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of the Indemnifying Person and no Indemnifying Person shall have any liability whatsoever in connection with any settlement, compromise or consent entered into without such prior written consent.

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

0.13. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
         Section 11 is for any reason held to be unenforceable by an Indemnified Person although applicable in accordance with its terms, the Indemnified Person on the one hand and the Indemnifying Person on the other hand shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Person; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As between the Indemnifying Person and each Indemnified Person, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand, from the offering of the Registrable Securities, the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof and any other relevant equitable considerations. It is agreed that it would not be just and equitable if contribution pursuant to this Section 13 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 13, each person, if any, who controls a party shall have the same rights to contribution as such party.

0.14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided that this Agreement may not be assigned by any party hereto other than in compliance with the terms hereof.

0.15. Notices. All notices and other communications provided for in this Agreement shall be in writing, and shall be sufficiently given if made
         (a) by hand delivery or by telecopier and (b) by reputable express courier service (charges prepaid) or by registered or certified mail (postage prepaid and return receipt requested) (i) if to the Company, at the following address:

                                    Electropharmacology, Inc.
                                    2301 NW 33rd Court
                                    Suite 102
                                    Pompano Beach, Florida 33060
                                    Attention: Chief Executive Officer
                                    Phone: (954) 975-9818
                                    Facsimile: (954) 975-4021

         or if to a Holder, at the address set forth for such Holder on Schedule A.

         All such notices and other communications shall be deemed to have been duly given and delivered: when delivered by hand, if personally delivered; when receipt acknowledged, if delivered by telecopier; two
         (2) Business Days after being deposited with a reputable express courier service (charges prepaid); and five (5) Business Days after being deposited in the mail, postage prepaid if delivered by United States mail (registered or certified mail, return receipt requested).

0.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

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

0.17. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understanding among such parties.

0.18. Governing Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

0.19. Jurisdiction and Service of Process. Any suit, action or proceeding against any party with respect to this Agreement and any Holder or Holder may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a court, in a court of record in the State of Delaware, and each party hereto, and each Holder (a) irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and submits to such jurisdiction, (b) agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made upon The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such alternate process agent in the United States designated with respect to the party, or such Holder in a writing delivered to the Company (the "Process Agent"), (c) irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses, (d) agrees that the failure of the Process Agent to give any notice of any such service of process to such party or such Holder or shall not impair or affect the validity of such service or of any judgment based thereon and (e) agrees to appoint a substitute process agent, if the Process Agent is no longer able to so act for any reason whatsoever, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder and to give notice of such appointment to the Company.

                                   EXHIBIT A

                                MASTER AGREEMENT

         THIS MASTER AGREEMENT (this "Agreement") is made as of June __, 1998, among HEALTHTECH DEVELOPMENT, INC., a Texas corporation ("HTD"), GEMINI BIOTECH L.P., a Texas limited partnership ("Gemini"), ELECTROPHARMACOLOGY, INC., a Delaware corporation ("EPi"), EPI SUB INC., a Delaware corporation ("EPi Sub"), the undersigned stockholders of EPi (the "the Pre-Closing EPi Stockholders"), the undersigned stockholders of HTD (the "HTD Stockholders") and the undersigned partners of Gemini (the "Gemini Partners") (the Pre-Closing EPI Stockholders, the HTD Stockholders and the Gemini Partners are each referred to as an "Equity Holder," and together, as the "Equity Holders").

                                    Recitals

         A. Each Equity Holder owns or has the power to vote the number of shares of the common stock, $.01 par value, of EPi ("EPi Common Stock") or common stock, $.01 par value, of HTD ("HTD Common Stock") or partnership interests of Gemini ("Gemini Interests") set forth next to his, her or its name on the signature page of this Agreement (together with all shares of such stock or interests in such partnership that the Equity Holder subsequently acquires or obtains the power to vote, the "Equity Interests").


         B. EPi has entered into a certain Asset Purchase Agreement with ADM Tronics Unlimited, Inc. and AA Northvale Medical Associates, Inc. ("AA Northvale"), dated May 27, 1998 (the "Asset Purchase Agreement"), pursuant to which, inter alia, EPi will assign certain of its assets to AA Northvale (the "Assigned Assets") and AA Northvale will assume certain liabilities of EPi (the "Assumed Liabilities").

         C. EPi and EPi Sub have entered into a capital contribution agreement dated June 18, 1998 (the "EPi Sub Capital Contribution Agreement"), pursuant to which EPi will contribute all of its assets (other than the Assigned Assets) and all of its liabilities (other than the Assumed Liabilities) to EPi Sub in exchange for One Hundred shares of common stock, $.01 par value, of EPi Sub (the "EPi Sub Common Stock").

         D. EPi, EPi Sub and HTD have entered into a certain Agreement of Merger and Plan of Reorganization dated June11, 1998 (the "Merger Agreement"), pursuant to which HTD will be merged with and into EPi Sub (the "Merger") and the stockholders of HTD will exchange their shares of HTD Common Stock for shares of EPi Common Stock in accordance with the terms and conditions of the Merger Agreement.

         E. It is a condition to the obligations of EPi, EPi Sub and HTD under the Merger Agreement that EPi, as the sole stockholder of EPi Sub, and the HTD Stockholders shall have agreed to vote their shares of EPi Sub Common Stock and HTD Common Stock, respectively, in favor of the Merger and the adoption of the Merger Agreement.

         F. EPi, EPi Sub and Gemini have entered into a certain Contribution Agreement, dated June 18, 1998 (the "Gemini Health Technologies Contribution Agreement"), pursuant to which EPi Sub and Gemini have agreed to transfer all of their assets and liabilities to Gemini Health Technologies L.P., a Delaware limited partnership (the "Partnership") in exchange for Partnership Units in the Partnership. Pursuant to the

Unit Exchange Agreement to be entered into among EPi, Gemini and the Partnership (the "Exchange Agreement"), Gemini shall have certain rights to exchange its Partnership Units (the "Gemini Partnership Units") for shares of EPi Common Stock.

         G. It is a condition to the obligations of EPi Sub and Gemini under the Gemini Health Technologies Contribution Agreement that EPi, as the sole stockholder of EPi Sub, and the Gemini Partners shall have agreed to vote their shares of EPi Sub Common Stock and Gemini Interests, respectively, in favor of the transactions contemplated by the Gemini Health Technologies Contribution Agreement.

         H. This Agreement sets forth certain agreements of Ei, EPi Sub, HTD, Gemini and the Equity Holders concerning (i) the approval of the transactions contemplated by the Asset Purchase Agreement, the EPi Sub Capital Contribution Agreement, the Merger Agreement and the Gemini Health Technologies Contribution Agreement (collectively, the "Reorganization Transactions"), (ii) the election of directors of EPi following the Reorganization Transactions, and (iii) certain changes to the capitalization of EPi to be effected in connection with the Reorganization Transactions, as described in Sections 4, 5 and 6 of this Agreement (collectively, the "Capitalization Changes").

                                    Agreement

         Accordingly, the parties agree as follows:

1.       Agreements to Vote Regarding the Reorganization Transactions.

         a. The Reorganization Transactions and the Capitalization Changes do not require the approval or ratification of the shareholders of EPi and it is not intended that the shareholders of EPi will be asked to approve or ratify the Reorganization Transactions or the Capitalization Changes. Nevertheless, if such approval or ratification is at any time sought by EPi, each Pre-Closing EPi Stockholder irrevocably agrees to vote his, her or its shares of EPi Common Stock in favor of the approval or ratification of the Reorganization Transactions and the Capitalization Changes at any meeting of the stockholders of EPi at which any or all of the Reorganization Transactions and/or the Capitalization Changes are considered, or if applicable, in any consent concerning the approval or ratification of any or all of the Reorganization Transactions and/or the Capitalization Changes.

         b. EPi and each HTD Stockholder irrevocably agrees to vote his, her or its shares of EPi Sub Common Stock or HTD Common Stock, as applicable, in favor of the adoption or ratification of the Merger Agreement (including without limitation all schedules and exhibits thereto as finalized pursuant to the provisions thereof) and the approval or ratification of the Merger at any meeting of the stockholders of EPi Sub or the stockholders of HTD, as applicable, at which the Merger Agreement is considered, or if applicable, in any consent concerning the Merger Agreement.

         c. EPi and each Gemini Partner irrevocably agrees to vote his, her or its shares of EPi Sub Common Stock or Gemini Interests, as applicable, in favor of the approval or ratification of the Gemini Health Technologies Contribution Agreement (including without limitation all schedules and exhibits thereto as finalized pursuant to the provisions thereof) at any meeting of the stockholders of EPi Sub or the partners of Gemini, as applicable, at which the Gemini Health Technologies Contribution Agreement is considered, or if applicable, in any consent concerning the Gemini Health Technologies Contribution Agreement.

         d. Each Equity Holder agrees to vote against the approval or ratification of any proposal relating to a competing merger or business combination involving the acquisition of EPi, EPi Sub, HTD or Gemini, as applicable, or the purchase of all or a substantial portion of the assets of EPi, EPi Sub, HTD or Gemini, as applicable, other than as contemplated by the Reorganization Transactions.

         e. EPi, EPi Sub, HTD, Gemini and each Equity Holder agrees to vote against any transaction that is inconsistent with the obligations of EPi, EPi Sub, HTD or Gemini, as applicable, to consummate the Reorganization Transactions and the Capitalization Changes.

         f. It is intended that the Reorganization Transactions shall be consummated in the following order on the same day (the "Effective Date"): (1) the transactions contemplated by the EPi Sub Capital Contribution Agreement shall be consummated,
                  (2) the transactions contemplated by the Merger Agreement shall be consummated and the Merger shall become effective,
                  (3) the transactions contemplated by the Gemini Health Technologies Contribution Agreement shall be consummated, (4) the Capitalization Changes shall be consummated and (5) the transactions contemplated by the Asset Purchase Agreement shall be consummated; provided, however, that except as provided in the two immediately subsequent sentences, it shall be deemed to be a condition subsequent to each Reorganization Transaction that all subsequent Reorganization Transactions, if any, are consummated and no Reorganization Transaction shall be deemed to be consummated unless all of the Reorganization Transactions have been consummated. If, pursuant to Section 7(b), this Agreement terminates as to Gemini and the Gemini Partners, the Reorganization Transactions (other than those contemplated by the Gemini Health Technologies Contribution Agreement) shall be consummated unless either HTD or EPi elects to terminate this Agreement pursuant to Section 7(b). If, pursuant to Section 7(b), this Agreement terminates as to HTD and the HTD Stockholders, the Reorganization Transactions (other than those contemplated by the Merger Agreement) shall be consummated unless either Gemini or EPi elects to terminate this Agreement pursuant to Section 7(b).

2.       Agreements to Vote Regarding Board of Directors.

         a. As of the Effective Date, the Board of Directors of EPi shall be comprised of seven directors. Of such directors, two directors shall be nominated (the "EPi Nominees") by a 75% supermajority vote of Messrs. George Levine, Murray Feldman, David Saloff and Norton Herrick, based on the number of shares of EPi held by each (the "EPi Representatives"), two directors shall be nominated (the "HTD Nominees") by majority vote of Messrs. Arup Sen, James Kaput and Richard Kneipper, based on the number of shares of EPi held by each (the "HTD Representatives"), two directors (the "Gemini Nominees") shall be nominated by Gemini (the "Gemini Representative"), and the Chief Executive Officer of EPi shall be nominated as a Director unless otherwise determined by a majority vote of the EPi Representatives, the HTD Representatives and the Gemini Representative;

                  provided, however, that if the number of members of the Board of Directors of EPi shall be fixed by the board as a number other than seven, the number of EPi Nominees, the number of HTD Nominees and the number of Gemini Nominees shall be adjusted accordingly. The EPi Representatives hereby nominate David Saloff and Murray Feldman as the initial EPi Nominees, the HTD Representatives hereby nominate Bernard Carrico and Richard Kneipper as the initial HTD Nominees and the Gemini Representative hereby nominates Dr. Krishna Jayaraman and Dr. Gary Wilcox as the initial Gemini Nominees.

         b. Subject to the provisions of Subsection 2(c) below, each Pre-Closing EPi Stockholder, HTD Stockholder, and Gemini (collectively, the "Post-Closing EPi Stockholders") agrees at all times in any election of directors of EPi, whether at a meeting of directors or stockholders, by consent or otherwise, and in any election or action to replace any director or fill vacancies occurring between annual meetings, to vote the shares of EPi now or hereafter owned by him, her or it for (i) the EPi Nominees, the HTD Nominees, and the Gemini Nominees and (ii) Arup Sen as long as he continues to be the Chief Executive Officer of EPi (unless otherwise determined by the EPi Representatives, the HTD Representatives and the Gemini Representative). All certificates evidencing EPi Common Stock issued to the Post- Closing EPi Stockholders shall be legended as follows (the "Legend"): "The Shares of EPi Common Stock represented by this Certificate are subject to the Master Agreement dated as of June __, 1998, a copy of which is on file at the office of the Corporation." Each Post- Closing EPi Stockholder currently holding certificates representing shares of EPi Common Stock agrees to promptly exchange such certificates for new certificates containing the Legend. The Legend shall remain on such certificates until, pursuant to
                  Section 2(f) or Section 7 of this Agreement, the Post-Closing EPi Stockholder is no longer subject to Section 2 of this Agreement. The provisions of this Section 2(b) shall be binding upon the successors, assigns, designees and transferees of each Post-Closing EPi Stockholder as if they were a signatory hereto.

         c. Prior to each nomination of directors, the EPi Representatives, the HTD Representatives and the Gemini Representative shall disclose to EPi the identity of the EPi Nominees, the HTD Nominees and the Gemini Nominees. In the event that the election of any EPi Nominee, HTD Nominee or Gemini Nominee to the Board of Directors would reasonably be expected to have a material adverse effect on the operation, financial condition, properties or business of EPi in the good faith judgment (as evidenced by a written summary of the specific reasons therefor) of the non-nominating EPi Representatives, HTD Representatives, or Gemini Representatives, as the case may be, EPi and the Post-Closing EPi Stockholders shall not be required to comply with their respective obligations under this Agreement solely with respect to such EPi Nominee, HTD Nominee, or Gemini Nominee, as the case may be, and the respective representatives nominating the EPi Nominee, the HTD Nominee or the Gemini Nominee, as the case may be, shall be entitled to name a replacement for such nominee.

         d. The EPi Representatives (by a 75% supermajority vote), the HTD Representatives (by a majority vote) and the Gemini Representative, as the case may be, may at any time and for any reason (or for no reason) designate for removal any individual that is elected as a director of EPi as a result of the nomination of such individual by such Representatives. Each Post-Closing EPi Stockholder hereby agrees to vote for or provide the required consent to effect a Removal contemplated by the immediately prior sentence. If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of a director, the EPi Representatives, the HTD Representatives or the Gemini Representatives, as the case may be, that nominated such director shall be entitled to nominate an individual to fill such vacancy until his or her successor is elected or qualified, and the Post-Closing EPi Stockholders shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Board of Directors, take action to elect such nominee to fill such vacancy.

         e. In order to effectuate the provisions of this Section 2, the Post-Closing EPi Stockholders hereby agree that when any action or vote is required to be taken by EPi or the shareholders of EPi pursuant to this Section 2, the Post-Closing EPi Stockholders shall each use his, her or its best efforts to call, or cause the appropriate officers and directors of EPi to call, a stockholders' meeting or to execute or cause to be executed a written consent pursuant to
                  Section 228(a) of the Delaware General Corporation Law to effectuate such stockholder action.

         f. Notwithstanding anything in this Agreement to the contrary, from and after the date that any EPi Representative, any HTD Representative or the Gemini Representative beneficially holds individually less than two percent (2%) of the outstanding shares of EPi Common Stock (or, in the case of Gemini, Partnership Units that are exchangeable for such amount of shares of EPi Common Stock) and is not an officer of EPi, such individual shall no longer be an EPi Representative, an HTD Representative or a Gemini Representative entitled to participate in the selection and nomination of the EPi Nominees, the HTD Nominees or the Gemini Nominees, as the case may be, and shall no longer be bound to vote his, her or its Equity Interests in accordance with this Section 2. If, pursuant to this Section 2(f), at any time there is no EPi Representative, no HTD Representative or no Gemini Representative, then in any such case, the directors nominated by such Representatives shall complete their term and thereafter the Board of Directors of EPi shall be reduced by the number of EPi Nominees, HTD Nominees or Gemini Nominees, as applicable, and such directors shall no longer have any right hereunder to be nominated as a director of EPi.

3. Limitation on Voting Power. It is expressly understood and acknowledged that nothing contained herein is intended to restrict any Post-Closing EPi Stockholder from voting on any matter (other than the election of directors of EPi) or otherwise from acting, in the Post-Closing EPi Stockholder's capacity as a director or officer of EPi, EPi Sub, HTD, Gemini, or the Partnership with respect to any matter, including but not limited to, the management or operation of EPi, EPi Sub, HTD, Gemini, or the Partnership.

4.       Certain Agreements with Norton Herrick.

         a. As of the Effective Date, that certain Stockholders Agreement, dated as of November 13, 1995, among EPi, Norton Herrick and David Saloff and that certain Registration Rights Agreement dated as of November 13, 1995, between EPi and Norton Herrick shall each be terminated and of no further force and effect.

         b. EPi and Mr. Herrick hereby agree to (i) the redemption of all of the issued and outstanding shares of EPi Preferred Stock owned of record by Mr. Herrick, and (ii) the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Herrick and which are more fully described on Schedule A attached hereto (the "Herrick EPi Warrants"), in exchange for the issuance by EPi of 1,575,000 shares of EPi Common Stock to Mr. Herrick (collectively, the "Herrick Redemption"). The Herrick Redemption shall be effective on the Effective Date and at such time, the shares of EPi Preferred Stock and any and all of the Herrick EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 1,575,000 shares of EPi Common Stock. Each outstanding certificate evidencing EPi Preferred Stock and the Herrick EPi Warrants not surrendered on the Effective Date will as of the Effective Date be deemed for all purposes to be canceled and no longer represent shares of EPi Preferred Stock or warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the shares of EPi Preferred Stock and the Herrick EPi Warrants will be converted pursuant to this
                  Section 4(b).

5. Certain Agreements with Murray Feldman. EPi and Mr. Feldman hereby agree to the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Feldman and which are more fully described on Schedule A attached hereto (the "Feldman EPi Warrants"), in exchange for the issuance by EPi of 160,000 shares of EPi Common Stock to Mr. Feldman (collectively, the "Feldman Redemption"). The Feldman Redemption shall be effective on the Effective Date and at such time, any and all of the Feldman EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 160,000 shares of EPi Common Stock. Each outstanding certificate evidencing the Feldman EPi Warrants not surrendered on the Effective Date will as of the Effective Date be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Feldman EPi Warrants will be converted pursuant to this Section 5.

6. Certain Agreements with George Levine and Paragon Capital Corp. at Spear, Leeds & Kellogg ("Paragon Capital"). EPi, George Levine, and Paragon Capital hereby agree to the redemption and cancellation of all warrants to purchase shares of EPi Common Stock issued and outstanding to Mr. Levine and/or Paragon Capital and which are more fully described on Schedule A attached hereto (collectively, the "Paragon EPi Warrants"), in exchange for the issuance by EPi of an aggregate 90,000 shares of EPi Common Stock to George Levine and Paragon Capital (collectively, the "Paragon Redemption"). The Paragon Redemption shall be effective on the Effective Date and at such time, any and all of the Paragon EPi Warrants issued and outstanding shall be automatically redeemed and converted without further action on the part of the holder thereof into an aggregate of 90,000 shares of EPi Common Stock. Each outstanding certificate evidencing the Paragon EPi Warrants not surrendered on the Effective Date will as of the Effective Date be deemed for all purposes to be canceled and no longer represent warrants to purchase EPi Common Stock, but instead will represent the right to receive that number of whole shares of EPi Common Stock into or for which the Paragon EPi Warrants will be converted pursuant to this
         Section 6.

7.       Termination.

         a. Subject to earlier termination as provided in Section 7(b), this Agreement shall terminate if the Effective Date has not occurred on or before August 31, 1998.

         b.       If the Merger Agreement is terminated in accordance with
                  Article X of the Merger Agreement, this Agreement will terminate as to HTD and the HTD Stockholders at the time of such termination (a "Partial Termination") and this Agreement may be terminated by either EPi or Gemini (a "Complete Termination"). If the Gemini Health Technologies Contribution Agreement is terminated in accordance with Article X of the Gemini Health Technologies Contribution Agreement, this Agreement will terminate as to Gemini and the Gemini Partners at the time of such termination (a "Partial Termination") and this Agreement may be terminated by either HTD or EPi (a "Complete Termination"). In the event of a Partial Termination pursuant to this Section 7(b), there shall be five (5) directors pursuant to Section 2(a) and the parties as to which this Agreement terminates (and their respective Representatives) shall not have the right to nominate directors of EPi.

         c.       In the event of the termination of this Agreement pursuant to
                  Section 7(a) or 7(b), Sections 4, 5 and 6 of this Agreement shall likewise be of no force and effect.

         d. From and after the Effective Date, the provisions of this Agreement (other than Section 1, which shall have expired pursuant to its terms), shall terminate on the earlier of (a) two years from the Effective Date, or (b) the date on which the market capitalization of EPi equals or exceeds Forty Million Dollars ($40,000,000) for any period of twenty (20) trading days within any six (6) month period; provided, however, the provisions of Sections 4, 5 and 6 of this Agreement shall survive the termination of this Agreement pursuant to this Section 7(d).

8. Representations, Warranties, and Additional Covenants. Each Equity Holder and each Post-Closing EPi Stockholder hereby represents and warrants that such Equity Holder or Post-Closing EPi Stockholder has the capacity and all necessary power and authority to vote the Equity Interests or shares of EPi Common Stock owned by it, as applicable, and that this Agreement constitutes a legal, valid, and binding obligation of the Equity Holder or Post-Closing EPi Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. Each Equity Holder further agrees that from the date hereof until the Effective Date or until the earlier termination of this Agreement pursuant to Section 7 of this Agreement, such Equity Holder will not sell or otherwise voluntarily dispose of any of the Equity Interests that are owned by such Equity Holder or take any other voluntary action that (i) would have the effect of removing such Equity Holder's obligations under this Agreement with respect to such Equity Holder's Equity Interests or (ii) would be inconsistent with this Agreement; provided, however, that this sentence of Section 8 shall not apply to (i) Paragon Capital, (ii) the HTD Stockholders if this Agreement terminates as to HTD and the HTD Stockholders pursuant to
         Section 7(b) or (iii) the Gemini Partners if this Agreement terminates as to Gemini and the Gemini Partners pursuant to Section 7(b). EPi, EPi Sub, HTD and Gemini each hereby represents and warrants that it has the capacity and all necessary power and authority to enter into this Agreement, that it has taken all necessary action to enter into and perform its obligations pursuant to this Agreement, and that this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally.

9. Representations, Warranties and Additional Covenants of EPi and the Post-Closing EPi Stockholders. The shares of EPi Common Stock to be issued pursuant to Sections 4, 5 and 6 above, when issued, will be duly authorized, validly issued, fully paid and non-assessable. EPi shall use its reasonable best efforts to register as promptly as practicable after the Effective Date, the shares of EPi Common Stock issued pursuant to the Merger Agreement, the shares of EPi Common Stock into which the Gemini Partnership Units are exchangeable pursuant to the Exchange Agreement and the shares of EPi Common Stock issued pursuant to the Herrick Redemption, the Feldman Redemption, and the Paragon Redemption, in accordance with the Registration Rights Agreement attached hereto as Exhibit A. Notwithstanding anything to the contrary contained in this Section 9, no shares of EPi Common Stock covered by
         Section 10 of this Agreement may be offered, sold or otherwise disposed of (i) in contravention of Section 10 of this Agreement or (ii) unless the transferee agrees in writing to be bound by the provisions of this Agreement as if he, she or it were a signatory hereto.

10. Lock-Up of Sale of Equity Interests of EPi Common Stock. Each of the Post-Closing EPi Stockholders (other than Paragon Capital) hereby irrevocably agrees that he, she or it will not, directly or indirectly, without the prior written consent of each of the other Equity Holders (other than Paragon Capital), for a period of 365 days after the Effective Date, sell, offer to sell, contract to sell, pledge, grant any option for the sale of or otherwise transfer or dispose of, or cause the disposition of (or agree to do any of the foregoing), any shares of EPi Common Stock (i) received in the Merger, the Herrick Redemption, the Feldman Redemption or the Paragon Redemption that are issued to Mr. Levine or (ii) issued pursuant to the Exchange Agreement, other than any pledge of such shares in connection with a bona fide loan transaction where the pledgee takes any such shares of EPi Common Stock subject to this Section 10, except that such shares of EPi Common Stock may be sold for the account of the Post-Closing EPi Stockholder if the amount of all shares of EPi Common Stock sold for the account of such Post-Closing EPi Stockholder within the preceding three months shall not exceed the greater of

                  (i) One percent of the shares of EPi Common Stock outstanding as shown by the most recent report or statement filed with the Securities and Exchange Commission by EPi; or

                  (ii) The average weekly reported volume in trading in such securities reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of placing the order to execute the transaction with the broker or the date of execution of the transaction directly with a market maker; or

                  (iii) The average weekly volume of trading in such securities reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 (Section 240.11A3-1) during the four-week period specified in paragraph (ii) of this Section.

         Prior to the expiration of such 365-day period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period that the undersigned is prohibited, as provided in the preceding sentence, from doing during such period except as required by applicable law.

11. Specific Performance. Each of the undersigned acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Equity Holders and Post-Closing EPi Stockholders hereunder shall be specifically enforceable and that each party hereto shall be entitled to injunctive or other equitable relief upon such a breach by any other party hereto or such party's transferees or assigns. Each Equity Holder and Post-Closing EPi Stockholder further agrees, on behalf of itself and its transferees and assigns, to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that each party hereto may have against another party hereto for any failure to perform his, her or its obligations under this Agreement.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles. Each Equity Holder and each Post-Closing EPi Stockholder agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, transferees, heirs and personal representatives of the such Equity Holder or Post-Closing EPi Stockholder.

13. Counterpart and Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, and all such counterparts will constitute but one instrument. This Agreement may be executed by any party hereto by facsimile, and each such executed counterpart shall be deemed to be validly executed and enforceable against each such party in accordance with its terms.


                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Equity Holder Agreement as of the day and year first above written.

ELECTROPHARMACOLOGY, INC.                                     HEALTHTECH DEVELOPMENT, INC.

By:/s/ Arup Sen                                               By:_________________________________
  -----------------------------------------                   Its: _______________________________
Its: Chairman & CEO


GEMINI BIOTECH L.P.                                           EPI SUB INC.

By: /s/ Krishna Jayaraman                                     By: /s/ Arup Sen
   ----------------------------------------                      ---------------------------------
Its: President/CEO, Gemini Biotech Inc.,                      Its: Chairman & CEO
     General Partner


Pre-Closing EPi Stockholders:

By:________________________________________                   By:_________________________________
      David Saloff                                             George Levine
      (259,199 shares of EPi Common Stock)                     (25,000 shares of EPi Common Stock)


20TH CENTURY ASSOCIATES:                                      PARAGON CAPITAL AT
                                                              SPEAR, LEEDS & KELLOGG:

By:________________________________________                   By:_________________________________
     John Banas, President                                      George Levine, Chairman
     (250,000 shares of EPi Common Stock)                       (604,104 shares of EPi Common Stock)

By:________________________________________                   By:_________________________________
      Norton Herrick                                              Murray Feldman
     (318,950 shares of EPi Common Stock and                      (692,361 shares of EPi Common Stock)
      242,950 shares of EPi Preferred Stock)


HTD Stockholders:

/s/ Arup Sen
------------------------------------------                    ____________________________________
Arup Sen                                                      James Kaput
(    shares of HTD Common Stock)                              (    shares of HTD Common Stock)


__________________________________________
Richard  Kneipper
(    shares of HTD Common Stock)


Gemini Partners:

/s/ Krishna Jayaraman                                         /s/ Shashikala Jayaraman
------------------------------------------                    -------------------------------------
Krishna Jayaraman (_% Partnership Interest)                   Shashikala Jayaraman (_% Partnership Interest)


Gemini Biotech Inc.

By: /s/ Krishna Jayaraman
   ------------------------
Its:President & CEO

                                   SCHEDULE A

Outstanding EPi Warrants to be Redeemed and Canceled
----------------------------------------------------


=========================================================================================================================
   Original                              Number of
     Issue                                 Equity        Exercise     Expiration
     Date             Issued To          Interests        Price          Date      Registration Rights/Other Terms
                                        (Post-split)
=========================================================================================================================
08/04/93        M. Feldman            11,622           5.03         08/04/98       Yes (in pre-split agreement only)
-------------------------------------------------------------------------------------------------------------------------
05/25/94        M. Feldman            38,741           5.03         05/25/99       Yes (in pre-split agreement only)
-------------------------------------------------------------------------------------------------------------------------
09/20/94        M. Feldman            23,244           5.03         09/20/99       Yes (in pre-split agreement only)
-------------------------------------------------------------------------------------------------------------------------
05/19/95        Paragon Capital       125,000          7.00         05/12/00       Yes; Section 3.2 - cashless exercise
-------------------------------------------------------------------------------------------------------------------------
05/19/95        Paragon Capital       62,500           6.00         05/12/00       Yes; Section 3.2 - cashless exercise
-------------------------------------------------------------------------------------------------------------------------
11/21/95        M. Feldman            300,000          6.25         11/21/00       Yes
-------------------------------------------------------------------------------------------------------------------------
11/13/95        N. Herrick            800,000          6.00         11/13/05       Yes
-------------------------------------------------------------------------------------------------------------------------
11/13/95        N. Herrick            250,000          7.50         11/13/05       Yes
-------------------------------------------------------------------------------------------------------------------------
11/13/95        N. Herrick            250,000          9.00         11/13/05       Yes
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


Outstanding EPi Preferred Equity Interests to be Redeemed and Canceled
----------------------------------------------------------------------

=========================================================================================================================
    Original                                      Number of Equity
      Issue               Issued To            Interests (Post-split)        Exercise Price    Expiration Date
      Date
=========================================================================================================================

11/13/95          N. Herrick                           242,950                    N/A                    N/A
-------------------------------------------------------------------------------------------------------------------------


                                  EXHIBIT 1.48


                       AGREEMENT OF LIMITED PARTNERSHIP OF

                         Gemini Health Technologies L.P.

                         A DELAWARE LIMITED PARTNERSHIP

THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") of Gemini Health Technologies L.P. (the "Partnership") dated as of the ____ day of ______________, 1998 is entered into by and between EPi Health Technologies, Inc., a Delaware corporation, as general partner (the "Company" or the "General Partner") and Gemini Biotech L.P., a Texas limited partnership, as limited partner ("Gemini" or the "Limited Partner" and collectively with the General Partner, the "Partners").

                                    RECITALS

         WHEREAS, the Partners desire to form a limited partnership under the Act for the purposes and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1 Definitions: For purposes of this Agreement, the following capitalized terms are defined as follows:

         1.1.1 "Act" shall mean the Revised Limited Partnership Act of the State of Delaware, as amended, replaced, modified or supplemented from time to time.

         1.1.2 "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Regulation Section 1.704- 1(b)(2)(ii)(C); and

                  (ii) Debit to such Capital Account the items described in Regulation Section 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

                  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation
                  Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently.

         1.1.3 "Affiliate" of a Person shall mean any other Person that directly or indirectly, through one or more intermediaries, has control of, is controlled by or is under common control with, such first Person. For the purpose of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         1.1.4 "Agreement" shall mean this Agreement of the Limited Partnership of the Partnership, as it may be amended from time to time.

         1.1.5 "Book Basis" of a Partnership asset shall mean the asset's adjusted tax basis, as determined for federal income tax purposes; provided, however, that (i) if Property is contributed to the Partnership the initial Book Basis of such Property shall be its fair market value on the date of contribution; (ii) if the Capital Accounts of the Partnership are adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of the Partnership's assets, the Book Basis of each such asset shall be adjusted to equal its fair market value as of the time of such adjustment in accordance with such Regulation; and (iii) the Book Basis of all assets shall be adjusted thereafter by depreciation and amortization as provided in Regulation
                  Section 1.704-1(b)(2)(iv)(g).

         1.1.6 "Business Day" shall mean a day other than a Saturday, Sunday or day on which banks in the State of Florida are required or authorized to close.

         1.1.7 "Capital Account" for any Partner shall mean such Partner's capital account determined in accordance with Section 4.1.

         1.1.8 "Capital Contributions" for any Partner shall mean the contribution(s) by such Partner of Property to the capital of the Partnership.

         1.1.9 "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of the Partnership in the form attached hereto as Exhibit A.

         1.1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.1.11 "Commission" shall mean the United States Securities and Exchange Commission.

         1.1.12 "Common Stock" has the meaning set forth in the Exchange Agreement.

         1.1.13 "Contribution Agreement" shall mean the Contribution Agreement dated as of the Effective Date between the Partnership, the Limited Partner and the Company in the form attached hereto as Exhibit B.

         1.1.14 "Deemed Value" shall mean as of any date, the total number of share of Common Stock issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Fair Market Value of a share of Common Stock on such date divided by the Percentage Interest of the Company on such date.

         1.1.15 "Earn-Outs" shall mean the additional shares of Common Stock that may be issued pursuant to (i) Section 3.6 of the Agreement of Merger and Plan of Reorganization among Electropharmacology, Inc., EPi Sub Inc. and HealthTech Development Inc. and (ii) Section 4.1 of the Gemini Contribution Agreement.

         1.1.16 "Effective Date" shall mean the date of this Agreement.

         1.1.17 "Exchange Agreement" shall mean the Unit Exchange Agreement dated as of the Effective Date among the Partnership, the Company and Gemini in the form attached hereto as Exhibit C.

         1.1.18 "Fair Market Value" shall mean, with respect to a share of Common Stock, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the valuation date. The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the National Market System of The Nasdaq Stock Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day,
                  (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the National Market System of The Nasdaq Stock Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Committee, or
                  (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the National Market System of The Nasdaq Stock Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the Common Stock shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate and provided further that, in connection with determining the Deemed Value of the Partnership Units for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an offering of Common Stock, then the Fair Market Value of the Common Stock shall be the offering price per share of the Common Stock sold.

         1.1.19 "Fiscal Year" shall mean the year end of the Partnership as determined pursuant to Section 9.4.

         1.1.20 "Gemini Non-Competition Agreement" shall mean the Non-Competition Agreement dated as of the Effective Date between the Partnership, Gemini and certain Affiliates of Gemini in the form attached hereto as Exhibit D.

         1.1.21 "General Partner" shall mean Inc., a Delaware corporation, and any other Person permitted to act as a general partner from time to time pursuant to the provisions of this Agreement, for so long as such Person is a General Partner hereunder.

         1.1.22   "IRS" shall mean the U.S. Internal Revenue Service.

         1.1.23 "Limited Partner" shall mean Gemini Biotech Ltd., a Texas limited partnership.

         1.1.24 "Net Profits" or "Net Loss" shall mean for each Fiscal Year or other period, the taxable income or loss of the Partnership determined in accordance with the accounting methods used by the Partnership for U.S. federal income tax purposes with the following adjustments:

                           (i) all items of income gain, loss or deduction allocated pursuant to Section 4.4 shall not be taken into account in computing taxable income or loss;

                           (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Profits and Net Losses shall be added to such taxable income or loss;

                           (iii) if the book value for Capital Account purposes of any asset differs from its adjusted basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such book value;

                           (iv) upon an adjustment to the book value for Capital Account purposes of any asset, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss;

                           (v) if the book value for Capital Account purposes of any asset differs from its adjusted basis for U.S. federal income tax purposes the amount of depreciation, amortization or other cost recovery deductions with respect to such asset shall for purposes of determining Net Profits and Net Losses be an amount that bears the same ratio to such book value for Capital Account purposes as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted basis; and

                           (vi) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be treated as deductible items.

         1.1.25   "Nonrecourse Deductions" has the meaning given in Regulation
                  Section 1.704-2(b)(1).

         1.1.26   "Nonrecourse Liability" has the meaning given in Regulation
                  Section 1.752-1(a)(2).

         1.1.27 "Option Plan" shall mean the 1993 Stock Option Plan of the Company, as amended December 13, 1996.

         1.1.28 "Partner Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.740-2(i)(3).

         1.1.29   "Partner Nonrecourse Debt" has the meaning given in Regulation
                  Section 1.704-2(b)(4).

         1.1.30 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such

                  Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(3).

         1.1.31 "Partner Nonrecourse Deductions" shall mean the partner nonrecourse deductions as defined in Regulations Section 1.704-(2)(i)(2).

         1.1.32   "Partners" shall mean the General Partner and the Limited
                  Partner.

         1.1.33 "Partnership" shall mean Gemini Health Technologies L.P., a Delaware limited partnership.

         1.1.34 "Partnership Units" shall mean the interest in the Partnership of a Partner. A Partner's ownership equity interest in the Partnership is represented by the number of Partnership Units such Partner holds, as set forth on Schedule E of this Agreement, which may be modified from time to time when additional Partnership Units are issued or Partnership Units are exchanged or assigned.

         1.1.35   "Partnership Minimum Gain" has the meaning given in Regulation
                  Section 1.704-2(b)(2) and 1.704-2(d).

         1.1.36 "Percentage Interest" shall mean the ratio, expressed as a percentage, that the number of Partnership Units held by a Partner bears to the total number of Partnership Units outstanding.

         1.1.37 "Permitted Transferee" shall mean, (i) in the case of the Company, any Affiliate of the Company and (ii) in the case of Gemini, Krishna Jayaraman and Shashikala Jayaraman.

         1.1.38 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, limited liability company, corporation or other entity.

         1.1.39 "Property" shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including cash, cash equivalents, general intangibles, real estate, equipment, inventory, goods and intellectual property.

         1.1.40 "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         1.1.41 "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         1.1.42 "Technology" shall mean all technologies, patented or unpatented, patentable or unpatentable, developed by or on behalf of, or assigned or assignable to Company or Gemini.

         1.1.43 "Transfer" shall mean any transfer, alienation, sale, assignment, pledge or other disposition or encumbrance, whether voluntarily or involuntarily, and shall include any direct or indirect change in control of a Person.

1.2 Interpretation: The following provisions shall govern the interpretation of this Agreement:

         1.2.1 The singular form of any word used herein, including the terms defined in Section 1.1., include the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other gender.

         1.2.2 Unless otherwise expressly indicated, all references herein to "Articles", "Sections" and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Agreement; and the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

         1.2.3 The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

         1.2.4 Each reference herein to any agreement, instrument or other document shall mean such agreement, instrument or document as from time to time amended, modified or supplemented in accordance with the terms hereof and thereof. The term "including" shall be construed to mean "including but not limited to."

                                    ARTICLE 2

                            ORGANIZATION AND PURPOSE

2.1 Formation: Subject to the provisions of this Agreement, the Partnership shall be a limited partnership pursuant to the provisions of the Act. The rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by this Agreement and the Act.

2.2 Name: The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Gemini Health Technologies L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate of the General Partner.

2.3 Purpose: The purpose and business of the Partnership shall be to, directly or indirectly:

         2.3.1 develop and exploit the Technology in such manner as the General Partner deems appropriate;

         2.3.2 acquire, hold, own, operate, lease, manage, maintain, improve, repair, replace, reconstruct, sell or otherwise dispose of and use the Property of the Partnership; and

         2.3.3 enter into any lawful transaction and engage in any lawful activity incidental to or in furtherance of the foregoing purposes.

2.4 Registered Office and Principal Place of Business: The registered office of the Partnership in the State of Delaware shall be located at c/o Corporation Service Company, 1013 Center Road, Wilmington, Delaware, 19801, and the registered agent for service of process on the Partnership at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be 2301 N.W. 33rd Court, Suite 102, Pompano Beach, Florida 33069 or such other place as the General Partner may from time to time designate.

2.5 Term: The Partnership's term shall commence on the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware and shall terminate on December 31, 2047 or as otherwise provided by this Agreement or by law.

2.6 Documents: The Partnership shall file the documents necessary to comply with the requirements of the laws of the State of Delaware for the formation, continuation and operation of a limited partnership. The General Partner agrees to execute all documents and to undertake all other acts, as reasonably may be deemed necessary, in order to comply with the requirements of the laws of the State of Delaware for the continuation and operation of limited partnerships.

2.7 Title to Partnership Property: All Property owned by the Partnership, whether real or personal, tangible or intangible, shall be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any such Property.

2.8 Qualifications: The General Partner shall cause the Partnership to comply with the laws of any jurisdiction where the Partnership engages in business for the operation of a foreign limited partnership. The General Partner agrees to execute and deliver all documents and to undertake all other acts, as reasonably may be deemed necessary, in order to comply with the requirements of the laws of any other jurisdiction where the Partnership engages in business for the formation, con tinuation and operation of a foreign limited partnership.


                                    ARTICLE 3

                            CAPITAL CONTRIBUTIONS AND
                        FINANCIAL OBLIGATIONS OF PARTNERS

3.1 Initial Capital Contributions.: On the Effective Date, (i) the Company shall make an initial Capital Contribution to the Partnership of the Company Contributed Property (as defined in the Company Contribution Agreement) and (ii) Gemini shall make an initial Capital Contribution to the Partnership of the Gemini Contributed Property (as defined in the Gemini Contribution Agreement). On the Effective Date, the Company and Gemini shall each own the number of Partnership Units set forth on Exhibit E.

3.2 Additional Capital Contributions: No Partner is required to make any additional Capital Contribution to the Partnership beyond its initial Capital Contribution, provided that if the Company (i) makes a primary offering of Common Stock, it shall invest the net proceeds of such offering in the Partnership in exchange for a number of Partnership Units determined as set forth below and (ii) if the Company issues any shares of Common Stock in exchange for Property, it shall contribute such Property to the Partnership in exchange for a number of Partnership Units determined as set forth below. The number of Partnership Units to be issued pursuant to clauses (i) and (ii) shall be calculated as follows:

                           APU = (CC/DV) x TPU

         where

         APU      =        number of additional Partnership Units to be issued

         CC       =        in the ease of a contribution of Property other
                           than cash, the fair value of the Capital
                           Contribution; in the case of a contribution of cash, the amount of such cash, provided, however, that in the case of a contribution by the Company of cash proceeds from a public or private Common Stock offering, the amount of cash for this purpose shall be determined without reduction for expenses of such offering

         DV       =        Deemed Value of the Partnership Units as of the date
                           of such Capital Contribution

         TPU      =        total number of Partnership Units outstanding
                           immediately prior to the Capital Contribution

3.3 Issuance of Common Stock Pursuant to Options: If at any time the Company issue shares of Common Stock pursuant to the Option Plan, it will contribute the proceeds therefrom (if any) to the Partnership as an additional Capital Contribution.

3.4 Issuance of Common Stock Pursuant to Earn-Outs: If at any time the Company issue shares of Common Stock pursuant to the Earn-Outs, the Partnership shall issue to the Company additional Partnership Units equal to the number of shares of Common Stock so issued, it being agreed that such Partnership Units shall be issued notwithstanding that no proceeds are received by the Company with respect to such issuance. The number of shares of Common Stock to be issued pursuant to this
         Section 3.4, shall be adjusted in accordance with the provisions of
         Article III of the Exchange Agreement, if applicable.

3.5 No Interest on Contributions or Capital Accounts: No Partner shall be entitled to interest on its Capital Contributions or on balances in its Capital Account..

3.6 Return of Capital Contributions and Capital Accounts: No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution or its Capital Account for so long as the Partnership continues in existence.

3.7 Liability of Limited Partners: Except to the extent provided by applicable law, no Limited Partner shall be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. Except to the extent provided herein and by applicable law, a Limited Partner shall have no liability in excess of the amount of its Capital Contributions and its share of the Partnership's Property and undistributed profits and shall not be required to repay to the Partnership, to any Partner or to any creditor of the Partnership any portion or all of any negative balance of its Capital Account.

3.8 Liability of General Partner: The General Partner is not personally liable to the Limited Partner for repayment of the Limited Partner's Capital Contribution. The General Partner shall have unlimited liability for the debts, liabilities, obligations and losses of the Partnership.

                                    ARTICLE 4

                                CAPITAL ACCOUNTS
            ALLOCATIONS OF NET PROFITS AND NET LOSSES AND TAX MATTERS

4.1 Capital Accounts: A separate capital account (a "Capital Account") shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contributions, all Net Profits allocated to such Partner pursuant to
         Section 4.2 including any items of income or gain specially allocated pursuant to Section 4.3 and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Property distributed to such Partner; and shall be debited with all Net Losses allocated to such Partner pursuant to Section 4.2 including any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 4.3, all cash and the fair market value of any Property (net of liabilities assumed by such Partner and the liabilities to which such Property is subject) distributed by the Partnership and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any Property contributed by such Partner to the Partnership. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Regulation
         Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any Section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any Partnership Interest in accordance with the terms of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

4.2 Allocations of Net Profits and Net Losses: Except as otherwise provided in this Agreement, Net Profits and Net Losses of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests.

4.3      Mandatory Allocations:

         4.3.1 Minimum Gain Chargeback: Except as otherwise provided in Regulation Section 1.704- 2(f), notwithstanding any other provisions of this Article 4, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulation
                  Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This
                  Section 4.3.1
                  is intended to comply with the minimum gain chargeback requirement in such sections of the Regulations and shall be interpreted consistently therewith.

         4.3.2 Partner Minimum Gain Chargeback: Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt for any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulation
                  Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.3.2 is intended to comply with the partner minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

         4.3.3 Qualified Income Offset: In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that cause or increase an Adjusted Capital Account Deficit of such Partner, items of income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. This Section
                  4.3.3 is intended to constitute a "Qualified Income Offset" within the meaning of Regulation Section 1.704-1(b)(2)(ii) and shall be interpreted consistently therewith.

         4.3.4 No Excess Deficit: To the extent that any Partner has or would have, as a result of any allocation of Partnership loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Partnership loss (or item thereof) shall be allocated to the other Partners in accordance with Section 4.2, but in a manner which will not produce an Adjusted Capital Account Deficit at to such Partners.

         4.3.5 Gross Income Allocation: In the event any Partner has a deficit Capital Account balance at the end of any Fiscal Year or other period that is in excess of the Adjusted Capital Account Deficit for such Partner, then such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3.5 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section 4.3.5 were not in this Agreement.

         4.3.6 Nonrecourse Deductions: Nonrecourse Deductions for any Fiscal Year shall be allocated to the Partners in accordance with their Percentage Interest.

         4.3.7 Partner Nonrecourse Deductions: Partner Nonrecourse Deductions for any Fiscal Year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner

                  Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

4.4 Tax and Code Section 704(c) Allocations: For U.S. Federal income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Net Profits and Net Losses and specially allocated items are allocated for Capital Account purposes; provided that with respect to any Property of the Partnership that has been reflected in the Partners' Capital Accounts at a value that differs from the adjusted basis for U.S. Federal income tax purposes of the Property, items of depreciation, amortization, and gain or loss, as computed for federal income tax purposes, shall be allocated between the Partners so as to take account of the variation between the adjusted basis, for U.S. Federal income tax purposes, of such Property and the value at which such Property is reflected in the Partners' Capital Accounts, in accordance with Code Section 704(c) and Regulation Sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i).

4.5 Reversal of Allocations: Any special allocations of items of income, gains, losses or deductions pursuant to Section 4.3 shall, to the extent possible, be reversed in computing subsequent allocations of Net Profits and Net Loss pursuant to this Article 4, so that the net amount of any item so allocated and the Net Profits and Net Loss and all other items allocated to each Partner pursuant to this Article 4 shall, to the extent possible, equal the net amount that would have been allocated to each such Partner pursuant to the provisions of this
         Article 4 had such special allocations pursuant to Section 4.3 not been made.

4.6 Revaluation Adjustments: The General Partner, upon advice of the Partnership's tax counsel that the Partnership is authorized pursuant to the provisions of Regulation Section 1.704-1(b)(2)(iv)(f), and that it is in the Partners' interest to do so, shall cause an increase or decrease in the Partners' Capital Accounts to reflect a revaluation of Partnership Property (including intangible assets such as goodwill) on the Partnership books. Any such revaluation shall be made strictly in compliance with the provisions of Regulation Section 1.704-1(b)(2)(iv)(f).

4.7 Required General Partner Allocation: Notwithstanding anything to the contrary contained herein, unless otherwise required by Code Section 734(b) or 704(c) or the Regulations applicable thereto, the interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit shall be equal to at least one percent (1%) at all times during the existence of the Partner ship.


                                    ARTICLE 5

                                  DISTRIBUTIONS

5.1 Distributions: Subject to Section 8.3, the amount and timing of distributions by the Partnership shall be determined in the discretion of the General Partner. Subject to Section 8.3, all distributions to the Partners shall be in proportion to their Partnership Units. For purposes of this Section 5.1 the Partnership Units of the Partners shall be determined as of the date of any such distribution.

5.2 Nature of Distributions: Distributions may be made in cash or other Property, or both, in the discretion of the General Partner.


                                    ARTICLE 6

                     POWERS AND OBLIGATIONS OF THE PARTNERS

6.1 General Partner to Manage Business: The General Partner shall be responsible for managing the affairs of the Partnership. The General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Partnership; provided however, that the day to day activities of the Partnership shall be managed by the Partnership's officers, chosen by and subject to the supervision of the General Partner. The General Partner shall make all Partnership decisions, and shall specifically have the authority to hire attorneys, accountants, and any other consultants or employees. The Limited Partner hereby consents to the exercise by the General Partner of the powers conferred on it under this Agreement.

6.2 Powers of General Partner: The General Partner shall possess and enjoy, without the need to obtain the consent of the Limited Partner, all the rights and powers necessary or desirable to carry out the purposes and business of the Partnership, and all of the power and authority as may be specifically stated in this Agreement or as may be otherwise provided by law, including, but not limited to, the power to:

         6.2.1 make all decisions concerning the operational aspects of the Partnership;

         6.2.2 pay from Partnership assets all expenses of organizing and conducting the business of the Partnership;

         6.2.3 make and enter into such contracts and incur expenses on behalf of the Partnership as the General Partner deems necessary or appropriate for the efficient conduct and operation of the Partnership's business;

         6.2.4 open bank accounts, savings accounts and other accounts and designate authorized signatories for such accounts;

         6.2.5 compromise, submit to arbitration, sue on or defend all claims in favor of or against the Partnership; commence or defend litigation that pertains to the Partnership or any Partnership Property, and arrange for the settlement of any pending or threatened litigation, by or against the Partnership, through compromise, arbitration or otherwise;

         6.2.6 do all acts the General Partner deems necessary or appropriate for the protection and preservation of the Partnership's Property;

         6.2.7 make distributions and allocations to the Partners in accordance with Article 5 hereof;

         6.2.8 designate officers of the Partnership as authorized signatories with the authority to execute on behalf of the Partnership any documents or instruments of any kind that the General Partner may deem appropriate or advisable to carry out the purposes of the Partnership;

         6.2.9 arrange for the preparation, execution and filing of federal, state and local income tax returns and pay any taxes on behalf of the Partnership, and contest any determination by the Internal Revenue Service that the General Partner deems to be adverse to the best interest of the Partnership;

         6.2.10 make all payments required of the Partnership under the terms of this Agreement, including such payments, fees and reimbursements as the General Partner, or any of its Affiliates, may be entitled to receive under the terms of this Agreement;

         6.2.11 invest Partnership funds on a temporary basis pending distribution, in such investments as the General Partner determines appropriate;

         6.2.12 employ Persons (including any Affiliate of a General Partner) for the operation and management of the Partnership and engage such other experts and advisers as the General Partner may deem necessary or advisable, in each case, on such terms and for such compensation (including bonuses and benefits) as the General Partner may determine;

         6.2.13 sell, license or otherwise dispose of any or all of the Property of the Partnership;

         6.2.14 enter into business asset or equity acquisitions, joint ventures and other strategic alliances, including mergers and consolidations;

         6.2.15 enter into financing arrangements or borrow money on behalf of the Partnership, and secure any such financings or borrowings by granting security interests and other liens on the Partnership's Property;

         6.2.16 approve the annual business plan for the Partnership, including the capital and operating budgets for the Partnership;

         6.2.17 take any action for the (A) commencement of a voluntary case under applicable bankruptcy, insolvency or similar law now or hereinafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law to the extent that the giving or withholding of such consent is within the Partnership's discretion, (C) consent to the appointment or taking possession of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Partnership or of any substantial part of the Partnership's Property or (D) making by the Partnership of a general assignment for the benefit of creditors;

         6.2.18 enter into any transaction with an Affiliate of a General Partner, provided that such transaction is on arms' length terms and conditions; and

         6.2.19 call a meeting of Partners from time to time as the General Partner deems necessary or advisable.

6.3 Other Interests of Partners: The General Partner shall conduct all of its business through the Partnership. The Limited Partner and its Affiliates shall be prohibited from competing with the Partnership to the extent set forth in the Gemini Non-Competition Agreement.

6.4      Limited Authority of Limited Partners:  The Limited Partner shall not:

         6.4.1    take part in the control of the business of the Partnership;

         6.4.2 execute any document that binds or purports to bind the Partnership;

         6.4.3 hold itself out as having the power or authority to bind the Partnership;

         6.4.4 undertake any obligation or responsibility on behalf of the Partnership;

         6.4.5 bring any action for partition or sale in connection with any Property of the Partnership, whether real or personal, or register or permit any lien or charge in respect of such Property; or

         6.4.6 take any action that may jeopardize the status of the Partnership as a limited partnership for U.S. Federal income tax purposes.

6.5 Reliance by Third Parties: Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of Property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the Property of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it was the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partner or the General Partner's representatives with respect to any business or Property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to enquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representatives with respect to any business or Property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representatives were duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

6.6 Compensation, Expenses and Reimbursement of the General Partner: All expenses incurred in connection with the organization of the Partnership shall be borne by the Partnership. The General Partner shall be reimbursed on a monthly basis for all fair and reasonable expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership or the General Partner or who is an employee of the Partnership or the General Partner). Such reimbursement shall be in addition to any reimbursement to a General Partner as a result of indemnification pursuant to Section 6.7 hereof.

6.7      Indemnification of Partners:

         6.7.1 The Partnership shall indemnify and hold harmless the Partners, their respective Affiliates, all of their respective officers, directors, partners, stockholders, employees, and agents and all of the officers, employees and agents of the Partnership (individually, an "Indemnitee"), from and against any and all losses, claims, demands, costs, damages, liabilities, and expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise ("Losses"), arising out of or incidental to the business of the Partnership, regardless of whether an Indemnitee continues to be a Partner, an Affiliate, or an officer, director, partner, stockholder, employee, or agent of a Partner or of an Affiliate at the time any such Loss is paid or incurred, if the Indemnitee's conduct did not constitute willful misconduct. The termination of any action, suit, or proceeding by settlement or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee's actions constituted willful misconduct.

         6.7.2 Expenses (including legal fees and expenses) incurred in defending any proceeding subject to subsection (a) of this
                  Section 6.7 shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

         6.7.3 The indemnification provided by this Section 6.7 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as General Partner or as a partner, stockholder, officer, director, employee or agent of a Partner, or as to action in the Indemnitee's capacity as a Person serving at the request of the Partnership as set forth above, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee. Such indemnification, however, shall only apply to Losses incurred by virtue of the Indemnitee's status as General Partner, Affiliate or officer, director, partner, stockholder, employee or agent thereof, and not as to Losses incurred in other capacities (for example, by virtue of otherwise contracting with the Partnership).

         6.7.4 The Partnership may purchase and maintain insurance on behalf of any one or more Indemnitees and other such Persons as the Partnership shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         6.7.5 Any indemnification hereunder shall be satisfied only out of the assets of the Partnership and no Partner shall be subject to personal liability by reason of these indemnification provisions.

         6.7.6 An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         6.7.7 The provisions of this Section 6.7 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

         6.7.8 Any Person that proposes to assert the right to be indemnified under this Section 6.7 shall, promptly after receipt of notice of any action that is subject to indemnification hereunder, notify the Partnership of the commencement of such action, enclosing a copy of all papers served. The failure so to notify the Partnership of any such action shall not relieve it from any liability that it may have to any Indemnitees hereunder, unless the Partnership is prejudiced thereby. In case any such action shall be brought and notice given to the Partnership of the commencement thereof, the Partnership shall be entitled to participate in, and to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and after notice from the Partnership to such Indemnitee of its election so to assume the defense thereof, the Partnership shall not be liable to such Indemnitee for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such Indemnitee at the request of the Partnership in connection with the defense thereof. The Indemnitee shall have the right to employ separate counsel and to participate in (but not control) any such action,but the fees and expenses of such counsel shall be the expense of such Indemnitee unless
                  (i) the employment of counsel by such Indemnitee has been authorized by the Partnership, (ii) the employment of separate counsel is necessitated by a conflicting interest among the Indemnitees or (iii) the Partnership shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of counsel shall be at the expense of the Partnership. The Partnership shall not be liable for any settlement of any action or claims affected without its written consent unless the Partnership has failed to assume the defense of any such action or claims.

6.8 Liability of the General Partner: The General Partner and its Affiliates and all officers, directors, partners, stockholders, employees and agents of the General Partner and its Affiliates shall not be liable to the Partnership or to the Limited Partner for any losses sustained or liabilities incurred as a result of any act or omission of the General Partner, its Affiliates or any such officers, directors, partners, stockholders, employees or agents if (i) the General Partner, such Affiliate, or such officer, director, partner, stockholder, employee or agent acted in good faith and in a manner it, he or she reasonable believed to be in, or not opposed to, the best interests of the Partnership, and (ii) the conduct of the General Partner, such Affiliate or such officer, director, partner, stockholder, employee or agent did not constitute willful misconduct. For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance upon the advice of legal counsel or accountants selected with reasonable care, shall be conclusively presumed to have been done or omitted to be done in good faith and not to constitute willful misconduct.

6.9 Reliance by General Partner: The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The General Partner may consult with legal counsel, and other consultants and advisers selected by it, and any advice of such Person as to matters which the General Partner believes to be within such Person's professional experience shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such advice.

6.10 Conversion to Corporate Form: If the General Partner shall determine that it is desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form, the General Partner may incorporate the Partnership or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership, provided that, the General Partner may not incorporate the Partnership within two (2) years from the Effective Date without the consent of the Limited Partner if to do so would have material adverse tax consequences to the Limited Partner. In connection with any such incorporation of the Partnership, the Partners shall receive, in exchange for their Partnership Units, shares of capital stock of such corporation having the same relative rights and preferences as to dividends and distributions and the same voting and transfer rights, subject in each case to any modifications required solely as a result of the conversion to corporate form (all such rights and preferences being referred to, collectively, as "Equity Rights"), as are set forth in this Agreement as among the holders of interests in the Partnership.

                                    ARTICLE 7

           TRANSFERS OF PARTNERSHIP UNITS AND WITHDRAWALS OF PARTNERS

7.1 General Restriction on Transfer of Partnership Units: Except as specifically set forth in this Article 7, neither the General Partner nor the Limited Partner may Transfer any Partnership Units.

7.2 Transfers Pursuant to Exchange Agreement: Subject to Section 7.4, the Limited Partner shall be permitted to exchange Partnership Units for shares of Common Stock pursuant to the terms and conditions set forth in the Exchange Agreement.

7.3 Assignments to Permitted Transferee: Subject to Section 7.4, the General Partner may at any time assign its Partnership Units to a Permitted Transferee and the Limited Partner, with the consent of the General Partner (such consent not to be unreasonably withheld) may assign its Partnership Units to a Permitted Transferee; provided that in all such cases such Partner and its Permitted Transferee complies with Section 7.5.

7.4      Specific Restrictions on Transfer of Partnership Units:

         7.4.1 No exchange or assignment of a Partnership Unit may be made if such exchange or assignment (i) would violate the then applicable federal or state securities laws or rules and regulations of the Commission, state securities commission, or rules and regulations of any other government agencies with jurisdiction over such exchange or assignment or (ii) would affect the Partnership's existence or qualification under the Act. If an exchange or assignment of a Partnership Unit is otherwise permitted hereunder, notwithstanding any provision hereof, no Partner shall exchange or assign all or any portion of such Partner's Partnership Units unless and until such Partner, upon the request of the Partnership, delivers to the Partnership an opinion of counsel, addressed to the Partnership, reasonably satisfactory to the Partnership, to the effect that (A) such Partnership Unit has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Partnership Unit is exempt from any registration requirements imposed by such laws and that the proposed exchange or assignment does not violate any other applicable requirements of federal or state securities laws and (B) that such exchange or assignment shall not adversely affect the tax status of the Partnership. Such opinion shall not be deemed delivered until the Partnership confirms to such Partner that such opinion is acceptable.

         7.4.2 Notwithstanding the other provisions of this Agreement, the General Partner shall monitor the exchange or assignment of Partnership Units to determine (i) if such Partnership Units are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and (ii) whether additional exchanges or assignments of Partnership Units would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which Partnership Units shall not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take (and cause its Affiliates to take) all steps reasonably necessary or appropriate to prevent any trading of Partnership Units or any recognition by the Partnership of exchanges or assignments made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

7.5 Requirements for Transfers: Notwithstanding anything to the contrary contained herein, in order for an assignment to take place pursuant to
         Section 7.3:

         7.5.1 the assignee must execute a counterpart of this Agreement or otherwise agree in writing to be bound by its terms;

         7.5.2 there shall have been compliance with relevant requirements of the Act and all other ap plicable legislation, including securities legislation;

         7.5.3 in the case of an assignment to a Permitted Transferee, evidence reasonably satisfactory to the General Partner must have been produced to the effect that the assignor is a Permitted Transferee and that such assignment will not result in a lien or charge upon or against Partnership assets; and

         7.6      the General Partner, acting reasonably, must be satisfied that
                  (i) the assignment or the assignee will not impair the ability of the Partnership to be taxed as a partnership for federal income tax purposes and (ii) the assignment will not cause the Partnership's tax year to close or the Partnership to terminate for federal income tax purposes under Section 708 of the Code.

7.7 Documentation and Costs: Any assignee shall execute any and all documents reasonably requested by the General Partner and shall pay all reasonable expenses incurred by the Partnership in connection with the assignment of Partnership Units, including the cost of the preparation, filing and publishing of any amendment to this Agreement.

7.8 Withdrawal: No Partner may withdraw from the Partnership without the prior written consent of the General Partner, which consent shall be within the absolute discretion of the General Partner.

7.9 Invalid Transfer: Any Transfer of a partnership interest that does not comply with the provisions of this Agreement shall be invalid and shall not vest any interest in the assignee.


                                    ARTICLE 8

                           DISSOLUTION AND LIQUIDATION

8.1 Dissolution: The Partnership shall dissolve on the first to occur of the following:

         8.1.1    The expiration of the term of the Partnership as provided in
                  Section 2.5;

         8.1.2 The sale of all of the assets of the Partnership and the collection and distribution of all proceeds (including interest on deferred payments) from such sale;

         8.1.3 The exchange pursuant to the Exchange Agreement of all of the Partnership Units held by the Limited Partner;

         8.1.4    At such time as required by the Act; or

         8.1.5    The determination of the Partners to dissolve the Partnership.

8.2 Continuation of Partnership: To the extent permitted by the Act, upon dissolution of the Partnership in accordance with Section 8.1.4 the remaining Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement if on the affirmative vote of the holders of a majority of Partnership Units. the Partners agree in writing (a) to continue the business of the Partnership and (b) to the appointment, if necessary, of a successor General Partner. Unless such an election is made within 90 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 90 days after dissolution, then (i) the reconstituted Partnership shall continue until dissolved in accordance with this
         Article 8 and (ii)

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
         all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership.

8.3 Winding Up Affairs and Liquidation: Upon the dissolution of the Partnership, the General Partner or the Persons required or permitted by law to carry out the winding up of the affairs of the Partnership (the "Liquidator") shall promptly notify all Partners of such dissolution, shall proceed to the liquidation of the assets of the Partnership by converting such assets to cash insofar as deemed practicable by the General Partner or the Liquidator, shall wind up the affairs of the Partnership, and, after paying or providing for the payment of all liabilities and obligations of the Partnership, shall distribute the proceeds of liquidation and other assets of the Partnership as provided by law and the terms of this Agreement.

8.4 Distribution on Dissolution: The proceeds of liquidation and other assets of the Partnership shall be applied and distributed in the following order of priority:

         8.4.1 To the payment of debts and liabilities of the Partnership (including any loans and advances that may have been made by any of the Partners, or amounts owing to any of the Partners) and the expenses of liquidation;

         8.4.2 To the setting up of any reserves that the General Partner or the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves shall be paid over to an escrow holder approved by the General Partner or the Liquidator to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period, as the General Partner or the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

         8.4.3 Any balance then remaining shall be distributed to the Partners in accordance with their Capital Accounts. Each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive any specific Property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

8.5 Assets Other Than Cash: Assets of the Partnership, with the approval of the General Partner, may be distributed in kind on the basis of their then appraised value. For purposes of making such distribution only, the unrealized profit or loss on any such asset (based on its fair market value) shall be first allocated among the Partners and the distribution of the asset shall be treated as a distribution of cash equal to the fair market value of such asset.


                                    ARTICLE 9

                                 FISCAL MATTERS

9.1 Books and Records: The Partnership shall keep complete and up to date books and records at its office setting forth a true and accurate account of all business transactions arising out of and

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

         in connection with the conduct of the Partnership's business. The Partnership shall also maintain at its office the following:

         9.1.1 A current list of each Partner set forth in alphabetical order, together with each Partner's Capital Contributions and Partnership Units;

         9.1.2 A copy of the certificate of limited partnership of the Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

         9.1.3 Copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six
                  (6) most recent Fiscal Years;

         9.1.4 Copies of the original of this Agreement and all amendments thereto;

         9.1.5 Financial statements of the Partnership for the six (6) most recent Fiscal Years; and

         9.1.6 The Partnership's books and records for the then current year and the past three (3) Fiscal Years.

         The General Partner shall make available to the Partnership's auditors or accountants or other duly authorized representatives of the Partnership such information and material as may be required by such auditors, accountants or authorized representatives and shall otherwise give such cooperation as may be reasonably necessary for the auditors, accountants or authorized representatives to carry out their duties to the Partnership in accordance with the provisions hereof.

9.2 Access to Books and Records: Upon the reasonable request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the Limited Partner's expense, the current list of Partners, a copy of the certificate of limited partnership of the Partnership and all amendments thereto, copies of this Agreement and all amendments thereto and a copy of any state filings by the Partnership. A Limited Partner shall have the right on reasonable request to inspect and copy during normal business hours any of the Partnership's records required to be maintained pursuant to Section 9.1 (other than those deemed by the General Partner to be confidential) and to obtain from the General Partner promptly after becoming available, a copy of the Partnership's federal, state and local income tax or information returns and reports for each Fiscal Year. The General Partner shall promptly furnish to a Limited Partner a copy of any amendment to this Agreement executed by the General Partner pursuant to a power of attorney from a Limited Partner.

9.3 Tax Returns: The General Partner shall cause the Partnership to file when due all federal, state and local income tax or information returns due under laws in force in the United States and to withhold and remit to the appropriate governmental agencies any amounts required to be paid under applicable laws.

9.4 Fiscal Year: The "Fiscal Year" of the Partnership shall mean the year as determined under Code Section 706(b).


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

9.5 Accounting and Tax Elections: All decisions as to accounting matters and all elections required or permitted to be made by the Partnership under the Code, including elections pursuant to Code Sections 732(d) and 754 (or corresponding provisions of succeeding law or state law) shall be made by the General Partner.

9.6 Information for the General Partner: The Partnership shall prepare all such records and information as may be necessary for the General Partner to use for the proper filing of all documents required to be filed by the General Partner with the Commission.


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1 Notices: Except as otherwise provided herein, any notice, consent, waiver, offer, request, or vote, required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) upon delivery thereof if delivered by messenger or courier service to the Partner to be notified, or (ii) upon acknowledgment of receipt thereof if transmitted to a valid telecopier number for the Partner to be notified; in each case the Partner is to be notified at the address and telecopier numbers on Exhibit E.

10.2 Limited Power of Attorney: The Limited Partner, by the Limited Partner's execution of this Agreement, irrevocably constitutes and appoints the General Partner as the Limited Partner's true and lawful attorney and agent, with full power and authority in the Limited Partner's name, place and stead to execute, acknowledge and deliver and to file or record in any appropriate public office:

         10.2.1   this Agreement and counterparts thereof;

         10.2.2 all instruments that the General Partner deems appropriate to reflect any amendment, change or modification to the Partnership or to this Agreement in accordance with the terms hereof; including, without limitation, any amendment to this Agreement and/or to any certificate or other instrument that may be necessary, desirable or appropriate to re flect or comply with the provisions of Sections 2.1 and 2.8;

         10.2.3 all certificates and instruments and amendments thereto that the General Partner deems necessary or appropriate to form, qualify or continue the qualification of the Partnership in or otherwise comply with the laws of any jurisdiction where the Partnership may do business or own or lease Property in order to maintain the limited liability of the Limited Partner and to comply with all applicable laws of such jurisdiction;

         10.2.4 all conveyances and instruments that the General Partner deems appropriate or necessary to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement;

         10.2.5 any and all other certificates and instruments that may be required to be filed by the Partnership under the laws of the United States or in any jurisdiction therein; and

         10.2.6 all transfers, certificates and other documents and to make all such statements as may, in the opinion of the General Partner, be necessary or desirable in order to carry through to completion any exchange or assignment of a Partnership Unit pursuant to the terms of this Agreement.

         This power of attorney shall be deemed to be coupled with an interest and shall survive the exchange or assignment by the Limited Partner of its Partnership Units. Notwithstanding the existence of this power of attorney, each Limited Partner agrees to join in the execution, acknowledgement and delivery of the instruments referred to above if requested to do so by the General Partner. The power of attorney granted to the General Partner is a limited power of attorney that does not authorize the General Partner to act on behalf of the Limited Partner except to execute the documents described in this Section 10.2.

10.3 Integration: This Agreement, the agreements referred to herein and the agreements referred to therein set forth the entire agreement between the parties with regard to the subject matter here of. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby.

10.4 Applicable Law: This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware.

10.5 Counterparts: This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all the parties. It shall not be necessary for each party to execute the same counterparts.

10.6 Severability: In case any one or more of the provisions contained in this Agreement or any application of the provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or the remaining applications shall not in any way be affected or impaired.

10.7 Captions: The captions and headings in this Agreement are for convenience only and shall not be considered in interpreting any provision of this Agreement.

10.8 Binding Effect: Except as otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, successors and assigns.

10.9 Gender and Number: Whenever required by the context, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and the masculine, fem inine and neuter genders shall each be deemed to include the other.

10.10 Amendment: Except as otherwise provided, this Agreement may be amended in whole or in part only by an agreement in writing signed by the General Partner and all the Limited Partner.

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

10.11 Exhibits: Exhibits referred to in this Agreement are incorporated by reference into this Agreement.

10.12 Partnership Tax Audits: The General Partner is designated as the Partnership's "Tax Matters Partner" (the "TMP") in accordance with the provisions of Code Section 6231(a)(7). The TMP shall receive no compensation for its services as the TMP.

10.13 Arbitration: Any controversy or claim arising out of or relating to any interpretation, breach or dispute concerning any of the terms or provisions of this Agreement, which is settled in writing within thirty
         (30) days after it arises, shall be settled by arbitration in Delaware or such other jurisdiction as the parties may agree upon, in accordance with the laws of the State of Delaware and under the rules then obtaining of the American Arbitration Association (or any successor thereto), and judgment upon the award rendered in said arbitration shall be final and may be entered in any court in the State of Texas or Florida or elsewhere having jurisdiction thereof.
         Any party hereto may apply for such arbitration.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                  EPi HEALTH TECHNOLOGIES INC.


                                                  By:  /s/ Arup Sen
                                                       ---------------------
                                                           Arup Sen


                                                  GEMINI BIOTECH LTD.


                                                  By: /s/ Krishna Jayaraman
                                                      ----------------------
                                                          Krishna Jayaraman



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